As filed with the Securities and Exchange Commission on September 16, 2008

File No: 333-152316

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3 TO

FORM F-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

INDAS GREEN ACQUISITION CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Ashish Wadhwani, Chief Executive Officer
Level 30-31, Six Battery Road
Raffles Place
Singapore 049909
Telephone: 65 6320 8360

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Ashish Wadhwani, Chief Executive Officer
Level 30-31, Six Battery Road
Raffles Place
Singapore 049909
Telephone: 65 6320 8360

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Asim Grabowski-Shaikh, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street New York, New York 10017 (212) 370-1300 Fax: (212) 370-7889	Jose Santos, Esq. Maples and Calder P.O. Box 309, Ugland House South Church Street, George Town Grand Cayman Cayman Islands, KY1-1104 (345) 949-8066 Fax: (345) 949-8080	Mitchell S. Nussbaum, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 Fax: (212) 407-4990

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Security to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one ordinary share, $0.0001 par value, and one Warrant(2)	6,037,500	$8.00	$48,300,000	$1,898.19
Ordinary shares included as part of the Units(2)	6,037,500	—	—	—	(3)
Warrants included as part of the Units(2)	6,037,500	—	—	—	(3)
Ordinary shares underlying the Warrants included in the Units(2)(4)	6,037,500	$5.00	$30,187,500	$1,186.37
Underwriters’ Unit Purchase Option	1	$100	$100	$0
Units underlying the Underwriters’ Unit Purchase Option (“Underwriters’ Units”)(4)	262,500	$10.00	$2,625,000	$103.16
Ordinary shares included as part of the Underwriters’ Units(4)	262,500	—	—	—	(3)
Warrants included as part of the Underwriters’ Units(4)	262,500	—	—	—	(3)
Ordinary shares underlying the Warrants included in the Underwriters’ Units(4)	262,500	$5.00	$1,312,500	$51.58
Total			$82,425,000	$3,239.30	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 787,500 Units, 787,500 Ordinary Shares, 787,500 Warrants underlying such Units and 787,500 Ordinary Shares underlying the Warrants included in such Units, which may be issued upon exercise of a 30-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of share splits, share dividends or similar transactions.
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, SEPTEMBER 16, 2008

$42,000,000

INDAS GREEN ACQUISITION CORPORATION

5,250,000 units

IndAS Green Acquisition Corporation is a recently incorporated blank check Cayman Islands exempted company formed for the purpose of acquiring, engaging in a share capital exchange, share reconstruction or amalgamation with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with or which results in one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry or to any geographic location, although we intend to focus our efforts initially on target businesses in the alternative energy, energy or environmental industries with operations in the Republic of India or members of the Association of Southeast Asian Nations, referred to herein as the ASEAN Member Nations, composed of Brunei Darussalam, Cambodia, Indonesia, Lao PDR, Malaysia, Myanmar, Philippines, Singapore, Thailand and Vietnam. If we have entered into a definitive agreement for a business combination within 24 months from the date of this prospectus, we may extend the period of time to consummate such business combination by 12 months if we require additional time if (i) a majority of our public shareholders approve such extension of our corporate life and (ii) public shareholders, if any, exercising their redemption rights constitute less than 40% of the ordinary shares sold in this offering, as described in this prospectus. We refer to the 36 month period as the extended period throughout this prospectus. If we fail to consummate a business combination within the applicable time period, we will liquidate and distribute to our public shareholders the net proceeds of this offering, plus interest, less certain costs, each as described in this prospectus. We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit is being sold at a purchase price of $8.00 per unit and consists of one ordinary share and one redeemable warrant, or warrant. Each warrant entitles the holder to purchase one ordinary share at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or one year from the date of this prospectus, and will expire four years from the date of this prospectus, or earlier upon redemption.

Mission NewEnergy Limited, or Mission, our sponsor, Value Insights, LLP, or Value Insights, an affiliate of Ashish Wadhwani, our chief executive officer, Chardan Capital Markets, LLC, the representative of the underwriters and two of our existing shareholders, South Ferry # 2, LP and Platinum Partners Value Arbitrage Fund LP have agreed to purchase from us 2,462,500 warrants, or insider warrants, at a price of $0.80 per warrant, in a private placement that will occur no less than one business day prior to the date of this prospectus. The purchase price of these insider warrants ($1,970,000) will be added to the proceeds from this offering held in the trust account. The insider warrants will be identical to those sold in this offering, except that the insider warrants (i) will not be subject to redemption, (ii) may be exercised on a “cashless” basis and (iii) may not be sold, assigned or transferred until after consummation of a business combination.

We have granted Chardan Capital Markets, LLC, the representative of the underwriters, a 30-day option to purchase up to 787,500 additional units (over and above the 5,250,000 units referred to above) solely to cover over-allotments, if any. We have also agreed to sell to the underwriters for $100, as additional compensation, an option to purchase up to 262,500 units at a per unit price of $10.00. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, ordinary shares or warrants. Our units have been approved for listing on the NASDAQ Capital Market, or NASDAQ, under the symbol “IGACU”. Once the securities comprising the units begin separate trading, the units will continue to trade under the symbol “IGACU” and the ordinary shares and warrants will be listed on NASDAQ under the symbols “IGAC” and “IGACW”, respectively. The ordinary shares and warrants will trade separately on the 10th day following the earlier of the over-allotment option’s (i) expiration, (ii) exercise in part (if subsequently terminated) or (iii) exercise in full.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 18 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for shares may be made to the public in the Cayman Islands.

	Public Offering Price	Underwriting Compensation(1)(2)	Proceeds, Before Expenses, to Us
Per unit	$8.00	$0.56	$7.44
Total	$42,000,000	$2,940,000	$39,060,000

(1)	Includes deferred underwriting compensation in the amount of $1,470,000, or $0.28 per unit, payable to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed for cash by those shareholders who voted against the extended period and/or business combination, as the case may be, and exercised their redemption rights.
(2)	Includes a non-accountable expense allowance in the amount of 1.0% of the gross proceeds, or $0.08 per unit ($420,000), payable to the underwriters.

Of the proceeds we receive from this offering and the private placement, as described in this prospectus, $42,000,000 ($8.00 per unit) will be deposited into a trust account at , maintained by Continental Stock Transfer & Trust Company, acting as trustee. This amount includes deferred underwriting compensation in the amount of $1,470,000, or $0.28 per unit, payable to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed for cash by those shareholders who voted against the extended period and/or business combination, as the case may be, and exercised their redemption rights.

The underwriters are offering the units for sale on a firm-commitment basis. Chardan Capital Markets, LLC, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about [], 2008.

Chardan Capital Markets, LLC	Macquarie

The date of this prospectus is , 2008.

You should rely only on the information contained in this registration statement of which this prospectus forms a part. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.

Unless otherwise stated in this prospectus

•	the information in this prospectus and all per-share information has been adjusted to reflect the contribution back to our capital shares of an aggregate of 71,875 ordinary shares by certain existing shareholders at no cost to us that was effected in June 2008. The contribution was effected to ensure that the ordinary shares included in the units being sold to the public in this offering represent approximately 80% of our outstanding share capital following the consummation of this offering. All references in the accompanying financial statements to the number of ordinary shares outstanding have been retroactively restated to reflect the June 2008 contribution of shares; and
•	the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

The Company

We are a blank check company incorporated under the laws of the Cayman Islands as an exempted company with limited liability on January 16, 2008. Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands. We were incorporated for the purpose of acquiring, engaging in a share capital exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with or which results in one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry or to any geographic location, although we intend to focus our efforts initially on target businesses in the alternative energy, energy or environmental industries with operations in India or any of the ASEAN Member Nations.

Because we are a foreign private issuer, we are exempt from the proxy rules as promulgated under the Securities Exchange Act of 1934, as amended. At the time we seek approval from our shareholders of the proposal to approve the extended period, if any, or our initial business combination, we will not be required to file with the SEC preliminary proxy solicitation materials regarding the extended period or our business combination, but will rather prepare and mail proxy solicitation materials in accordance with Cayman Islands law and, as required, file such materials with the SEC after mailing. However, we have agreed with the underwriters to include such information and materials in our proxy statement as would be required if we were subject to the SEC proxy rules. Further, we intend to file reports on form 6-K and quarterly and annual reports in conformity with Exchange Act requirements applicable to domestic companies, and all financial statements included therein will be prepared in accordance with either U.S. generally accepted accounting principles, or GAAP, or international financial reporting standards, or IFRS.

Opportunities in India and ASEAN Member Nations

We believe India and the countries comprising the ASEAN Member Nations represent attractive environments for a target alternative energy business for several reasons including, among others, that such region:

•	represents a large consumption center for energy;
•	represents a center for rapid growth in energy consumption;
•	contains some of the fastest growing economies in the world and investments in energy are increasing to support this economic growth;
•	has diverse sources of energy and alternate energy, including multiple feedstocks and other inputs for, and is becoming a production hub of, various forms of alternative energy including wind, hydro, solar, biodiesel, ethanol and coal derivatives;
•	currently depends on the import of energy for a vast majority of its energy needs, thereby providing a need for greater in-region energy control and security;
•	presents among the lowest cost production bases for alternative energy sources like biodiesel; and

•	encourages investments in the growth of feedstocks required for large scale production of biofuels and other alternate energy sources.

As of September 9, 2008, oil prices increased to $103 per barrel from nearly $30 per barrel in 2004. In addition, there is a growing global political and social drive to protect the environment through increase in use of renewable energy and reduction in carbon emissions. Although alternative energy is generally more expensive than petroleum energy, as alternative energy evolves through its growth and development phase, we believe it will become more competitive and benefit from the introduction of newer technologies and from the support of emerging markets. Alternative energy will also become more attractive as petroleum-based energy continues to rise in cost. Our management believes that the alternative energy, energy and environmental industries, including the biofuel sector of the energy industry, are also growing rapidly due to increasing concern about the security of the world’s oil supply. Governments around the world are engaged in instituting a variety of legislative measures to facilitate and incentivize investment in the alternative energy, energy and environmental industries.

India and the countries comprising the ASEAN Member Nations also have a variety of energy and alternative energy sources in use. Certain incentives to attract investments for alternative energy, such as tax exemptions and/or allowances, goals for usage, guaranteed pricing or purchasing and capital subsidies are provided by the governments of each of India, Singapore, Thailand, Indonesia and Malaysia. Although the regulatory framework for alternative energy differs in each local market, such framework generally favors investment in energy, alternative energy and environmental protection projects.

India and the countries comprising the ASEAN Member Nations benefit substantially from the carbon credit regime established by the Kyoto protocols. The Kyoto Protocol is a protocol to the international framework convention on climate change with the objective of reducing greenhouse gasses that cause climate change. As a result of the protocol, 36 developed countries (plus the European Union as a party) are required to reduce greenhouse gas emissions to the levels specified for each of them in the treaty. The Kyoto Protocol includes “flexible mechanisms” which allow companies in developed countries to meet their greenhouse gas emission limitation by purchasing emissions reductions, or carbon credits, from companies in emerging economies. As a result, certain companies based in Europe purchase carbon credits from companies based in emerging markets, such as India and China, to meet their requirements at reduced costs. We believe that the business generated from the sale of carbon credits will benefit us.

Although we believe there are many positive trends that make acquisition candidates within India and the ASEAN Member Nations in each of the energy, environmental and alternative energy industries attractive, there are various risks of acquiring a business in such industries or geographic regions, specifically substantial government regulation and political instability. Depending on the geographic location or industry segment in which we ultimately consummate our initial business combination, we may be required to spend substantial amounts of time and money in complying with such governmental regulations.

Our Management

We will seek to capitalize on the significant experience of our directors and officers who possess a substantial level of public market, private equity and capital raising experience within the alternative energy, energy and environmental industries as investors, operators and managers. We believe that we will be able to benefit from our presence and experience in India. Mission employs approximately 300 persons in India. Additionally, Arvind Bansal, our president and director, currently resides in Mumbai, India, and both Mr. Bansal and Ashish Wadhwani, our chief executive officer and director, have extensive professional experience in India. Our directors and officers collectively have over 75 years of experience in structuring, negotiating, managing and consummating mergers and acquisitions. None of our sponsor, officers or directors or the respective affiliates controlled by such persons is currently associated with any other blank check company. While not prohibited from doing so, our sponsor, directors and officers have no current intention of purchasing units in the offering.

Nagarajan Balasubramanian, our chairman, served for 36 years in the Indian banking sector as chairman and managing director of the Small Industries Development Bank of India. He is currently a director on the boards of several companies including GTL Infrastructure Ltd., JP Morgan Mutual Fund Ltd., and ICICI Venture Fund Ltd.

Arvind Bansal, our president and director, has been the executive director of Mission, our sponsor, since the commencement of its operations in 2006. As the executive director of Mission, Mr. Bansal has led new initiatives and acquisitions, directed fund raising, and developed the growth of Mission Biofuels India Pvt Ltd., or Mission India, a subsidiary of Mission which focuses on the business of biofuels feedstock. Between 1994 and 2001, Mr. Bansal worked in the investment banking industry in India on transactions in financial institutional equity (venture capital and private) funding, strategic equity sourcing and merger and acquisition activities. During his career, Mr. Bansal has closed transactions worth over U.S. $500 million for his clients (involving a total market capitalization exceeding U.S. $3 billion) with companies including the Carlyle Group, Capital International, Citicorp Venture Capital and Commonwealth Development Corporation.

Ashish Wadhwani, our chief executive officer, secretary and director, is a majority owner of Value Insights, a strategic and mergers and acquisitions advisory services firm he founded in 2006. Mr. Wadhwani has nearly 14 years of advisory experience across Asia (including ASEAN Member Nations), India and Europe with leading international consulting firms. During his career, Mr. Wadhwani has consulted for over 25 companies in market and business strategy, mergers and acquisitions and performance improvement. He has also worked with Tata Industries Ltd. in developing business plans for the Tata Group, including ventures in power, steel, coke and co-generation. His primary focus has been in the energy, commodities and utility sectors.

Robert Lees, a member of our board of directors, is a senior executive with approximately 30 years of global experience working with decision makers at the most senior levels of business and government across the Asia-Pacific region, and has developed strong relationships across these communities. Mr. Lees is experienced in implementing growth opportunities for American and other organizations seeking to penetrate the Chinese and Asia-Pacific markets. Between 2006 and 2007, Mr. Lees served as the chief executive officer of the Pacific Basin Economic Council, or PBEC, the oldest and largest organization of senior business executives in the Asia-Pacific region.

Tyler Tibbetts, a member of our board of directors, has nearly 35 years of experience in the utility industry, including approximately 15 years of experience focused primarily on Southeast Asia (including certain countries that are ASEAN Member Nations).

To date, our efforts have been limited to organizational activities and activities relating to this offering, and neither we nor anyone acting on our behalf has identified any potential target businesses. We have agreed not to enter into our initial business combination with any of our officers, directors, existing shareholders, including our sponsor, or any of their affiliates. We expect, from time to time, after the offering is completed, that the contacts of our management and directors will advise either our management team or directors of the existence of one or more potential acquisition candidates or that potential acquisition candidates will become known to our management team or directors through their other business activities. Our management will evaluate these leads and determine whether to pursue discussions with any of these candidates.

Our Corporate Sponsor

Mission NewEnergy Limited

Mission, our sponsor, is an alternative energy company specializing in the integrated production of biodiesel fuel from the feedstock of crude palm oil and Jatropha oil and the sale of biodiesel fuel to the international market. We were established, in part, by Mission, because it perceives our company as an attractive investment opportunity for Mission and its shareholders by (i) allowing Mission, as a shareholder of ours, to explore a larger number of opportunities in the alternative energy, energy or environmental industries than may otherwise be available to Mission in a manner that would not entail substantial changes to Mission’s capital structure; and (ii) potentially permitting Mission, as a company operating primarily in the biodiesel sector of the alternative energy industry, to diversify into other sectors of the alternative energy, energy or environmental industries through its investment in our company.

Mission operates a biodiesel refinery facility, located in Kuantan Port, Malaysia, which has the capacity to produce 100,000 tpa, or tones per annum (30,000,000 gallons per annum, or gpa), using crude palm oil as its primary feedstock, and has the capacity to produce 4,000 tpa (1,200,000 gpa) of palm fatty acid distillate and 10,000 tpa (3,000,000 gpa) of 99.7% pure pharmaceutical grade glycerine. This refinery commenced trial production towards the end of November 2007, and produced approximately 7,000 tonnes (2,100,000 gallons) of biodiesel in its financial year ending June 30, 2008. Mission exports all production from this refinery.

Mission is currently constructing its second biodiesel facility adjacent to its first facility at Kuantan Port, which is scheduled to be completed in September 2008. This facility is expected to produce 250,000 tpa (75,000,000 gpa) of biodiesel, 10,000 tpa (3,000,000 gpa) of palm fatty acid distillate and 25,000 tonnes (7,500,000 gallons) of 98% pure industrial grade glycerine. Once the second facility is operative, Mission will be one of the largest biodiesel producers in the ASEAN region.

As of July 31, 2008, Mission (including its subsidiaries) had over 120,000 hectares of planted Jatropha Curcas. As the planted Jatropha Curcas is still in its early stages of growth, there has not yet been a material yield of seeds. Mission expects those plants to produce a material yield of seeds in late 2008 and in 2009.

Mission is also developing large scale acreages in India of Jatropha Curcas, an inedible oil seed usable as feedstock for the production of biodiesel and electricity generation, through its 99% owned Indian subsidiary, Mission India. Through a variety of commercial arrangements, Mission India has over 40,000 hectares of planted Jatropha Curcas and also operates its own Jatropha Curcas nurseries. Mission India actively pursues Jatropha Curcas production and acquisition.

Mission, by virtue of being our sponsor, will be able to participate in acquisitions in the energy, alternative energy and/or environmental industries in a non-dilutive and debt-free manner. Although Mission is presented with unsolicited opportunities to acquire biofuels businesses on a daily basis (which Mission analyzes to determine market trends in the various sectors of the alternative energy industry), neither Mission nor any of its affiliates has taken any steps or contacted or been solicited by any potential target businesses with respect to us.

Mission was incorporated under the laws of Australia on November 17, 2005, and its ordinary shares trade on the Australian Stock Exchange under the symbol “MBT.” Mission completed its initial public offering of ordinary shares at an offering price of $1.00 (Australian) per share on May 5, 2006. Mission is headquartered in Perth, Australia and has offices in each of Kuala Lumpur and Kuantan Port, Malaysia, throughout India and in Beijing, China. Mission has successfully raised approximately $108,000,000 (Australian) in capital from unaffiliated investors. As of June 30, 2008, Mission’s aggregate net assets and equity totaled $45,573,000 (Australian), and Mission’s cash balance totaled $24,993,000 (Australian). During the financial year ended June 30, 2008 (its most recent published accounts), Mission earned total revenue of $24,079,000 (Australian), EBIDTA (earnings before interest, depreciation, taxes and amortization) of $7,926,000 (Australian) and net income of $2,228,000 (Australian). Mission has not declared any dividends since inception. As of August 29, 2008, the last traded price of Mission’s shares was $0.680 (Australian) per share.

Conflicts of Interest

Various actual or potential conflicts of interest may arise from certain other business activities in the alternative energy, energy, or environmental industries of our sponsor, directors and officers. In the course of their other business activities, our officers, directors, and sponsor and their affiliates may have conflicting fiduciary duties or contractual obligations in determining to which entity time should be allocated or a particular business opportunity should be presented. We cannot assure you that these potential conflicts will be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to our officers, directors, sponsor and their affiliates.

Our directors and officers are not required to commit their full time to our affairs, and accordingly they may have conflicts of interest in allocating their time among their various business activities. Investors should be aware of the following potential conflicts of interest.

•	Since our sponsor, directors and officers own ordinary shares and warrants which will be released from escrow only if a business combination is successfully completed, which securities will expire worthless if a business combination is not consummated, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The financial interests of our sponsor, directors and officers may influence the motivation of our directors and officers in identifying and selecting a target business, timely completion of business combination and securing the release of their securities.
•	Approximately $1,644,905 of the investment in us by our sponsor and directors and officers will be lost if we do not consummate a business combination. This amount is comprised of consideration paid for the insider shares and insider warrants.
•	Upon the date of this prospectus, our existing shareholders will own 20% of our ordinary shares (which does not include exercise of the insider warrants) which significant ownership interest may dissuade potential acquirers from seeking control of us after we complete our initial business combination and buying our ordinary shares at a price that our shareholders may deem beneficial.
•	None of our directors or officers has any obligation to present us with any opportunity for a potential business combination of which he or she becomes aware prior to his or her presentation of such opportunity to an entity to which he or she has a fiduciary duty or pre-existing contractual relationship unless such opportunity is presented (i) by Mr. Wadhwani, our chief executive officer, and such opportunity satisfies our 80% fair market value threshold test and is within the alternative energy, energy or alternative energy industries, (ii) by Mr. Bansal, our president and director, who, as an executive director of Mission, is subject to a right of first refusal regarding all business opportunities meeting or exceeding our 80% fair market value threshold in the alternative energy, energy or environmental industries, including any business operating in the biodiesel sector, with the exception of biodiesel feedstocks, biodiesel plantations and biodiesel refining plants and (iii) by any of our independent directors, only if such opportunity was initially presented to him or her solely in his or her capacity as our independent director.

Mission and Arvind Bansal

Because of the overlap between Mission and us in terms of possible acquisitions, and in order to minimize potential conflicts, commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our voluntary dissolution and subsequent liquidation, we have entered into a right of first refusal agreement with Mission whereby we will have the right of first opportunity to consider all business opportunities meeting or exceeding our 80% fair market value threshold in the alternative energy, energy or environmental industries, including any business operating in the biodiesel sector, with the exception of biodiesel feedstocks, biodiesel plantations and biodiesel refining plants.

We have agreed not to enter into our initial business combination with either Mission or any of its affiliates. In addition, Mission has advised us that it is not part of its business strategy or its current intention to acquire us. However, Mission could propose to do so in the future, at any time after we consummate a business combination. If Mission does propose to acquire us, the then independent members of our board of directors not affiliated with Mission would be asked to consider and respond to such proposal, negotiate with Mission on our behalf and take such other steps in connection with any such proposal as they deem advisable, including retaining independent advisors.

In the event we consummate our initial business combination in the biodiesel sector of the alternative energy industry, we may use Mission’s refinery services, management services or feedstock or engage in other activities with Mission, as we would with others in the biodiesel community. However, until Mission has had an opportunity to evaluate and perform due diligence investigations with respect to such potential business combination, Mission will not be able to determine prior to such business combination whether it will provide us with a commitment for refinery, other production services, or use of upstream and downstream facilities and expertise, or on what terms. This, however, will not be a dispositive factor in determining the target business with which we may consummate a business combination.

Mr. Bansal, our president and director, is also an officer and director of Mission, our sponsor. Thus, he has fiduciary duties to us as well as to Mission. These fiduciary duties include the duty of loyalty, which requires that an officer or director must exercise his or her powers in good faith in the best interests of the corporation he or she serves and not in the director’s or officer’s own interest or in the interest of another person or an organization with which the officer or director is associated. Thus, except for the significant, indirect influence as it may derive from the overlap in our management, being a principal shareholder of our company, Mission is not entitled to any input or influence with respect to the target business we decide to pursue. Further, Mission will not be conducting a search for a potential target business for us, and has not established any criteria to be used by us in connection with such search.

While Mr. Bansal is a common officer to us and Mission, each of the boards of directors has a majority membership of independent directors who govern the affairs of each respective company, without any overlap. Any choice of a target business would be approved by a vote of our board of directors, which would necessarily include the vote of our independent directors who have no affiliation with Mission.

Directors and Officers

Mr. Wadhwani, our chief executive officer, is also the managing member of Value Insights, LLP. Value Insights provides its clients with business advisory and merger and acquisition services. In order to minimize potential conflicts of interest that may arise from this affiliation, Mr. Wadhwani has agreed to grant us a right of first review until the earliest of our initial business combination, our dissolution, or such time as he ceases to be our officer. Pursuant to such right of first review, Mr. Wadhwani will present to our company for consideration, prior to presentation to any other entity, any business opportunity in the alternative energy, energy or environmental industry which meets our 80% threshold before presenting these opportunities to other entities.

Subject to the right of first refusal and right of first review described in this prospectus, none of our directors or officers has any obligation to present us with any opportunity for a potential business combination of which he or she become aware. Each of our directors or officers may choose or be obligated to present potential business combinations to entities to which he or she owe fiduciary duties or have pre-existing contractual duties before presenting such opportunities to us. As a result, our directors and officers may identify an opportunity for a potential business combination suitable for us, but first present it to a third party. If such third party rejects or is unable to pursue the potential business combination, it may then be presented to us.

In addition, our independent directors may have fiduciary duties or pre-existing contractual obligations that prevent them from presenting otherwise suitable target businesses to us. Our independent directors are under no obligation to present to us opportunities for a potential business combination of which they become aware unless the particular opportunity was expressly offered to the independent director solely in his or her capacity as one of our directors.

Each of our sponsor, directors and officers has agreed, for the period commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our liquidation, not to form, invest in or become affiliated with a blank check company operating in or intended to acquire a business in the energy, alternative energy or environmental industries.

Business Combination

We have a period of 24 months from the date of this prospectus (or up to 36 months if we entered into a definitive agreement and our public shareholders approve the extended period) in which to effect our initial business combination. At the time we seek approval from our shareholders of the proposal to approve the extended period, if any, or our initial business combination, we will not be required to file with the SEC preliminary proxy solicitation materials regarding the extended period or our business combination, but will rather prepare and mail proxy solicitation materials in accordance with Cayman Islands law and, as required, file such materials with the SEC after mailing. However, we have agreed with the underwriters to include such information and materials in our proxy statement as would be required if we were subject to the SEC proxy rules, including detailed information on alternative energy, as applicable, and other information which would be required if we were subject to such proxy rules. If we are unable to consummate a business combination by such time, we will voluntarily liquidate and distribute only to our public shareholders, as part of our liquidation, the proceeds of the trust account, including accrued interest, net of any taxes payable and net of up to $1,400,000 (plus up to an additional $400,000 if our proposal for an extended period is approved by our public shareholders) of interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (subject to our obligations under Cayman Islands law to provide for claims of creditors).

We will proceed with a business combination only if a majority of the ordinary shares voted by public shareholders are voted in favor of the business combination and public shareholders, if any, voting against the business combination and exercising their redemption rights constitute less than 40% of the ordinary shares sold in this offering, on a cumulative basis, including any public shareholders who previously exercised their redemption rights in connection with the shareholder vote required to approve the extended period.

The aggregate fair market value of the target business we acquire must equal at least 80% of the amount held in the trust account (less the deferred underwriting compensation, taxes payable and amounts that may be released to us) at the time of our entry into a definitive agreement, with such fair market value of the target business being calculated based upon generally accepted valuation metrics (which may include cash flow, multiples or revenue and/or EBITDA (earnings before interest, taxes, depreciation and amortization), net profit, profit margin, growth rate, book value and other methods). Although we intend to acquire a majority ownership in, or voting control of, a target business, we are not prohibited from acquiring a minority ownership in a target business. In the case of a transaction in which we issue a substantial number of new shares, our shareholders immediately prior to such transaction may own less than a majority of our shares subsequent to such transaction. In seeking a business combination, we intend to utilize cash derived from the proceeds of this offering and the private placement, as well as our share capital, debt, or a combination of cash, share capital and debt, and there is no limit on the issuance of share capital or incurrence of debt we may undertake in effecting a business combination. This may allow us to acquire a target business or businesses with an aggregate fair market value in excess of 80% of the amount in our trust account (less the deferred underwriting compensation, taxes payable and amounts that may be released to us) at the time of our entry into a definitive agreement. If we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. As of the date of this prospectus, we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions. In the event a business combination is consummated, all sums remaining in the trust account, less the deferred underwriters’ compensation, will be released to us immediately thereafter, and there will be no restriction on our use of such funds.

We maintain executive offices at Level 30-31, Six Battery Road, Raffles Place, Singapore 049909 and our telephone number at that address is 65 6320 8360.

Private Placement

Prior to the date of this prospectus, Mission, our sponsor, Value Insights, an affiliate of Mr. Wadhwani, our chief executive officer, Chardan Capital Markets, LLC, the representative of the underwriters, South Ferry # 2, LP and Platinum Partners Value Arbitrage Fund LP, will purchase 1,999,881, 25,000, 250,000, 93,809 and 93,810 insider warrants, respectively, for an aggregate of 2,462,500 insider warrants from us at a price of $0.80 per warrant in a private placement pursuant to Regulation S or Regulation D, as applicable, of the Securities Act of 1933, as amended, or the Securities Act. The insider warrants will be identical to those sold in this offering but (i) will not be subject to redemption, if held by the original purchaser or its or his permitted assigns, (ii) may be exercised on a “cashless” basis, if held by the original purchaser or its or his permitted assigns and (iii) may not be sold, assigned or transferred until the consummation of a business combination except to permitted transferees. Other than their ownership position in us, neither we nor any of our officers, directors or sponsor are affiliated with either of South Ferry #2, LP or Platinum Partners Value Arbitrage Fund LP.

Exercising the warrants on a “cashless” basis means that the holder of the warrants will pay the exercise price by surrendering its warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” means the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the holder of a warrant elects to exercise.

The holder of insider warrants will not have any right to any liquidation distributions with respect to the shares underlying such insider warrants in the event we fail to consummate a business combination, in which event the insider warrants will expire worthless. No commissions, fees or other compensation will be payable in connection with such private placement. All of the gross proceeds from the sale of the 2,462,500 insider warrants in the private placement, or $1,970,000, will be deposited into the trust account.

THE OFFERING

Securities offered:
5,250,000 units, at $8.00 per unit, each unit consisting of:
• one ordinary share; and
• one warrant
The units will begin trading on or promptly after the date of this prospectus. Each of the ordinary shares and warrants will trade separately on the 10th day following the earlier of the over-allotment option’s (i) expiration, (ii) exercise in part (if subsequently terminated) or (iii) exercise in full. In no event will separate trading of the ordinary shares and warrants occur until (i) we file our report on Form 6-K, including an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the private placement, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised on the date of this prospectus, and (ii) we issue a press release announcing when such separate trading will begin. If the over-allotment option is exercised following the date of this prospectus, an additional Form 6-K will be filed to disclose the exercise and closing of the over-allotment option.
Ordinary shares:

Number outstanding before this offering:
1,509,375(1) shares
Number to be outstanding after this offering:
6,562,500(2) shares
Warrants:

Number outstanding before this offering and private placement:
0
Number to be outstanding after this offering and private placement:
7,712,500(3)

(1)	We issued 1,509,375 ordinary shares to our then existing shareholders (as set forth in our Principal Shareholders table and after giving effect to a contribution to us, at no cost, of an aggregate of 71,875 ordinary shares in June 2008) for an aggregate purchase price of $25,000. This issuance includes an aggregate of up to 196,875 ordinary shares that are subject to forfeiture by our certain of our existing shareholders if the underwriters’ over-allotment option is not exercised in full.
(2)	Assumes that the underwriters’ over-allotment option has not been exercised and 196,875 ordinary shares were forfeited by certain of our existing shareholders. Two of our existing shareholders, South Ferry #2, LP and Platinum Partners Value Arbitrage Fund LP, have each indicated an interest to purchase up to 19.99% of the units offered in this offering, although their expression of interest does not constitute a commitment by such entities to purchase any units in this offering, and there are no written agreements memorializing these expressions of interest. We are not aware of any other of our existing shareholders presently having an intention to purchase units in this offering.
(3)	Includes an aggregate of 2,462,500 insider warrants issued to Mission, our sponsor, Value Insights, Chardan Capital Markets, LLC, South Ferry #2, LP and Platinum Partners Value Arbitrage Fund LP, on or before the date of this prospectus.

Exercisability:
Each warrant is exercisable for one ordinary share.
Exercise price:
$5.00 per share.
Exercise period:
The warrants will become exercisable on the later of:
• the completion of a business combination, or
• one year from the date of this prospectus.
The warrants held by public shareholders will only be exercisable if a registration statement covering the ordinary shares issuable upon exercise of the warrants is effective and current. The warrants included in the units sold in this offering, as well as the insider warrants, will expire at 5:00 p.m., New York City time, four years from the date of this prospectus or earlier upon redemption.
Redemption:
We may redeem the outstanding warrants included in the units sold in this offering and the warrants issued upon exercise of the underwriters’ unit purchase option:
• in whole and not in part,
• at a price of $0.01 per warrant at any time while the warrants are exercisable,
• upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last closing sales price of our ordinary shares equals or exceeds $10.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of our ordinary shares will exceed the call trigger price ($10.00) or the warrant exercise price after the redemption call is made.
None of the warrants issued in the private placement are redeemable while held by the initial purchaser or its or his permitted assigns.
Limited payments to insiders:
There will be no fees, reimbursements or cash payments made to our existing shareholders and/or directors and officers other than:
• repayment of the $274,975 (and any further amounts drawn up to an aggregate of $350,000) promissory note bearing interest at a rate of 7% per annum made by our sponsor, to fund organizational and offering expenses, prior to the consummation of this offering;
• reimbursement of any reasonable expenses incident to finding a suitable business combination; and

•

payment to Value Insights, an affiliate of Ashish Wadhwani, our chief executive officer, secretary and director, of $7,500 per month for certain general and administrative services, including but not limited to secretarial and general office services.

NASDAQ symbols for our:

Units:
“IGACU”
Ordinary shares:
“IGAC”
Warrants:
“IGACW”

Offering and private placement proceeds to be held in trust:
$38,560,000 of the proceeds from our public offering (approximately $7.345 per unit), $1,970,000 of proceeds from the private placement (approximately $0.375 per unit) and $1,470,000 of the underwriters’ deferred compensation ($0.28 per unit), for an aggregate of $42,000,000 ($8.00 per unit) will be placed in a trust account at , maintained by Continental Stock Transfer & Trust Company, pursuant to an investment management trust agreement to be signed on the date of this prospectus. Of this amount, up to $40,530,000 may be used by us for the purpose of effecting a business combination. $1,470,000 of the funds attributable to the underwriters’ deferred underwriting compensation in connection with this offering (which funds are not useable by us to consummate a business combination) will be paid to the underwriters if a business combination is consummated (less $0.28 per share for any public shareholders exercising their redemption rights in connection with our extended period or business combination), but will be forfeited by the underwriters if a business combination is not consummated. These funds will not be released until the earlier of the completion of our initial business combination or our voluntary liquidation; provided, however, there can be released to us from the interest income accrued on the trust account prior to, or upon the consummation of, a business combination or our voluntary liquidation, amounts for payment of any taxes and up to $1,400,000 (plus up to an additional $400,000 if our proposal for an extended period is approved by our public shareholders) to fund our expenses relating to investigating and selecting a target business, other working capital requirements and expenses incurred in connection with our dissolution if we fail to consummate a business combination. Other than as described above, the funds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business, unless and until a business combination is consummated. Expenses we may incur prior to consummation of a business combination may only be paid from the net proceeds of this offering and the private placement not held in the trust account, and any interest earned and released to us as provided above.
In the event a business combination is consummated, all sums remaining in the trust account, less the deferred underwriters’ compensation, will be released to us and there will be no restriction on our use of such funds.
Shareholders must approve our initial business combination:
We will seek shareholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require shareholder approval under Cayman Islands law. Since we are a Cayman Islands company, any proxy statement we utilize to obtain shareholder approval of the business combination will be prepared in accordance with Cayman Islands law. Notwithstanding the foregoing, we have agreed with the underwriters to provide our shareholders at the time we seek their approval for our initial business combination with a proxy statement that substantially reflects the form and content required by the U.S. proxy rules. Investors are cautioned, however, that such materials will not have been reviewed by the SEC and accordingly may not have all of the disclosures which would have been required by the SEC if reviewed. We will proceed with a business combination only if a majority of the ordinary shares voted by the public shareholders at the meeting are voted in favor of the business combination and public shareholders owning up to one share less than 40% of the ordinary shares sold in this offering exercise their redemption rights on a cumulative basis. In connection with the vote required for any business combination, all of our existing shareholders, including all of our directors and officers, have agreed to vote the ordinary shares owned or controlled by them immediately before this offering in accordance with the majority of the ordinary shares voted by the public shareholders. Any ordinary shares acquired in this offering or in the aftermarket by our officers, directors or our existing shareholders (but excluding South Ferry #2, LP and Platinum Partners Value Arbitrage Fund LP) will be voted in favor of the business combination. Accordingly, as discussed below, all of our existing shareholders will not be able to exercise redemption rights with respect to the shares issued to them prior to the date of this prospectus and only certain of our existing shareholders will be able to exercise redemption rights in connection with any units purchased in this offering.
The requirement that we seek shareholder approval before effecting our initial business combination therefore may be eliminated only by a vote of our board and a special resolution of our shareholders (which has been passed by a majority of not less than two thirds of such shareholders voting at a meeting for such purpose). Management will not request that the board consider any action to propose, support or endorse any proposal by the shareholders to eliminate or amend this provision.
Redemption rights for shareholders voting against an extended period or to reject a business combination:
Public shareholders voting against an extended period (which extended period is approved) or a business combination, which business combination has been approved, will be entitled to redeem their ordinary shares for a pro rata share of the trust account, including $0.28 per share being held in the trust account attributable to the deferred underwriting compensation and any interest earned on the portion of the trust account, excluding up to $1,400,000 (plus up to an additional $400,000 if our proposal for an extended period is approved by our public shareholders), of interest income (after taxes) previously released to us to fund our working capital requirements and amounts released to us for payment of any taxes. Public shareholders who redeem their ordinary shares for their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. Shareholders will not be requested to tender their ordinary shares before an extended period is approved or a business combination is consummated, as the case may be. If a proposal to approve an extended period, or business combination, as the case may be, is approved, redeeming shareholders will be sent instructions on how to tender their ordinary shares and when they should expect to receive the redemption amount.
In order to ensure accuracy in determining whether or not the redemption threshold has been met, each redeeming shareholder must continue to hold their ordinary shares until the approval of an extended period or consummation of the business combination, as applicable. Although we will not charge redeeming shareholders any fees in connection with the tender of shares for redemption, third parties, such as the transfer agent, may charge fees in connection with such a transaction. For a complete discussion, please see the section entitled “Proposed Business — Competitive Strengths — Effecting a Business Combination — Redemption Rights.”
An eligible shareholder may request redemption at any time after the mailing to our shareholders of the proxy statement prior to the vote taken with respect to the extended period or a proposed business combination, as the case may be, at a meeting held for that purpose, but the request will not be granted unless the shareholder votes against the extended period or a business combination and the extended period or business combination, as the case may be, is approved and completed. Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated the funds to be distributed to shareholders entitled to redeem their shares who elect redemption will be distributed promptly after approval of our extended period or upon completion of our initial business combination, as the case may be.
We view the right to seek redemption as an obligation to our shareholders and will not take any action to propose, support or endorse any proposal that shareholders, amend or waive this provision in our amended and restated memorandum and articles of association. Our existing shareholders have waived their right to exercise redemption rights with respect to any ordinary shares owned by them, directly or indirectly, acquired prior to this offering. Our existing shareholders (other than South Ferry #2, LP and Platinum Partners Value Arbitrage Fund LP) have waived their right to exercise redemption rights with respect to any ordinary shares purchased by them, directly or indirectly, in this offering or in the aftermarket.
Redemption limitation:
Our amended and restated memorandum and articles of association provides a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Section 13 of the Securities and Exchange Act of 1934, as amended, or the Exchange Act), will be restricted from seeking redemption rights in connection with the extended period and proposed business combination on a cumulative basis with respect to more than an aggregate of 10% of the ordinary shares sold in this offering unless our directors resolve, in their discretion, to permit redemptions up to 19.99% of the ordinary shares sold in this offering. Such a public shareholder would still be entitled to vote against the extended period or a proposed business combination with respect to all shares owned by such holder or such holder’s affiliates. We believe this restriction will discourage shareholders from accumulating large blocks of shares before the vote held to approve the extended period or a proposed business combination, as the case may be, and subsequent attempts by such holders to use their redemption right as a means to force us or our management to purchase their shares at a significant premium to the then current market price or on other undesirable terms. Absent this provision, a public shareholder or group holding more than 10% (or 19.99% if such threshold is increased by our directors, in their discretion) of the shares sold in this offering could threaten to vote against the extended period or a proposed business combination, as the case may be, and seek redemption, regardless of the merits of the transaction, if such holder’s ordinary shares are not purchased by us or our management at a premium to the then current market price or on other undesirable terms. By limiting a shareholder’s or group’s ability to cause us to redeem only up to an aggregate 10% (or 19.99% if such threshold is increased by our directors, in their discretion) of the shares sold in this offering in connection with the extended period and proposed business combination on a cumulative basis, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders. However, nothing in our amended and restated memorandum and articles of association or otherwise restricts the ability of any public shareholder from voting all of their shares against the extended period or a proposed business combination.
Liquidation if no business combination:
If we do not effect our initial business combination within 24 months after the date of this prospectus (or within 36 months if we entered into a definitive agreement within the 24 month period and the extended period is approved by shareholder vote as described in this prospectus) and the business combination has not yet been consummated within such period or by the expiration of the extended period, we will voluntarily liquidate pursuant to the terms of our amended and restated memorandum and articles of association. We cannot provide investors with assurances of a specific timeframe for our liquidation.
A liquidator has been named in our amended and restated memorandum and articles of association to avoid the necessity of a shareholders' meeting to appoint a liquidator as required under the Companies Law (2007 Revision) as amended from time to time, of the Cayman Islands, or the Companies Law, in the event of our liquidation. The liquidator will notify known creditors (if any) who have not submitted claims and place a public advertisement in the Cayman Islands Official Gazette inviting creditors to submit their claims for payment and take any other steps he may consider appropriate, including advertising for creditors in any other jurisdiction in which the company may have incurred liabilities. Typically, a liquidator will give 21 days’ notice to creditors of the liquidator’s intention to make a distribution, but may give longer if he considers it warranted in all the circumstances. However, the Companies Law does not prescribe deadlines for this process, and the timing will depend upon how long the liquidator requires to become comfortable that he has taken all appropriate steps to identify and pay the company’s creditors. Moreover, if valid creditor claims are made after the deadline set by the liquidator (but before distribution to our public shareholders), it is likely that these claims will still be considered and paid by the liquidator before any such distributions are made. We anticipate that the liquidator will instruct the trustee to distribute to our public shareholders the amount in our trust account (including any accrued interest) plus any remaining net assets (subject to our provision for creditors, taxes and liquidation costs), if any, as soon as practicable following expiration of the notice period to creditors. As a result, the proceeds of the trust account will not be distributed immediately after the expiration of the 24 or 36 month period we have to complete our initial business combination and may not be available for distribution for several months after the expiration of the 24 or 36 month period.
Additionally, in any liquidation of the company under Cayman Islands’ law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we cannot assure you we will be able to pay to our public shareholders a liquidation amount equal to or greater than $8.00 per share ($7.97 if the underwriters’ over-allotment option is exercised in full). In addition, under certain limited circumstances distributions received by shareholders could be viewed by applicable laws (including insolvency laws and certain equitable and/or restitution principles) as either fraudulent transfers or mistaken or otherwise wrongful payments. In those circumstances, a Cayman Islands court could order that amounts received by our shareholders be repaid to us.
We will use our commercially reasonable efforts to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. In order to protect the amounts held in the trust account, Mission, our sponsor, has agreed to indemnify us for claims of creditors, vendors, service providers and target businesses that we enter into agreements with that do not execute a waiver of their right to seek payment of amounts due to them out of the trust account. Our sponsor will, prior to any funds being paid out of the trust account for the payment of such claims, pay to us an amount equal to such claims.
Accordingly, in the event we liquidate the trust account, our public shareholders should receive $8.00 per share (plus a portion of the interest on the trust account, but net of (i) all taxes and (ii) up to $1,400,000 (plus up to an additional $400,000 if our proposal for an extended period is approved by our public shareholders) of interest income released to us to fund our working capital requirements) subject to reduction by claims of creditors as described above.
Escrow of existing shareholders’ securities:
On the date of this prospectus, all of our existing shareholders, including all of our directors and officers, will place the ordinary shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent. Other than transfers to family members, to trusts for estate planning purposes or upon death (upon any of which such transfer they shall remain subject to the escrow agreement), these shares will not be transferable and will not be released from escrow until the earlier of (i) two years after the effective date of this prospectus (but in no event prior to the consummation of a business combination) or (ii) one year following consummation of a business combination, unless we were to consummate a transaction after the consummation of the initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. If we are forced to wind-up and liquidate, these shares will be cancelled. On the date of this prospectus, the insider warrants will be placed into the escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Other than transfers to family members, to trusts for estate planning purposes or upon death (upon any of which such transfer they shall remain subject to the escrow agreement), the insider warrants will not be transferable and will not be released from escrow until completion of our business combination.
Determination of offering amount:
In consultation with our underwriters, we determined the size of this offering based on our beliefs concerning the capital that could be successfully raised given market conditions, our company’s business, our management team and other factors, including NASDAQ listing requirements. With an equity base equivalent to the net proceeds of this offering and the private placement, we believe we will have the ability to consider a broad range of potential target businesses possessing the scale of operations and developed infrastructure that will allow us to execute a business plan which will leverage our skills and resources. The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for, or valuation of, operating companies in general.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	February 4, 2008
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(96,776)	$40,555,724
Total assets	233,199	42,025,724
Total liabilities(1)	232,475	1,470,000
Value of ordinary shares which may be redeemed for an interest in the trust account	0	16,799,992
Shareholders’ equity	724	23,755,732

(1)	The total liabilities (as adjusted) represents the $1,470,000 being held in the trust account that will either be paid to the underwriters upon consummation of our initial business combination or to our public shareholders in the event we do not consummate a business combination within the required time period, and payment of all liabilities set forth above.

The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds, the receipt of $1,970,000 from the sale of the insider warrants and the payment of the estimated remaining expenses of this offering.

The “as adjusted” working capital and total assets amounts includes the $42,000,000 ($8.00 per unit) to be held in the trust account (comprised of the $38,560,000 of the proceeds from our public offering (approximately $7.345 per unit), $1,970,000 of proceeds from the private placement (approximately $0.375 per unit) (and $1,470,000 of the underwriters’ deferred compensation ($0.28 per unit)), which will be distributed (i) to public shareholders who exercise their redemption rights in connection with a vote on the extended period, if any, or in connection with our initial business combination (assuming that the extension period and business combination are approved, respectively), (ii) upon the consummation of a business combination, to the underwriters in the amount of $1,470,000 as payment for their deferred underwriting compensation and (iii) upon the consummation of a business combination, to us in the amount remaining in the trust account following the payments set forth in (i) and (ii) of this paragraph. All such proceeds will be distributed from the trust account only as described in this prospectus. If a business combination is not consummated, we will voluntarily liquidate and distribute, as part of our liquidation process, the proceeds held in the trust account, including the deferred underwriting compensation and all interest thereon (net of income taxes on such interest and interest income on the trust account balance previously released to us as described in this prospectus), solely to our public shareholders, subject to our indemnification obligation, as described in this prospectus (and our provision for creditors (including taxes and liquidation costs) if any).

We will not proceed with a business combination if public shareholders owning 40% or more of the ordinary shares sold in this offering vote against the extended period or business combination, on a cumulative basis, and exercise their redemption rights. Accordingly, we may effect a business combination only if public shareholders, if any, voting against the extended period and/or proposed business combination, as the case may be, exercising their redemption rights constitute less than 40% of the ordinary shares sold in this offering on a cumulative basis. If this were to occur, we would be required to redeem for cash up to one share less than 40% of the ordinary shares sold in this offering, or 2,099,999 ordinary shares, at a per-share redemption price of $8.00 (plus a portion of the interest earned on the trust account, but net of (i) any taxes and (ii) up to $1,400,000 (plus up to an additional $400,000 if our proposal for an extended period is approved by our public shareholders) of interest income released to us to fund our working capital), which includes $0.28 per share of deferred underwriting compensation which the underwriters have agreed to forfeit to pay redeeming shareholders. The actual per-share redemption price will be equal to:

•	the initial amount in the trust account ($8.00 per share) which includes the amount attributable to deferred underwriting compensation and including all accrued interest (after taxes payable and up to $1,400,000 (plus up to an additional $400,000 if our proposal for an extended period is approved by our public shareholders) of interest income released to us to fund our working capital), as of two business days prior to the proposed consummation of the business combination, divided by
•	the number of ordinary shares sold in the offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities. If any of the following events occur, our business, financial condition and results of operations may be materially adversely affected. In such event, the trading price of our securities could decline and you could lose all or part of your investment.

Risks Associated With Our Business

We are a recently formed development stage company with no operating history and no revenues and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective. These factors, among others, indicate that we may be unable to continue operations as a going concern.

We are a recently formed development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire, engage in a share capital exchange with, purchase all or substantially all of the assets of, or engage in any other similar business combination with or which results in one or more operating businesses. We do not have any specific share capital exchange, asset acquisition or other business combination under consideration and we have not, nor has anyone on our behalf, identified any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. We have no present revenue and will not generate any revenues until, at the earliest, after the completion of a business combination. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

If we are unable to complete a business combination and voluntarily liquidate, our public shareholders will receive less than $8.00 per share upon distribution of the trust account and our warrants will expire worthless.

Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete a business combination within 24 months from the date of this prospectus (or within 36 months if we entered into a definitive agreement within the 24 month period and the extended period is approved by our shareholders) and voluntarily liquidate, the per share liquidation proceeds will be less than $8.00 because of the expenses incurred in connection with this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. The per share liquidation value will be $8.00 per share, plus interest earned thereon (after taxes payable and up to $1,400,000 (plus up to an additional $400,000 if our proposal for an extended period is approved by our public shareholders) of interest income released to us), which includes the net proceeds of this offering and the private placement of the insider warrants and $1,470,000 ($0.28 per share) of deferred underwriting compensation. Furthermore, if we liquidate, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our shareholders if we are unable to complete a business combination, see the section below entitled “Effecting a Business Combination — Liquidation if no business combination.”

We may not be able to consummate a business combination within the required time frame, in which case, we would be forced to liquidate our assets.

If we fail to consummate a business combination within the required time frame, as extended, if applicable, we will, in accordance with our amended and restated memorandum and articles of association voluntarily liquidate and wind up our affairs. The amount of funds in the trust account available for distribution to our public shareholders may be reduced (for example, if we become subject to the claims of a creditor, vendor, service provider or prospective target business which has not executed a waiver) and the per share liquidation distribution, if any, could be less than the initial $8.00 per share held in the trust account for the benefit of our public shareholders.

Unlike other blank check companies, we are permitted, pursuant to our amended and restated memorandum and articles of association, to seek to extend the date before which we must complete an initial business combination to 36 months. As a result, your funds may be held in the trust account for up to three years.

Unlike other blank check companies, if we have entered into a definitive agreement within 24 months following the date of this prospectus, we may seek to extend the date before which we must complete our business combination to 36 months by submitting such proposal to our shareholders for approval. If the proposal for the extension to 36 months is approved by our shareholders, we will have an additional 12 months with which to complete our initial business combination. As a result we may be able to hold your funds in the trust account for up to three years and thus delay the receipt by you of your funds, if not otherwise redeemed, from the trust account on liquidation.

You will not be entitled to protections normally afforded to investors of blank check companies, including the ability to receive all interest earned on the amount held in trust.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business which has not been identified, we may be deemed to be a “blank check” company under the U.S. securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the consummation of this offering and will file a Form 6-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited into the trust account. Because we are not subject to Rule 419, a portion of the interest earned on the funds deposited in the trust account will be released to us to fund our working capital and will not be available to those public shareholders voting against a proposed extended period or business combination, as the case may be, and exercising their redemption rights. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to Offerings of Blank Check Companies” below.

Being a foreign private issuer exempts us from certain Securities and Exchange Commission requirements that provide shareholders the protection of information that must be made available to shareholders of U.S. public companies, including with respect to our business combination.

We are a “foreign private issuer” within the meaning of the rules promulgated under the Exchange Act. As such, we are exempt from certain provisions applicable to U.S. public companies including:

•	The rules requiring the filing with the SEC of quarterly reports on Form 10-Q or Current Reports on Form 8-K;
•	The sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;
•	Provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and
•	The sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short swing” trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer’s equity securities within less than six months).

Because of these exemptions, our shareholders will not be afforded the same protections or information generally available to investors holding shares in public companies organized in the U.S. In particular, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements. Because of this exemption, at the time we seek approval from our shareholders of the proposal to approve the extended period, if any, or our initial business combination, we will not be required to file with the SEC preliminary proxy solicitation materials regarding the extended period or our business combination, but will rather prepare and mail proxy solicitation materials in accordance with Cayman Islands law and, as required, file such materials with the SEC after mailing. Investors are cautioned that such materials will not have been reviewed by the SEC, and as a result will not have the benefit of any potential clarifications to the content of our proxy statement which such review may provide.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

Based upon publicly available information, we believe there are approximately 157 similarly structured blank check companies which have completed initial public offerings since August 2003 and numerous others have registration statements currently pending before the SEC, including those seeking to consummate a business combination with companies in India or any of the ASEAN Member Nations. Of the blank check companies which have completed their public offerings, only 50 companies have consummated a business combination, 20 other companies have announced they have entered into a definitive agreement for a business combination but have not consummated such business combination and 17 have liquidated or will be liquidating. Accordingly, there are approximately 70 blank check companies with approximately $13.1 billion in trust seeking to carry out a business plan similar to our business plan. While many of these companies are targeted towards specific industries in which they must complete a business combination, certain of these companies may consummate a business combination in any industry they choose. As a result, there may be significant demand for the types of privately-held companies we target, which demand may limit the number of potential acquisition targets for us.

Further, because only 70 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours. We may not be able to successfully compete for an attractive business combination. Additionally, because of this competition, we may not be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

The terms on which we may effect a business combination can be expected to become less favorable as we approach our liquidation deadline.

Pursuant to our amended and restated memorandum and articles of association, if we do not effect a business combination within 24 months after the date of this prospectus (or within 36 months if we entered into a definitive agreement within the 24 month period and the extended period is approved by our shareholders), we will voluntarily liquidate.

Any entity with which we negotiate, or attempt to negotiate, a business combination, will be aware of this time limitation and can be expected to negotiate accordingly. In such event, we may not be able to reach an agreement with any proposed target prior to such period and any agreement that is reached may be on terms less favorable to us than if we did not have the time period restrictions set forth above. Additionally, as the applicable 24 or 36 month time period draws closer, we may not have the desired amount of negotiating leverage in the event any new information comes to light after entering into definitive agreements with any proposed target but prior to consummation of a business transaction.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company and such lack of experience could adversely affect our ability to consummate a business combination.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and could result in our having to liquidate our trust account. If we liquidate, our public shareholders would receive less than the amount they paid for our securities. See also our risk factor “If we are unable to complete a business combination and voluntarily liquidate, our public shareholders will receive less than $8.00 per share upon distribution of the trust account and our warrants will expire worthless.”

Unlike certain other blank check offerings, we allow up to one share less than 40% of our public shareholders to exercise their redemption rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your redemption rights.

When we seek shareholder approval of a business combination, we will offer each public shareholder (but not our existing shareholders with respect to any shares they owned prior to the consummation of this offering) the right to have his, her or its ordinary shares redeemed for cash if the shareholder votes against the business combination and the business combination is approved and consummated. We will consummate the initial business combination only if the following two conditions are met (i) a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and (ii) public shareholders, if any, voting against each of the extended period and business combination, as the case may be, and exercising their redemption rights, constitute less than 40% of the ordinary shares sold in this offering. Certain other blank check companies have a redemption threshold of 20% or 30%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of shareholders to exercise their redemption rights, it will be easier for us to consummate an initial business combination with a target business which you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your redemption rights. The amount of funds in the trust account available for distribution to our public shareholders may be reduced (for example, if we become subject to the claims of a creditor, vendor, service provider or prospective target business which has not executed a waiver) and the per share liquidation distribution, if any, could be less that the initial $8.00 per share held in the trust account for the benefit of our public shareholders.

Unlike certain other blank check offerings, we allow up to one share less than 40% of our public shareholders to exercise their redemption rights. The ability of a larger number of our shareholders to exercise their redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek shareholder approval of a business combination, we will offer each public shareholder (but not our existing shareholders with respect to any shares they owned prior to the consummation of this offering) on a cumulative basis the right to have his, her or its ordinary shares redeemed for cash if the shareholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise his, her or its redemption rights to receive a pro rata share of the trust account. Unlike certain other blank check offerings which have a 20% or 30% threshold, we allow up to one share less than 40% of our public shareholders, on a cumulative basis, to exercise their redemption rights. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. In the event the acquisition involves the issuance of our ordinary shares as consideration, we may be required to issue a higher percentage of our shares to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

Our disinterested independent directors may decide not to enforce the indemnification obligations of Mission, our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

Mission, our sponsor, has agreed to indemnify and hold us harmless against liabilities, claims, damages and expenses to which we may become subject as a result of any claim by any vendor, service provider or prospective target business to the extent necessary to ensure that such claims do not reduce the amount in the trust account, but only to the extent that we have not obtained waivers from such parties. Our independent directors do not have an affirmative obligation to enforce the indemnification obligations of our sponsor. In the event the proceeds in the trust account are reduced and our sponsor asserts it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would make a business decision as to whether we would take legal action against our sponsor to enforce its indemnification obligations, and would consider, among other factors, our sponsor’s indemnification obligations, whether our sponsor is in breach of such obligations and whether a legal proceeding (and its associated costs) is in our best interest. If our independent directors choose not to enforce the indemnification obligations of our sponsor, the amount of funds in the trust account available for distribution to our public shareholders may be reduced and the per share liquidation distribution could be less than the initial $8.00 per share (or $7.97 if the underwriters’ over-allotment option is exercised in full). In such instance, the recourse, if any, available to our public shareholders would be in the form of a shareholder’s derivative action.

Exercise of redemption rights must be effected pursuant to a specific process which may take time to complete and may result in the expenditure of funds by shareholders seeking redemption.

A shareholder requesting redemption of his, her or its ordinary shares into cash may do so at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to a proposal to approve the extended period or proposed business combination. A shareholder would have from the time we send out our proxy statement through the vote on a proposal to approve the extended period or the business combination to tender (either electronically or through the delivery of physical share certificates) his, her or its ordinary shares if he, she or it wishes to seek to exercise his, her or its redemption rights, a period which is expected to be not less than 10 nor more than 60 days. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the ordinary shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. There may be additional mailing and other nominal charges depending on the particular process used to tender ordinary shares. The process for redeeming shares may result in additional burdens for shareholders, including misdelivery or any other defect in the tendering process.

Additionally, if a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus, or until 36 months from the date of this prospectus if we enter into a definitive agreement with a target company during the 24 month period and the shareholders approve the extended period to complete the acquisition of that target company. If the extended period or the initial business combination is not approved or completed for any reason, public shareholders voting against our proposal to approve the extended period or our initial business combination who exercised their redemption rights would not be entitled to redeem their ordinary shares into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public shareholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public shareholder. In such case, they would then have to comply with the tendering process again for any vote against a subsequent business combination.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by shareholders from the trust account may be less than $8.00 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. All of our creditors, vendors, service providers or prospective target businesses may not execute waiver agreements that waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. Even if they execute such waivers, they may not be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. We may elect to forego obtaining waivers only if we receive the approval of each of our Chief Executive Officer and President and the approving vote or written consent of at least a majority of our board of directors. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, such entities may not agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason.

Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public shareholders and the per-share liquidation price could be less than the $8.00 per share held in the trust account, plus interest (net of any taxes, which will be paid from the trust account and net of up to $1,400,000, plus up to an additional $400,000 if our proposal for an extended period is approved by our public shareholders, released to us from interest earned on the trust account as working capital), due to claims of such creditors.

Additionally, if we are forced to declare insolvency or a petition to wind up is filed against us and a winding up order is subsequently granted, the proceeds held in the trust account will be subject to applicable Cayman Islands insolvency laws and may be included in our insolvent estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent such claims deplete the trust account, we may not be able to return at least $8.00 per share to our public shareholders.

Our sponsor may not be able to satisfy its indemnification obligations.

If we are unable to complete a business combination and are forced to wind up and liquidate, Mission, our sponsor, will be liable to ensure the proceeds in the trust account are not reduced by the claims of various vendors, creditors, service providers or prospective target businesses, but only if such vendors, creditors, service providers and/or prospective target businesses have not executed a waiver. In order to protect the amounts held in the trust account, Mission has agreed to indemnify us for claims of any vendors, service providers, prospective target businesses or creditors that have not executed a waiver of amounts due to them out of the trust account. Our sponsor may not be able to satisfy this obligation.

Under certain limited circumstances, a Cayman Islands court could order that amounts received by our shareholders be repaid by us.

If we fail to consummate a business combination within 24 months (or 36 months in the event our shareholders approve an extension), we will voluntarily liquidate, and we will realize and distribute the proceeds held in the trust account described below to our public shareholders. In such a situation under the Companies Law, a liquidator must notify known creditors (if any) who have not submitted claims, place a public advertisement in the Cayman Islands Official Gazette inviting creditors to submit their claims for payment and take any other steps he considers appropriate, including advertising for creditors in any other jurisdiction in which the company may have incurred liabilities. Typically, a liquidator will give 21 days’ notice to creditors of the liquidator’s intention to make a distribution, but may give longer if he considers it warranted in all the circumstances. However, the Companies Law does not prescribe deadlines for this process, and the timing will depend upon how long the liquidator requires to become comfortable that he has taken all appropriate steps to identify and pay the company's creditors. Moreover, if valid creditor claims are made after the deadline set by the liquidator (but before distribution to our public shareholders), it is likely that these claims will still be considered and paid by the liquidator before any such distributions are made.

As soon as the affairs of the company are fully wound-up, the liquidator must submit his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must file a notice with the Cayman Islands Registrar of Companies confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved.

In any liquidation of the company under Cayman Islands’ law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amount payable to them. In addition, under certain limited circumstances distributions received by shareholders could be viewed by applicable laws (including insolvency laws and certain equitable and/or restitution principles) as either fraudulent transfers or mistaken or otherwise wrongful payments. In those circumstances, a Cayman Islands court could order that amounts received by shareholders be repaid to our creditors (but not in excess of distributions received).

Our directors and officers may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us, and, accordingly, may have conflicts of interest in determining which entity a particular business opportunity should be presented to.

Our directors and officers may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us, except for the period between the date of this prospectus and the earlier to occur of the consummation of our initial business combination or liquidation. Our officers, directors and existing shareholders may become aware of business opportunities which may be appropriate for presentation to us, as well as the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Each of our directors and officers has pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe a pre-existing fiduciary obligation, our directors and officers will honor those fiduciary obligations, subject to the “right of first refusal” described elsewhere in this prospectus. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe a pre-existing fiduciary obligation (and any successors to such entities) have declined to accept such opportunities.

For a more complete discussion of our management’s affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.” These conflicts may not be resolved in our favor.

If we liquidate, distributions (or part of them) may be delayed while the liquidator determines the extent of potential creditor claims.

Under the Companies Law, in the case of a voluntary liquidation procedure, a liquidator must notify known creditors (if any) who have not submitted claims, place a public advertisement in the Cayman Islands Official Gazette inviting creditors to submit their claims for payment and take any other steps he considers appropriate. The liquidator will give notice to creditors of the liquidator’s intention to make a distribution. However, in practice, if the liquidator receives valid creditor claims after any deadlines set in these notices (but before distribution to our public shareholders), it is likely that these claims will still be considered and paid before andy such distributions are made. We anticipate that the liquidator will instruct the trustee to distribute the funds in the trust account to our public shareholders as soon as reasonably possible after the end of the notice period. However, the liquidator may determine that he requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity of the claims of any creditors). Distribution of our assets to our public shareholders may be delayed for a variety of reasons, including a challenge by a creditor of a rejected claim or a request by a creditor or shareholder that the liquidation process be supervised by the court.

Additionally, if we are forced to declare insolvency or a petition to wind up the company is filed against us and a winding up order is subsequently granted, the proceeds held in our trust account may be included in our insolvent estate and subject to the claims of third parties with priority over the claims of our public shareholders. To the extent any such claims deplete the trust account, we may not be able to return to our public shareholders the liquidation amounts payable to them.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act with respect to the ordinary shares issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time while the warrants are exercisable in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of our ordinary shares equals or exceeds $10.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price thereafter at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, would be substantially less than the market value of the warrants. The foregoing does not apply to the warrants included as part of the 2,462,500 insider warrants purchased prior to this offering, if such warrants are held by the initial holders or any permitted transferee of such initial holders.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the ordinary shares underlying the warrants at the time that our warrant holders exercise their warrants, a registration statement may not be effective, in which case our warrant holders may not be able to exercise their warrants.

Holders of our public warrants will be able to exercise such warrants only if (i) a current registration statement under the Securities Act relating to the ordinary shares underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of such warrants reside. We may not be able to maintain a current registration statement covering the ordinary shares underlying the warrants following completion of this offering to the extent required by federal securities law. Holders may therefore be unable to exercise their warrants and we will not be required to net-cash settle any such warrant exercise and therefore the warrants could expire worthless. The value of the warrants may be greatly reduced if a registration statement covering the ordinary shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. We are not obligated to pay cash or other consideration to the holders of the warrants in such situations. In the event the warrants expire worthless or we choose to redeem the warrants at a time when the holders of such warrants are unable to exercise them, the purchasers of units will have effectively paid the full purchase price of the units solely for the ordinary shares underlying such units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

If we redeem our public warrants, the insider warrants, which are non-redeemable, could provide the purchasers thereof with the ability to realize a larger gain than the public warrant holders.

The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

•	in whole and not in part,
•	at a price of $0.01 per warrant at any time after the warrants become exercisable,
•	upon not less than 30 days’ prior written notice of redemption, and
•	if, and only if, the last sales price of our ordinary shares equals or exceeds $10.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the warrants (including those warrants to be sold in a private placement prior to this offering if such warrants are not held by the original holders or their designees) unless the warrants comprising the units sold in this offering and the ordinary shares underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

As a result of the insider warrants not being subject to the redemption features that our publicly-held warrants are subject to, holders of the insider warrants, or their permitted transferees, could realize a larger gain than our public warrant holders in the event we redeem our public warrants.

The NASDAQ Capital Market may delist our securities, which could limit investors’ ability to transact in our securities, subject us to additional trading restrictions and potentially limit our ability to issue additional securities or obtain additional financing.

Our securities have been approved for listing on the NASDAQ Capital Market. Our securities may not continue to be listed on the NASDAQ Capital Market in the future prior to a business combination if we are unable to maintain compliance with listing requirements, including due to events outside of our control such as our ordinary shares or units being held by fewer than 300 public holders or our financial condition appearing unsatisfactory to the NASDAQ Capital Market. Additionally, it is likely that the NASDAQ Capital Market would require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our initial business combination. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the NASDAQ Capital Market delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;
•	reduced liquidity with respect to our securities;
•	a determination that our ordinary shares are a “penny stock,” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our ordinary shares;
•	limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to NASDAQ Capital Market rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards.

We may become subject to state blue sky regulations if a national exchange does not list our securities.

At the time the warrants become exercisable (following our completion of a business combination), if we are not listed on a national securities exchange, which would provide an exemption from registration in every state, you might not be able to exercise your warrants. Accordingly, holders of warrants who reside in jurisdictions in which the ordinary shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire worthless.

We may issue ordinary shares or other equity securities or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our amended and restated memorandum and articles of association authorizes the issuance of up to 20,000,000 ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share. Immediately after this offering, there will be 5,150,000 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and underwriters’ unit purchase option) and all of the 1,000,000 preferred shares available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional ordinary shares or preferred shares, or a combination of ordinary shares and preferred shares, to complete a business combination. We have no current intention to issue any additional securities other than in connection with a business combination, and then only if such business combination is not an all-cash transaction. The issuance of additional ordinary shares or any number of preferred shares:

•	may significantly reduce the equity interest of investors in this offering;
•	will likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present directors and officers;

•	may adversely affect prevailing market prices for our ordinary shares; and
•	may subordinate the rights of holders of our ordinary shares if preferred shares are issued with rights senior to those afforded to the ordinary shares.

If we finance the purchase of assets or operations through the issuance of debt securities, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;
•	covenants that limit our ability to acquire capital assets or make additional acquisitions;
•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding;
•	our inability to pay dividends on our ordinary shares;
•	use of a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares, working capital, capital expenditures, acquisitions and other general corporate purposes;
•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry or country in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;
•	limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and
•	other disadvantages compared to our competitors who have less debt.

We are not currently able to assess the likelihood we will need to finance a business combination through the issuance of debt securities. However, since we will proceed with the business combination if public shareholders holding up to one share less than 40% of the ordinary shares sold in this offering, on a cumulative basis, exercise their redemption rights, unlike the 20% or 30% threshold adopted by certain companies similar to ours, we may have less cash available to complete a business combination. Because we will not know how many shareholders may exercise such redemption rights, we will need to structure a business combination meeting the 80% of our net assets test that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a larger percentage of shareholders exercise their redemption rights than we expect. For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a business combination — Selection of a target business and structuring of a Business Combination.”

Substantial resources could be expended in researching business combinations that are not consummated, which could materially adversely affect subsequent attempts to locate and consummate a business combination.

We anticipate the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other third party fees and expenses. If we decide not to enter into an agreement with respect to a specific proposed business combination we have investigated, the costs incurred up to that point for the proposed transaction likely would not be recoverable.

Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control, such as public shareholders holding 40% or more of the ordinary shares sold in this offering, on a cumulative basis, voting against our proposal to approve the extended period or the business combination and opting to have us redeem their shares into a pro rata share of the trust account even if a majority of our shareholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and consummate a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Inasmuch as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination or amounts that may be released to us as described in this prospectus, or because we become obligated to redeem for cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination.

We have reserved approximately $25,000 from the proceeds of this offering and the private placement held outside the trust account and we may withdraw up to $1,400,000 (plus up to an additional $400,000 if our proposal for an extended period is approved by our public shareholders) of interest earned thereon, after taxes, to cover our operating expenses for the next 24 months (or up to 36 months, if extended), incurred in connection with a business combination and to cover expenses in connection with our dissolution if we do not complete a business combination in the allowed time. This amount is based on management’s estimates of the costs needed to fund our operations for the next 24 months (or up to 36 months, if extended), to consummate a business combination or dissolve. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination, or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. In addition, the amounts available from interest earned on the proceeds held in the trust account will be dependent on the length of time between our initial public offering and when we may incur any operating expenses and the then prevailing interest rates. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our management or the existing shareholders or from third parties. We may not be able to obtain additional financing and our existing shareholders and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to dissolve and liquidate prior to consummating a business combination.

Our ability to effect a business combination and to execute any potential business plan afterwards will be dependent upon the efforts of our directors and officers, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate.

Our ability to effect a business combination will be dependent upon the efforts of our directors and officers. The future role of our directors and officers following a business combination cannot presently be fully ascertained. Although members of our management may remain associated with us following a business combination, including Messrs. Wadhwani and Bansal, we may employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, our assessment of these individuals may not prove to be correct. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate terms with the combined company as part of any such combination. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the shareholders of the target company were to control the combined company following a business combination, it may be less likely management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment or consulting agreement or other arrangement. The determination to remain as officers of the resulting business will be determined prior to the completion of the transaction and will depend upon the appropriateness or necessity of current management to remain. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’s management, and negotiate as part of the business combination that certain members of current management remain if it is believed to be in the best interests of the combined company post-business combination.

Our directors and officers may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our directors and officers are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees prior to the consummation of a business combination. Each of our directors and officers is engaged in several other business endeavors and is not obligated to contribute any specific number of hours per week to our affairs. If our directors’ and officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a discussion of potential conflicts of interest that you should be aware of, see the section below entitled “Management — Conflicts of Interest.” These conflicts may not be resolved in our favor.

All our directors and officers own, directly or indirectly, ordinary shares and certain of our directors and officers may be deemed to own, directly or indirectly, warrants purchased by Mission and Value Insights in the private placement, which is an affiliate of certain of our directors and officers. As none of these securities will participate in liquidation distributions, our management may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Certain of our directors and officers, directly or indirectly though our sponsor, own our ordinary shares and will own warrants purchased in the private placement. Our directors, officers and sponsor have each contractually waived their right to the liquidation of the trust account if we are unable to complete a business combination. The shares and warrants owned by our directors, officers and sponsor will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

Our directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent such expenses exceed the amount available outside the trust account (plus a portion of the interest earned on the amounts in the trust account) unless the business combination is consummated, and therefore they may have a conflict of interest.

Our directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent such expenses exceed the amount available outside the trust account (plus a portion of the interest earned on the amounts in the trust account released to us), unless the business combination is consummated. The amount of available proceeds is based on management estimates of the capital needed to fund our operations for the next 24 or 36 months, as applicable, and to consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination, or if we expend a significant portion in pursuit of an acquisition which is not consummated. In the event we do not effect a business combination within 24 or 36 months, as applicable, from the date of this prospectus, then any expenses incurred by such individuals in excess of the money being held outside of the trust account will not be repaid as we will liquidate at such time. On the other hand, if we complete a business combination within such time period, those expenses will be repaid by the target business. Consequently, our officers, who are also our directors, may have an incentive to complete a business combination other than just what is in the best interest of our shareholders.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Prospective shareholders therefore have no access to information about prior trading history on which to base their investment decision. Although our securities have been approved for initial listing on NASDAQ, an active trading market for our securities may never develop or, if developed, may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

If our ordinary shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we are not listed on NASDAQ or another exchange and have net tangible assets of less than $5,000,000 and our ordinary shares have a market price per share of less than $5.00, transactions in our ordinary shares may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser’s written agreement to a transaction prior to sale;
•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
•	obtain a signed and dated acknowledgment from the purchaser demonstrating the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our ordinary shares become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed and you may find it more difficult to sell our securities.

It is probable our initial business combination will be with a single target business, which may cause us to be solely dependent on a single business and a limited number of products or services. Additionally, we may face obstacles to completing simultaneous acquisitions.

Our initial business combination must be with a business or businesses with an aggregate fair market value of at least 80% of the amount in our trust account (less the deferred underwriting compensation, taxes payable and amounts that may be released to us) at the time of our entry into a definitive agreement, which amount is required as a condition to the consummation of our initial business combination. We may not be able to acquire more than one target business because of various factors, including the amount of funds available to consummate a business combination, possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we may not have sufficient management, financial or other resources to effectively investigate the business and affairs of multiple acquisition candidates simultaneously or to negotiate the terms of multiple acquisition agreements at the same time, which could result in a failure to properly evaluate multiple acquisitions. Further, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied, bringing the aggregate fair market value of the target in the initial business combination below the required fair market value of 80% of the amount in our trust account (less the deferred underwriting compensation, taxes payable and amounts that may be released to us). Accordingly, while it is possible we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if deciding between one target business meeting such 80% threshold and comparable multiple target business candidates collectively meeting the 80% threshold. Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only a single initial business combination with the proceeds of this offering and the private placement. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business; or
•	dependent upon the development or market acceptance of a single or limited number of products or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

We may consummate a business combination with a company operating a business outside the area of our management’s expertise.

We may consummate a business combination with a company in the alternative energy, energy or environmental industries to capitalize on the experience of our management, but will not be limited to pursuing acquisition opportunities only within such industries. We may also pursue opportunities in other industries involving businesses outside of our management’s expertise. Accordingly, if we pursue a business combination with a business operating outside the area of our management’s expertise, our management’s lack of experience in such industry could adversely affect their ability to identify a suitable business combination and, should such business combination be consummated, this lack of experience could adversely affect their ability to operate such business.

The potential loss of key customers, management and employees of a prospective target business could cause us not to realize the benefits anticipated to result from an acquisition.

Our success following an acquisition will depend, in part, upon the retention of key customers and the efforts of the executive officers and other key personnel of the acquired business. It is possible that, following our initial acquisition, the potential loss of key customers, management and employees of an acquired business could prevent the acquired business from fully implementing its business strategies, and could materially affect its financial condition and operating results, which could cause us not to realize the benefits we anticipated to result from the acquisition.

Public shareholders, together with any of their affiliates or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 10% (or 19.99% if such threshold is increased by our directors, in their discretion) of the shares sold in this offering.

When we seek shareholder approval of our proposal to approve the extended period, or any business combination, we will offer each public shareholder (but not our existing shareholders, except with respect to ordinary shares purchased by South Ferry #2, LP or Platinum Partners Value Arbitrage Fund LP as part of the units sold in this offering) the right to cause us to have his, her or its ordinary shares redeemed for cash if the shareholder votes against the extended period and it is approved, or against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, our amended and restated memorandum and articles of association provides that a public shareholder (including South Ferry #2, LP or Platinum Partners Value Arbitrage Fund LP with respect to ordinary shares purchased as part of the units sold in this offering), together with any affiliate or any other person with whom such holder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act) will be restricted from exercising redemption rights in connection with the approval of the extended period and proposed business combination, on a cumulative basis, with respect to more than an aggregate of 10% of the ordinary shares sold in this offering unless our directors resolve, in their discretion, to permit redemptions up to 19.99% of the ordinary shares sold in this offering. Accordingly, if you, or your group, purchase more than 10% (or 19.99% if such threshold is increased by our directors, in their discretion) of the shares sold in this offering and the proposed extended period or a proposed business combination is approved, you will not be able to seek redemption rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. There is a risk the value of such additional shares will not appreciate over time following approval of the extended period or a business combination or that the market price of the ordinary shares will exceed the per-share redemption price.

The ability of our directors to increase the threshold from 10% to 19.99% by which public shareholders, together with any of their affiliates or any other person with whom they are acting in concert or as a “group”, may be restricted from seeking redemption rights may preclude us from extending our corporate existence from 24 to 36 months or from consummating our initial business combination.

Our amended and restated memorandum and articles of association provides a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights in connection with the extended period and proposed business combination on a cumulative basis with respect to more than an aggregate of 10% of the ordinary shares sold in this offering unless our directors resolve, in their discretion, to permit redemptions up to 19.99% of the ordinary shares sold in this offering. Two of our existing shareholders, South Ferry #2, LP and Platinum Partners Value Arbitrage Fund LP (each of whom has indicated, without obligation, their interest to purchase up to 19.99% of the units sold in this offering), are permitted to seek such redemption with respect to ordinary shares purchased by them as part of the units sold in this offering. Each of our proposals to approve (i) our extended period and (ii) our initial business combination, require that public shareholders, if any, exercising their redemption rights constitute less than 40% of the ordinary shares sold in this offering on a cumulative basis. Assuming that each of South Ferry #2, LP and Platinum Partners Value Arbitrage Fund LP purchase 19.99% of the units sold in this offering, and assuming further that each of such entity exercises 100% of their redemption rights, we may be precluded from extending our corporate existence from 24 to 36 months, or from consummating our initial business combination.

We will not be required to obtain an opinion from an investment banking firm as to the fair market value of a proposed business combination if our board of directors independently determines the target business has sufficient fair market value.

The initial target business or businesses we acquire must have an aggregate fair market value equal to at least 80% of the amount in our trust account (less the deferred underwriting compensation, taxes payable and amounts that may be released to us) at the time of our entry into a definitive agreement. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with an aggregate fair market value in an amount considerably greater than 80% of the amount in our trust account (less the deferred underwriting compensation, taxes payable and amounts that may be released to us) at the time of our entry into a definitive agreement. The fair market value of such business will be determined by our board of directors and we will not be required to obtain an opinion from an investment banking firm to confirm their determination. Accordingly, you may not have the benefit of an independent third party’s evaluation of the fairness of our initial business combination.

Our existing shareholders, including our directors and officers, control a substantial interest in us and thus may influence certain actions requiring shareholder vote.

Upon the date of this prospectus, our existing shareholders (including all of our directors and officers) will collectively own approximately 20% of our issued and outstanding ordinary shares (not including the purchase of 2,462,500 warrants in the private placement by Mission, our sponsor, Value Insights, an affiliate of Mr. Wadhwani, our chief executive officer, Chardan Capital Markets, LLC, the representative of the underwriters and two of our existing shareholders, South Ferry # 2, LP and Platinum Partners Value Arbitrage Fund

LP, and assuming no additional purchases by our existing shareholders in this offering). These shares will be voted in accordance with the majority of the ordinary shares with respect to the approval of a proposed business combination. Assuming that each of South Ferry #2, LP and Platinum Partners Value Arbitrage Fund LP purchase 19.99% of the units offered in this offering (although they have no obligation to do so), that the underwriters’ over-allotment option is not exercised, that the underwriters’ unit purchase option is not exercised and that none of our public warrants are exercised, following this offering, our existing shareholders would own approximately 52% of our issued and outstanding ordinary shares. In addition to the above assumptions, assuming further that only our existing shareholders exercise their insider warrants (which can only be exercised after the consummation of our business combination), our existing shareholders would own approximately 65% of our then issued and outstanding ordinary shares.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years, with only one class of directors being elected in each year. It is unlikely there will be an annual meeting of shareholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, initially only a minority of the board of directors will be considered for election and our existing shareholders, because of their ownership position, will have considerable influence regarding the outcome.

Accordingly, our existing shareholders will continue to exert control at least until the consummation of a business combination. In addition, our existing shareholders and their affiliates and relatives are not prohibited from purchasing additional units in this offering or in the open market. If they do, our existing shareholders may have considerable influence upon the vote in connection with a business combination.

Our existing shareholders paid an aggregate of $25,000, or approximately $0.019 per share, for their 1,312,500 shares (assuming there is no exercise of the underwriters’ over-allotment option) and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share of our ordinary shares and the pro forma net tangible book value per share of our ordinary shares after this offering and the private placement constitutes the dilution to you and the other investors in this offering. The fact our existing shareholders acquired their ordinary shares at a nominal price has significantly contributed to this dilution. Assuming the offering and the private placement are completed, you and the other new investors will incur an immediate and substantial dilution of approximately 33.5% or $2.68 per share (the difference between the pro forma net tangible book value per share of $5.32, and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of ordinary shares and make it more difficult to effect a business combination.

In connection with this offering as part of the units, and the private placement, we will be issuing warrants to purchase up to 7,712,500 of our ordinary shares. To the extent we issue ordinary shares to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our existing security holders exercise their registration rights, it may have an adverse effect on the market price of our ordinary shares and the existence of these rights may make it more difficult to effect a business combination.

Our existing security holders are entitled to require us to register the resale of their ordinary shares and warrants (as well as the ordinary shares issuable upon exercise of warrants included as part of the insider warrants) at any time after the date on which their securities are released from escrow. If such existing security holders exercise their registration rights with respect to all of their securities, there will be an additional 1,312,500 ordinary shares (assuming no exercise of the underwriters’ over-allotment option) and 2,462,500 warrants (as well as 2,462,500 ordinary shares issuable upon exercise of the warrants) eligible for trading in the public market and we will bear the costs of registering such securities. The presence of this additional number of ordinary shares eligible for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our ordinary shares.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

Companies that fall within the definition of an “investment company” set forth in Section 3 of the Investment Company Act of 1940, as amended, and the regulations thereunder, which we refer to as the 1940 Act, are subject to registration and substantive regulation under the 1940 Act, including, among others:

•	restrictions on the nature of our investments; and
•	restrictions on our capital structure and use of multiple classes of securities.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy and disclosure requirements, and other rules and regulations.

The compliance with such aforementioned requirements would reduce the funds we have available outside the trust account to consummate an initial business combination.

We do not believe that our anticipated principal activities will subject us to the 1940 Act. To this end, the proceeds held in the trust account may only be invested by the trustee in U.S. government securities and in assets that are considered “cash items” for purposes of Section 3(a)(2) of the 1940 Act. Pursuant to the trust agreement, the trustee is not permitted to invest in securities or assets that are considered “investment securities” within the meaning of Section 3(a) of the 1940 Act. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring, growing and operating a business or businesses for the long term with operations in India or any of the ASEAN Member Nations (rather than on buying and selling companies in the manner of a merchant bank or private equity fund) we intend to avoid being deemed an “investment company” within the meaning of the 1940 Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in the trust account to our public shareholders as part of our plan of dissolution and liquidation. If we do not invest the proceeds in accordance with the permitted exemptions under the 1940 Act, we may be deemed to be subject to the regulatory burdens of the 1940 Act, which would require additional expenditures for which we have not accounted.

Our directors may not be considered “independent” and we thus may not have the benefit of independent directors examining our financial statements and the priority of expenses incurred on our behalf subject to reimbursement.

Our existing shareholders hold 1,509,375 ordinary shares (up to 196,875 of which are subject to forfeiture by certain of our shareholders if the underwriters’ over-allotment option is not exercised in full) which our existing shareholders purchased at our inception for a purchase price of approximately $0.0166 per share, which is significantly lower than the offering price. No salary or other compensation will be paid to our sponsor, officers or directors for services rendered by them on our behalf prior to or in connection with a business combination. Although we believe that three of the members of our board of directors are “independent” under the rules of NASDAQ, because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, it is likely that state securities administrators would take the position that we do not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not any directors are deemed to be “independent,” this may not actually be the case. If actions are taken or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our shares held by the public shareholders.

Since we have not currently selected a prospective target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business’s operations.

Since we have not yet identified a prospective target, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’s operations. Accordingly, we may be affected by numerous risks inherent in the business operations of those entities. Our management may not properly ascertain or assess all of the significant risk factors inherent in a particular target business. An investment in our units may ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a Business Combination — We have not identified a target business.”

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our shareholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our shareholders for approval. In addition, a proposal you vote against could still be approved if a sufficient number of public shareholders vote for the proposed business combination. Alternatively, a proposal you vote for could still be rejected if a sufficient number of public shareholders vote against the proposed business combination.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than would typically be the case if we were an operating company rather than a blank check company.

Prior to this offering there has been no public market for our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the result of a negotiation between the underwriters and us. The factors that were considered in making these determinations include:

•	the history and prospects of similarly structured “blank check” companies;
•	our management and their experience in the industry;
•	the actual and proposed offerings of those companies, including the structure and size of the offerings;
•	our capital structure;

•	the general conditions of the securities markets at the time of the offering;
•	an assessment by management of the funds necessary to complete an acquisition in the alternative energy, energy or environmental industries; and
•	other factors deemed relevant.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete a business combination may prove inaccurate, in which case we may not have sufficient funds to consummate a business combination and we would be forced to either find additional financing or liquidate or we may have too great an amount in the trust account to identify a prospect having a fair market value of at least 80% of the amount held in the trust account (less the deferred underwriting compensation, taxes payable and amounts that may be released to us).

If we acquire several companies with the intent of merging them to achieve economies of combination, a failure to merge them smoothly may harm our financial results.

If we acquire several companies, rather than a single one, with a total value of at least 80% of the amount in our trust account (excluding $1,470,000 of deferred underwriting compensation, taxes payable and amounts that may be released to us) at the time of our entry into a definitive agreement, we would expect to achieve economies of combination by downsizing the combined management and administrative staffs into a smaller, more cost effective management team. If we are not able to achieve these economies of combination, our financial results could suffer.

Because service and enforcement of legal process against our sponsor is uncertain, investors may not be able to obtain or collect upon a judgment against our sponsor and we may not be able to enforce our indemnity rights against our sponsor.

Service of process upon individuals or firms which are not resident in the U.S. may be difficult to obtain within the U.S. A majority of our directors and officers reside outside the U.S. Furthermore, depending on the location of our assets and the assets of our directors and officers, any judgment obtained in the U.S. against us or such persons may not be collectible within the U.S. We have appointed National Registered Agents, Inc. as our agent to receive service of process in any action against us in the U.S.

If we are unable to complete a business combination and are forced to distribute the proceeds held in trust to the holders of our ordinary shares, our sponsor has agreed that it will be liable to ensure the proceeds in the trust account are not reduced by the claims, if any, of vendors, service providers or prospective target businesses, but only to the extent that such parties have not executed an agreement waiving any right, title, interest or claim of any kind in or to any monies held in trust; provided, however, that such liability may not extend to claims brought under foreign law or in foreign courts. Accordingly, if a judgment is obtained against the trust account, we may not be able to enforce our indemnity rights against our sponsor, Mission.

There is substantial doubt as to the enforceability of civil liabilities under the Securities Act or the Exchange Act in original actions instituted in India or any of the ASEAN Member Nations. However, a foreign court may declare a foreign civil judgment enforceable.

Because a majority of our directors and officers reside outside of the U.S. and, after the consummation of a business combination, substantially all of our assets will be located outside of the U.S., it may be difficult for investors to enforce their legal rights against such individuals.

A majority of our directors and officers reside outside of the U.S. and, before and after the consummation of a business combination, substantially all of our assets will be located outside of the U.S. As a result, it may not be convenient or even possible for investors in the U.S. to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws or other U.S. laws.

We may in the future enter into joint venture arrangements, which are risky since our joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturers’ financial condition and disputes between us and our co-venturers.

We may in the future co-invest with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a target business, partnership, joint venture or other entity. In such circumstances, we may not be in a position to exercise sole decision-making authority regarding a target business, partnership, joint venture or other entity. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become insolvent or fail to fund their share of required capital contributions. In addition, we will face additional risks, including the additional costs and time required to investigate and otherwise conduct due diligence on potential joint venture partners and to negotiate joint venture agreements. Moreover, the subsequent management and control of a joint venture will entail risks associated with multiple owners and decision makers. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and distract our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners or co-venturers might result in subjecting assets owned by the partnership or joint venture to additional risk. We may also, in certain circumstances, be liable for the actions of our third party partners or co-venturers. For example, in the future we may agree to guarantee indebtedness incurred by a partnership, joint venture or other entity. Such a guarantee may be on a joint and several basis with our partner or co-venturer in which case we may be liable in the event such party defaults on its guaranty obligation.

Risks Associated with International Existence, Operations and Transactions

Acquisitions of companies with operations in foreign territories entail special considerations and risks. If we are successful in acquiring a target business with operations outside of the U.S., we will be subject to, and possibly adversely affected by, the following risks:

Since we are likely to acquire a target business located in a foreign jurisdiction, we could experience delays and increased costs due to cultural, legal and administrative differences with respect to the acquisition process, including due diligence, negotiating and closing the transaction.

Since we are likely to be seeking to acquire a target business located in a foreign jurisdiction, such as India or any of the ASEAN Member Nations, we could experience delays due to the cultural, legal and administrative differences with respect to the acquisition process, including due diligence, negotiating and closing the transaction, that we may not experience if we were to make an acquisition in jurisdictions such as the U.S. In the event we experience such delays, it could increase the amount of cash to be held out of the trust account for working capital purposes and result in a longer period of time to present a business combination to shareholders and ultimately close a business combination.

Since we are likely to acquire a target business with operations located outside the U.S., we may encounter risks specific to other countries in which such target business operates.

Our target business will likely be based outside of the U.S. and/or some or all of our operations may be conducted in countries where economic growth has slowed; or where economies have suffered economic, social and/or political instability or hyperinflation or where the ability to repatriate funds has been delayed or impaired in recent years. The economies of other foreign countries that may be important to our operations could also suffer slower economic growth or economic, social and/or political instability in the future. As such, we will be exposed to risks that could negatively impact our future results of operations following our initial business combination. The additional risks we may be exposed to in these cases include, but are not limited to:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;
•	tax issues, such as tax law changes and variations in tax laws as compared to the U.S.;
•	longer payment cycles;
•	cultural and language differences;
•	foreign exchange controls;
•	restrictions on access to markets;
•	lack of developed infrastructure;
•	inflation;
•	changes in and the burdens and costs of compliance with a variety of foreign laws and regulations, including tax laws, accounting standards, environmental laws and occupational health and safety laws;
•	restrictions on transfer of funds;
•	crime, strikes, riots, civil disturbances, terrorist attacks and wars;
•	deterioration of political relations with the U.S.; and
•	other adverse changes in policies, including monetary (including, without limitation, local interest rates), tax and/or lending policies, encouraging foreign investment or foreign trade by our host countries.

The occurrence of any of these conditions could disrupt or terminate our operations, causing our operations to be curtailed or terminated in these areas or our operations to decline and could cause us to incur additional costs.

Cultural and managerial differences may result in the reduction of our overall performance after the consummation of a business combination.

While international share capital exchanges, share reconstruction or amalgamation or other similar transactions and acquisitions are increasing in frequency, assimilating cultural and managerial differences are still problematic. Friction may also result from the consolidation of management teams from different cultural backgrounds.

Our business will be subject to foreign currency risks.

Since we are likely to seek to consummate a business combination with a target business with operations outside of the U.S., our business will be subject to foreign currency risks. These risks include:

•	difficulty in converting local currencies to U.S. dollars; and
•	the market for conversion of local currency into other currencies may deteriorate or cease to exist.

Fluctuation in exchange rates can therefore give rise to foreign exchange exposures, which may adversely impact our results of operations.

If we were to acquire assets, it is highly unlikely that proxy materials provided to our shareholders would include historical financial statements and, accordingly, investors will not have historical financial statements on which to rely in making their decision whether to vote for the acquisition.

If we were to acquire assets, it is highly unlikely that the proxy statement we would send to shareholders would, unless otherwise required by applicable law and regulations, contain historical financial statements with respect to the operation of such assets. Although we would provide such historical financial statements if required by applicable law or regulations, such historical financial statements are not often required, and, therefore, shareholders voting on a proposed transaction would not have the benefit of financial statements of past operations. Although we would not be required to include financial information in the proxy statement, we would attempt to send to our shareholders the same information that would typically be provided in the prospectus for an initial public offering of a start-up company, such as (i) historical and prevailing market rates for assets; (ii) our expectations of future market trends and proposed strategy for operation of the assets; (iii) our anticipated operational (overhead) expenses and (iv) the valuation of the assets generally, all of which, in turn, depend on the sector and country in which we consummate such a business combination. Thus, you would not necessarily be able to rely on historical financial statements when deciding whether to approve a business combination involving the acquisition of assets. To the extent that our business combination consists of the acquisition of assets that do not have historical financial information, we will determine whether such business combination has a fair market value of at least 80% of the amount in our trust account (less the deferred underwriting compensation, taxes payable and amounts that may be released to us) based on the value of the assets, as determined by the experience and advice of our management and financial advisors consistent with industry practice. Such valuation will factor in, among other things, the revenue stream generated from ongoing operations and analysis of recent public transactions which are similar in nature.

Because any target business with which we attempt to complete a business combination may be required to provide our shareholders with financial statements prepared in accordance with and reconciled to U.S. or international generally accepted accounting principles, prospective target businesses may be limited.

In accordance with requirements of U.S. federal securities laws, in order to seek shareholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which are reconciled to, either U.S. generally accepted accounting principles, or GAAP, or international financial reporting standards, or IFRS. Accounting, financial and other reporting standards in the area in which we are likely to concentrate our search for a target business are not equivalent to those in the U.S. and certain Western European countries. Accordingly, less information may be available to investors. To the extent a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, GAAP or IFRS, we will not be able to acquire that proposed target business. This may limit the pool of potential target businesses which we may acquire.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because we are incorporated under Cayman Islands law.

We are a company incorporated under the laws of the Cayman Islands. Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Law (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the U.S. In particular, the Cayman Islands has a less developed body of securities laws as compared to the U.S., and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the U.S.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the U.S., the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

•	is given by a competent foreign court;
•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
•	is final;
•	is not in respect of taxes, a fine or a penalty; and

•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company. For a discussion of certain differences between the provisions of the Companies Law and the laws applicable to companies incorporated in the U.S. and their shareholders, see “Cayman Islands Exempted Company Considerations.”

Under Cayman Islands law, the requirements and restrictions relating to this offering contained in our amended and restated memorandum and articles of association may be amended, which could reduce or eliminate the protection afforded to our shareholders by such requirements and restrictions.

Our amended and restated memorandum and articles of association sets forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated amended and restated memorandum and articles of association will provide among other things, that:

•	prior to the consummation of our initial business combination, we will submit such business combination to our shareholders for approval;
•	we may consummate our initial business combination if (i) it is approved by a majority of the ordinary shares voted by the public shareholders and (ii) public shareholders, if any, voting against the extended period or business combination, as the case may be, and exercising their redemption rights constitute less than 40% of the ordinary shares sold in this offering on a cumulative basis;
•	if either our proposal to approve the extended period is approved by our public shareholders, or our initial business combination is approved and consummated, public shareholders who voted against the extended period or business combination and exercised their redemption rights will receive their pro rata share of the trust account (net of taxes, which taxes will be paid from the trust account);
•	if a business combination is not consummated or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public shareholders their pro rata share of the trust account; and
•	we may not consummate any share capital exchange, share purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of the amount in our trust account (less the deferred underwriting compensation, taxes payable and amounts that may be released to us) at the time of our entry into a definitive agreement.

Our amended and restated memorandum and articles of association, which contains the above-described provisions, may be amended only by a special resolution of shareholders (which would require the affirmative vote of a majority of not less than two thirds of such shareholders voting at a meeting for such purpose), which such amendment could reduce or eliminate the protection afforded to our shareholders. However, we view the foregoing provisions as obligations to our shareholders and we will not take any actions to waive or propose, endorse or support any proposal by the shareholders for an amendment to the foregoing provisions.

We believe that we will likely be classified as a passive foreign investment company (or “PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. investors.

We believe we will likely be classified as a PFIC for U.S. federal income tax purposes. As a result of being classified as a PFIC, a U.S. Holder (as defined in the section of this prospectus captioned “Taxation —  United States Federal Income Taxation”) of our ordinary shares and warrants may be subject to increased United States federal income tax liability and may be subject to additional reporting requirements. A U.S. Holder may be able to mitigate this potential increased U.S. federal income tax liability by making a QEF election in respect of our ordinary shares. The QEF election will not, however, shield a U.S. Holder from imposition of such tax and interest charge on gain recognized on the disposition of an investment in our warrants. Each prospective investor is urged to consult his or her tax advisor regarding the possible application of the PFIC rules. For a summary of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders —  Passive Foreign Investment Company Rules.”

An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption or liquidation price per share may be greater than an investor’s initial tax basis in our ordinary shares.

There is a risk that an investor’s entitlement to receive payments in excess of the investor’s initial tax basis in our ordinary shares upon exercise of the investor’s redemption right or upon our liquidation may result in constructive income to the investor, which could affect the timing and character of income recognition and could result in a U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, a well as the specific tax consequences to them of purchasing, holding or disposing of our ordinary shares, warrants or units.

There are certain aspects of Cayman Islands law which may impair our ability to structure and effect certain business combination structures.

Cayman Islands law does not provide for “mergers” as that expression is understood under U.S. corporate law. In addition, Cayman Islands law provides that amendments to a company’s memorandum and articles of association require the approval of a special resolution by the holders of two-thirds of the outstanding ordinary shares voting at a meeting called for such purpose. As result, if we were required to amend our amended and restated memorandum and articles of association in order to structure a business combination, such higher percentage vote would need to be obtained. These aspects of Cayman Islands law could impair our ability to structure certain business combinations.

Exchange controls that exist in India or any of the ASEAN Member Nations may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we may become subject to rules and regulations relating to the conversion of local currency into foreign currencies, which may impair our ability to effectively utilize cash flow for the distribution of potential dividends to our shareholders or to fund other operations we may have.

The liquidity of our investment in target businesses in India or any of the ASEAN Member Nations may be subject to regulations and other restrictions.

Our investments in target businesses having their principal operations in India or any of the ASEAN Member Nations, or a majority of assets located there, may be subject to regulations relating to the transfer of a security of a company located in a given country to a person resident outside such country. Transfer of the shares of such a company may be subject to pricing restrictions and may require the prior permission of a governmental or regulatory authority. These factors may restrict the liquidity of our investment in target businesses having their principal operations or a majority of their assets in India or any of the ASEAN Member Nations.

Because a foreign judiciary will determine the scope and enforcement under foreign laws of almost all of our target business’s material agreements, we may be unable to enforce our rights inside and outside of such foreign territory.

Foreign law can be expected to govern almost all of our target business’s material agreements, some of which may be with foreign governmental agencies. The target business may not be able to enforce any of its material agreements, and remedies may not be available to a target business outside of such foreign jurisdiction. The system of laws and the enforcement of existing laws in a foreign jurisdiction may not be as certain in implementation and interpretation as in the U.S. Foreign governments may be inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

Wage pressures in India and countries within the ASEAN Member Nations may prevent an acquired company from sustaining a competitive advantage and may reduce its profit margins.

Wage costs in any of the ASEAN Member Nations and India have historically been significantly lower than wage costs in the U.S. and Europe for comparably skilled professionals, which we expect will be one of the competitive strengths of a company we acquire. However, if, following a business combination, wages for skilled professionals increase due to increasing competition, we may not be able to sustain this competitive advantage, which could negatively affect profit margins. In addition, we may need to increase the levels of an acquired company’s employee compensation to remain competitive with other employers, or seek to recruit in other low labor cost areas to keep its wage costs low. Compensation increases may result in decreased profitability of a company we acquire.

The laws of foreign jurisdictions may not protect intellectual property rights to the same extent as those of the U.S., and we may be unsuccessful in protecting intellectual property rights following a business combination and may also be subject to third party claims of intellectual property infringement.

The one or more businesses we acquire will likely rely on a combination of patent, copyright, trademark and design laws, trade secrets, confidentiality procedures and contractual provisions to protect their intellectual property. However, the laws of foreign jurisdictions may not protect proprietary rights to the same extent as laws in the U.S. Therefore, efforts to protect such intellectual property may not be adequate. Furthermore, competitors may independently develop similar technology or duplicate a target business’s products or services. Unauthorized parties may infringe upon or misappropriate a target business’s products, services or proprietary information.

We may become subject to taxation in the Cayman Islands which would negatively affect our results.

Under current Cayman Islands law, we are not obligated to pay any taxes in the Cayman Islands on either income or capital gains. The Governor-in-Cabinet of Cayman Islands has granted us an exemption from the imposition of any such tax on us for twenty years from February 12, 2008. After such date, we may be subject to any such tax. If we were to become subject to taxation in the Cayman Islands, our financial condition and results of operations could be significantly and negatively affected. See “Taxation — Cayman Islands Taxation.”

Cayman Islands anti-money laundering laws might cause us to refuse a redemption payment to shareholders.

We reserve the right to refuse to make any shareholder redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of shareholder redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

Risks Related to the Alternative Energy, Energy and Environmental Industries

Acquisitions of companies with operations in the alternative energy, energy or environmental sectors will be subject to, and possibly adversely affected by, the following risks:

The energy industry as a whole is highly competitive.

There is intense competition in the alternative energy, energy and environmental industries. Fully integrated companies compete in many segments of the energy industry on a national and international basis, on scales that may be much larger than ours. Large companies, because of the diversity and integration of their operations, larger capitalization and greater resources, may be better able to withstand volatile market conditions, compete on the basis of price, and more readily obtain feedstocks in times of shortage and to bear the economic risks inherent in all phases of the energy industry.

The alternative energy, energy and environmental industries are highly influenced by legislative policies which may often differ from region to region and country to country.

Operations of businesses in the alternative energy, energy and environmental industries are very significantly shaped and regulated by both international treaties and agreements, such as the Kyoto Protocol, as well as legislation in individual countries. This regulation may take the form of fiscal incentives, mandatory use, compliance requirements, product standards and specifications, controlled prices for products and services, import and export regulations, controlled competition, licensed availability of raw material, etc. Often these regulations change from market to market and country to country, and have changed substantially over time. Any changes in this regard may have a negative impact on the attractiveness and performance of our targets.

The alternative energy, energy and environmental industries face increasing technological advancements and certain target businesses may face technological obsolescence.

Technological advancements in the alternative energy, energy and environmental sectors pose an attendant risk of technological obsolescence for businesses operating in these sectors which may make some existing businesses uncompetitive or irrelevant over time. Our management team and directors and officers may not be able to make a correct assessment of such changes, prospects and risks.

Energy prices and commodity prices fluctuate significantly and it may reduce our profitability and operations.

Prices of energy and commodities and the feedstocks used to produce alternative energy products all fluctuate widely in the short, medium and long term, and as such have direct implications on the profitability of the businesses in these sectors. Also, different sectors of our focus industries may be more attractive than others at different price points. For example, while businesses in raw materials and feedstocks for energy and alternative energy may be more profitable in times of high energy prices, the businesses actually producing energy will likely be less attractive if margins are reduced as a result of high raw material prices.

Failure to comply with governmental regulations could result in the imposition of penalties, fines or restrictions on operations and remedial liabilities.

The alternative energy, energy and environmental industries are subject to extensive laws and regulations related to health and safety and those associated with compliance and permitting obligations (including those related to the use, storage, handling, discharge, emission and disposal of solid waste and other waste, pollutants or hazardous substances or wastes, or discharges and air and other emissions) as well as land use and development. Existing laws may also impose obligations to clean up contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination. Compliance with these laws, regulations and obligations could require substantial capital expenditures. Failure to comply could result in the imposition of penalties, fines or restrictions on operations and remedial liabilities. These costs and liabilities could adversely affect our operations following a business combination. These laws, regulations and obligations could change with the promulgation of new laws and regulations or a change in the interpretation of existing laws and regulations, which could result in substantially similar risks. We may not be able to comply with existing or new regulations.

If we are unable to acquire or renew permits and approvals required for our operations following a business combination, we may be forced to suspend or cease our operations altogether.

The construction and operation of alternative energy, energy and environmental projects require numerous permits and approvals from governmental agencies. We may not be able to obtain all necessary permits and approvals following a business combination. If we are unable to obtain or renew permits or approvals necessary for the operation of our business following a business combination, our operations would be adversely affected. In addition, obtaining all necessary permits and approvals may necessitate substantial expenditures and may create a significant risk of expensive delays or loss of value if a project is unable to function as planned due to changing requirements or local opposition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among others (i) our expectations about possible business combinations, (ii) our growth strategies, (iii) our future financing plans and (iv) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described under “Risk Factors.”

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement and our expected uses will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to the public	$42,000,000	$48,300,000
Gross proceeds from warrants offered in the private placement	1,970,000	1,970,000
Total Gross Proceeds	$43,970,000	$50,270,000
Offering expenses(1)
Underwriting discount(2)	$1,050,000	$1,207,500
Deferred underwriting compensation(3)	1,470,000	1,690,500
Underwriting non-accountable expense allowance	420,000	420,000
Legal fees and expenses(4)	205,000	205,000
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	70,000	70,000
SEC registration fee	3,230	3,230
FINRA registration fee	11,789	11,789
NASDAQ registration fee	50,000	50,000
Miscellaneous expenses	59,981	59,981
Total Offering Expenses	$3,415,000	$3,793,000
Proceeds after offering expenses	$40,555,000	$46,477,000
Net proceeds of the offering and the private placement held in trust account	$40,530,000	$46,452,000
Deferred underwriting compensation held in trust account	1,470,000	1,690,500
Total held in trust	$42,000,000	$48,142,500
Net offering proceeds not held in trust	$25,000	$25,000
Use of net proceeds not held in trust ($25,000) and up to $1,400,000 of after tax interest earned on the trust account that may be released to us(5)
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination(6)	$500,000	35.09%
Due diligence, identification and research of prospective target businesses and reimbursement of out of pocket expenses of management	100,000	7.02%
Payment to sponsor for administrative services and support ($7,500 per month for 2 years)(7)	180,000	12.63%
Legal and accounting fees relating to SEC reporting obligations	200,000	14.03%
Working capital to cover miscellaneous expenses, D&O insurance and reserves	445,000	31.23%
Total(8)	$1,425,000	100.00%

(1)	As of February 4, 2008, $62,500 of the offering expenses have already been paid from loans to us described below, including legal fees.
(2)	Represents 2.5% of the gross proceeds from the sale of the units in this offering.

(3)	Represents 3.5% of the gross proceeds from the sale of the units in this offering that will be paid to the underwriters only upon consummation of a business combination, less $0.28 for each share redeemed for cash in connection with our business combination. If a business combination is not consummated and we are liquidated, such amounts will be distributed among our public shareholders.
(4)	Does not include fees that have been deferred and are contingent on our consummating our initial business combination.
(5)	Plus up to $400,000 of additional interest earned on the proceeds being held in trust may be released to us for working capital purposes if our proposal for an extended period is approved by our public shareholders.
(6)	These amounts are expected to be paid to legal, accounting and other outside professional firms to assist in negotiating, structuring and documenting a business combination and the preparation and filing of the related proxy statement.
(7)	This amount assumes 24 monthly payments of $7,500 for office services, which aggregate amount may be increased if the public shareholders approve the 36 month extended period.
(8)	This amount is an estimate based on currently anticipated expenses and is not intended to be an exhaustive list of all costs, fees and expenses to which we may become subject in seeking a business combination.

$42,000,000, or $48,142,500 if the underwriters’ over-allotment option is exercised in full, of the proceeds of the offering and the private placement will be placed in a trust account at [  ] maintained by Continental Stock Transfer & Trust Company, as trustee. Of this amount, up to $1,470,000 ($1,690,500 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters as deferred underwriting compensation in connection with this offering, if and only if a business combination is consummated, leaving us with $40,530,000 ($46,452,000 if the over-allotment option is exercised in full) with which to consummate a business combination. Other than interest income earned on the trust account, which may be released to us as described in the table above, the proceeds of this offering and the private placement held in the trust account will not be released until the earlier of approval of our extended period or completion of our initial business combination or the liquidation of our trust account to our public shareholders as part of our plan of dissolution and liquidation. The proceeds held in the trust account (exclusive of any funds held for the benefit of the underwriters, or used to pay public shareholders who have exercised their redemption rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or, if there are insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business combination. In the event there are funds remaining in the trust account after satisfaction of all of such obligations, such funds, less the deferred underwriters’ compensation, will be released to us immediately thereafter and there will be no restriction on our use of such funds.

We intend to fund our working capital needs as described below, as well as to pay the costs associated with our plan of dissolution and liquidation including reserves for creditors, if we do not consummate a business combination, from the $25,000 held outside of the trust account and up to $1,400,000 (plus up to an additional $400,000 if our proposal for an extended period is approved by our public shareholders) of interest earned on the proceeds being held in the trust account (after taxes payable) which may be released to us.

We have agreed to pay a monthly fee of $7,500 to Value Insights, an affiliate of Ashish Wadhwani, our chief executive officer, secretary and director, for general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and will continue until the earliest to occur of (i) the consummation of a business combination, (ii) 24 or 36 months, as applicable, from the date of this prospectus or (iii) the date on which we cease our corporate existence in accordance with our amended and restated memorandum and articles of association.

We estimate the costs to identify and research prospective target businesses and the costs related to the business combination, including legal and accounting expenses to structure the transaction, prepare the transaction documents and file the related proxy statement, will be approximately $600,000.

We expect due diligence of prospective target businesses will be performed by some or all of our directors and officers, and may include engaging market research firms and/or third party consultants. Our directors and officers will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities.

It is also possible we could use a portion of such working capital to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would voluntarily liquidate.

We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In that event, all sums remaining in the trust account, less the deferred underwriters’ compensation, will be released to us immediately thereafter and there will be no restriction on our use of such funds.

As of the date of this prospectus, Mission has loaned us $274,975 (and has agreed to loan us up to an aggregate of $350,000), which was used to pay a portion of the expenses of this offering, such as SEC registration fees, FINRA registration fees, NASDAQ registration fees and certain legal and accounting fees and expenses. This loan is payable, with annual interest equal to 7% on the consummation of this offering. The loan will be repaid out of the net proceeds of this offering not being placed in the trust account.

The net proceeds of this offering and the private placement held in the trust account and not immediately required for the purposes set forth above will be invested only in U.S. “government securities,” defined as any Treasury Bill issued by the U.S. having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act so that we are not deemed to be an investment company under the 1940 Act.

Other than the $7,500 aggregate per month general and administrative service fees described above, no compensation of any kind (including finder’s and consulting fees) will be paid by us or any person or entity to any of our existing shareholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing shareholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Because the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, but net of (i) any taxes and (ii) up to an aggregate of $1,400,000 (plus up to an additional $400,000 if our proposal for an extended period is approved by our public shareholders) of interest income released to us to fund our working capital requirements) in the event of the liquidation of our trust account to our public shareholders or in the event a public shareholder were to seek to redeem such shares for cash in connection with the approval of the extended period or business combination which the public shareholder voted against and which we actually consummate. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of ordinary shares, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash if voted against the extended period and/or business combination, as the case may be), by the number of outstanding ordinary shares.

At February 4, 2008, our net tangible deficit was ($96,776) or approximately ($0.07) per share of ordinary shares. After giving effect to the sale of ordinary shares included in the units sold in the offering and the proceeds of the private placement, the deduction of underwriters’ compensation and estimated expenses of this offering, the private placement and the contribution back to our capital by our existing shareholders of an aggregate of 71,875 ordinary shares, our pro forma net tangible book value (as decreased by the value of 2,099,999 ordinary shares which may be redeemed for cash) net of underwriting compensation waived by the underwriters related to the 2,099,999 shares that may be redeemed for cash, as of February 4, 2008 would have been $23,755,732 or $5.32 per share, representing an immediate increase in net tangible book value of $5.39 per share to the existing shareholders and an immediate dilution of $2.68 per share, or 33.5%, to new investors not exercising their redemption rights.

Our pro forma net tangible book value after this offering has been reduced by approximately $16,799,992 because if we effect a business combination, the redemption rights to the public shareholders may result in the redemption for cash of up to one share less than 40% of the aggregate number of shares sold in this offering on a cumulative basis (2,099,999 shares) at a per-share redemption price equal to $8.00 (plus a portion of the interest earned on the trust account, but net of (i) all taxes and (ii) up to $1,400,000 (plus up to an additional $400,000 if our proposal for an extended period is approved by our public shareholders) of interest income released to us to fund our working capital).

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units (actual dilution to investors may be significantly higher as a result of the exercise of these warrants, particularly if cashless exercise is utilized):

Public offering price		$8.00
Net tangible book value (deficit) before this offering	$(0.07)
Increase attributable to new investors	5.39
Pro forma net tangible book value after this offering		5.32
Dilution to new investors		$2.68

The following table sets forth information with respect to our existing shareholders prior to and after the private placement and the new investors:

	Shares Purchased(1)		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing shareholders	1,312,500	20.00%	$25,000	0.059%	$0.019
New investors(2)	5,250,000	80.00%	$42,000,000	99.94%	$8.00
Total	6,562,500	100.00%	$42,025,000	100.00%

(1)	Assumes (i) the contribution back to capital by our existing shareholders of an aggregate of 71,875 ordinary shares in June 2008, (ii) the sale of 5,250,000 units in this offering but not the exercise of 5,250,000 warrants to purchase ordinary shares sold as part of such units and (iii) no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 196,875 ordinary shares by certain of our existing shareholders.
(2)	Does not include 2,462,500 ordinary shares issuable upon exercise of the warrants issued in the private placement.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value (deficiency) before the offering and private placement	$(96,776)
Net proceeds from this offering and the private placement	40,555,000
Offering costs excluded from tangible book value before this offering and the private placement	97,500
Less: Proceeds held in trust subject to redemption for cash at $8.00 per share(1)	(16,799,992)
$23,755,732
Denominator:
Ordinary shares outstanding prior to the offering(2)	1,312,500
Ordinary shares included in the units offered	5,250,000
Less: Shares subject to redemption (5,250,000 x 40% less one share)	(2,099,999)
4,462,501

(1)	Includes a pro rata portion of the deferred underwriting compensation ($0.28 per share) which will be distributed to public shareholders electing to convert their shares.
(2)	Assumes (i) the contribution back to capital by our existing shareholders of an aggregate of 71,875 ordinary shares in June 2008 and (ii) no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 196,875 ordinary shares by certain of our existing shareholders.

CAPITALIZATION

The following table sets forth our capitalization at February 4, 2008 and as adjusted to give effect to the sale of our units in this offering and the application of the estimated net proceeds derived from the sale of our units and the private placement:

	February 4, 2008
	Actual	As Adjusted(1)
Notes payable(2)	$174,975	$—
Ordinary shares, $0.0001 par value, -0- and 2,099,999 shares which are subject to possible redemption, shares at redemption value(3)	$—	$16,799,992
Shareholders’ equity:
Preferred shares, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—
Ordinary shares, $0.0001 par value, 20,000,000 shares authorized; 1,509,375 shares issued and outstanding; 4,462,501 shares issued and outstanding (excluding 2,099,999 shares subject to possible redemption), as adjusted(1)(4)	$151	$446
Additional paid-in capital(5)	$24,849	$23,779,562
Deficit accumulated during the development stage	$(24,276)	$(24,276)
Total shareholders’ equity	$724	$23,755,732
Total capitalization	$175,699	$40,555,724

(1)	Assumes full payment to the underwriters of the underwriters’ compensation out of the proposed offering, and excludes the payment of $100 from the underwriters for their purchase option, proceeds from the sale of units under the purchase option and proceeds from exercise of any warrant.
(2)	Notes payable to our sponsor is payable on the consummation of this offering with respect to the loan.
(3)	Includes 2,099,999 ordinary shares which are subject to possible redemption on a cumulative basis. If our public shareholders approve our proposal for the extended period, or we consummate a business combination, the redemption rights afforded to our public shareholders on a cumulative basis (but not to our existing shareholders (other than South Ferry #2, LP and Platinum Partners Value Arbitrage Fund LP) or any of our directors and officers to the extent they purchase ordinary shares in this offering or the aftermarket) may result in the redemption into cash of up to approximately one share less than 40% of the shares sold in this offering on a cumulative basis at a per-share redemption price equal to the amount in the trust account, inclusive of any interest thereon (but net of taxes and amounts disbursed for working capital purposes), as of two business days prior to the proposed approval of the extended period or consummation of a business combination, as may be the case, divided by the number of ordinary shares sold in this offering.
(4)	Assumes (i) the contribution back to capital by our existing shareholders of an aggregate of 71,875 ordinary shares in June 2008, (ii) the sale of 5,250,000 units in this offering but not the exercise of 5,250,000 warrants underlying those units and (iii) no exercise of the underwriters’ over-allotment option. In the event the underwriters’ over-allotment option is exercised in full, our existing shareholders will not forfeit their pro-rata potion of 196,875 ordinary shares in proportion to the percentage of the over-allotment option exercised by the underwriters.
(5)	The as adjusted column includes $1,970,000 payable prior to the consummation of the offering from the purchase of the insider warrants.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a blank check company incorporated under the laws of the Cayman Islands as an exempted company with limited liability on January 16, 2008. Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands. We were incorporated for the purpose of acquiring, engaging in a share capital exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with or which results in one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry or to any geographic region, although we will be focused on target businesses in the energy, alternative energy or environmental industries with operations in India or any of the ASEAN Member Nations.

We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

•	may significantly reduce the equity interest of our shareholders;
•	will likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present directors and officers;
•	may adversely affect prevailing market prices for our ordinary shares; and
•	may subordinate the rights of holders of our ordinary shares if preferred shares are issued with rights senior to those afforded to the ordinary shares.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;
•	covenants that limit our ability to acquire capital assets or make additional acquisitions; and
•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate the net proceeds from the sale of the units in this offering and the warrants in the private placement will be $40,555,000 ($46,477,000 if the over-allotment option is exercised in full), after deducting offering expenses of approximately $3,415,000 including underwriting compensation of approximately $1,470,000 (or $1,690,500 if the over-allotment option is exercised in full). Of this amount, $40,530,000 or $46,452,000 if the underwriters’ over-allotment option is exercised in full, will be available to consummate a business combination.

We will use substantially all of the net proceeds of this offering and the private placement, as well as interest on the funds in the trust account available to us, after taxes and net of up to $1,400,000 (plus up to an additional $400,000 if our proposal for an extended period is approved by our public shareholders) that may be released to us to fund our working capital, to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. The proceeds held in the trust account (exclusive of taxes payable and the deferred underwriting fees payable to the underwriters, and interest thereon, or amounts used to pay public shareholders who have exercised their redemption rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or, if there are insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time. To the extent our share capital is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be released to us and there will be no restriction on our use of such funds.

We believe, upon consummation of this offering and the private placement, the $25,000 available to us outside of the trust account and the $1,400,000 (plus up to an additional $400,000 if our proposal for an extended period is approved by our public shareholders) of the interest earned on funds in the trust account which may be released to us, will be sufficient to allow us to operate for at least the next 36 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $600,000 of expenses for legal, accounting, due diligence and other expenses attendant to the research and identification of prospective target businesses (including activities by outside parties and our directors and officers), and structuring and negotiating of a business combination, $180,000 for administrative services and support payable to an affiliated third party (up to $7,500 per month for up to 24 months), $200,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $445,000 for general working capital that will be used for miscellaneous expenses, D&O insurance and reserves including the costs associated with our voluntary liquidation if we do not consummate a business combination. Although the rate of interest to be earned on the trust account will fluctuate through the duration of the trust account, and although we are unable to state the exact amount of time it will take to complete a business combination, we anticipate the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition (up to $1,400,000, plus up to an additional $400,000 if our extended period is approved, net of any taxes), together with up to $25,000 available to us outside the trust account, will be sufficient to fund our working capital requirements. While we cannot assure you the trust account will yield this rate, we believe such rate is representative of that which we may receive.

We believe there should be sufficient funds available either outside of the trust account or made available to us out of the net interest earned on the trust account (up to $1,400,000, plus up to an additional $400,000 if our extended period is approved, net of any taxes) and released to us as working capital, to fund the costs and expenses associated with a plan of dissolution and liquidation, although we cannot give any assurances thereof. Mission, our sponsor, has agreed to indemnify us for these expenses to the extent there are insufficient funds available from the proceeds not held in the trust account, or that may be released to us, and interest released to us, as described above under “The Offering — Liquidation If No Business Combination.”

We do not believe we will need to raise additional funds following this offering and the private placement in order to meet the expenditures required for operating our business prior to a business combination. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination. We would only consummate such a fundraising simultaneously with the consummation of a business combination.

In seeking a business combination, we intend to utilize cash derived from the proceeds of this offering and the private placement, as well as our capital stock or debt, or a combination of cash, capital stock and debt, and there is no limit on the issuance of capital stock or incurrence of debt we may undertake in effecting a business combination. In the event a business combination is consummated, all sums remaining in the trust account, less the deferred underwriters’ compensation, will be released to us immediately thereafter, and there will be no restriction on our use of such funds.

As of the date of this prospectus, our sponsor has loaned us $274,975 (and has agreed to loan us up to an aggregate of $350,000), which was used to pay a portion of the expenses of this offering, such as SEC registration fees, FINRA registration fees, NASDAQ registration fees and certain legal and accounting fees and expenses. This loan is payable, with annual interest equal to 7%, on the consummation of this offering. The loan will be repaid out of the net proceeds of this offering not being placed in trust.

We have agreed to sell to the underwriters, for $100, an option to purchase up to a total of 262,500 units. The underwriters’ unit purchase option is exercisable on a cashless basis at $10.00 per unit commencing one year from the date of the prospectus and it expires five years from the date of the prospectus. The units issuable upon exercise of this option are identical to those being sold in this offering. If the option is exercised at any time after the fourth anniversary of the date of this prospectus, the holder will only receive the shares comprising the 262,500 units since the warrants will have expired. The option may only be exercised by the option holder and cannot be redeemed for cash by us or the option holder.

The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $929,436, using an expected life of five years, volatility of 54.34%, and a risk-free interest rate of 3.44%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate calculated is a reasonable benchmark to use in estimating the expected volatility of our units. The volatility calculation is based on the average volatility of comparable companies that have completed their public offerings in amounts ranging from $21,000,000 to $120,000,000, and have completed their initial business combinations. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we automatically dissolve and subsequently liquidate our trust account, the option will become worthless.

We will proceed with an extended period or business combination only if a majority of the ordinary shares cast at the meeting are voted in favor of the business combination and the cumulative exercise by the public shareholders of their redemption rights constitutes less than 40% of the ordinary shares sold in this offering, as described herein. Even if the cumulative exercise by the public shareholders of their redemption rights constitutes less than 40% of the ordinary shares sold in this offering, we may be unable to consummate a business combination if such redemptions leave us with funds that are less than the amount required for our initial business combination. In such event, we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or liquidate and dissolve.

The public warrants, the insider warrants, the underwriters’ unit purchase option and the warrants included in the underwriters’ unit purchase option are not subject to net cash settlement in the event we are unable to maintain an effective Securities Act registration statement. We must use best efforts to file and maintain the effectiveness of the registration statement for the warrants set forth above as well as the securities issuable upon exercise of the underwriters’ unit purchase option. Except for the insider warrants, all such warrants are only exercisable to the extent we are able to maintain such effectiveness. The unit purchase option (but not the underlying warrants), however, may be exercised by means of cashless exercise. We will not be obligated to deliver any securities pursuant to the exercise of the unit purchase option unless the registration statement with respect to the securities underlying the unit purchase option is effective. If a holder of public warrants or the holder of the underwriters’ unit purchase option, or warrants underlying the underwriters’ unit purchase option, does not, or is not able to, exercise such warrants, underwriters’ unit purchase option or warrants underlying such underwriters’ unit purchase option, as applicable, such warrants, underwriters’ unit purchase option or underlying warrants, as applicable, will expire worthless. This expiration would result in such holders paying the full unit purchase price solely for their ordinary shares underlying such units. Since we are not required to net cash settle the warrants or the unit purchase option, liability classification is not required under EITF 00-19. We will therefore account for the warrants and the unit purchase option as equity.

PROPOSED BUSINESS

Introduction

We are a blank check company incorporated under the laws of the Cayman Islands as an exempted company with limited liability on January 16, 2008. Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands. We were incorporated for the purpose of acquiring, engaging in a share capital exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with or which results in one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry or to any geographic region, although we will be focused on target businesses in the energy, alternative energy and environmental industries with operations in India or any of the ASEAN Member Nations. To date, our efforts have been limited to organizational activities and activities relating to this offering and we have not acquired any business operations. Further, we do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

Management Expertise

We will seek to capitalize on the significant investing experience and contacts of our sponsor, executive directors, and our other directors and executive officers.

Our directors and officers have extensive experience both in India and the ASEAN Member Nations as managers, principals, advisors or directors of companies operating in or providing services to the alternative energy, energy, basic commodities and environmental industries. Our officers also have experience in promoting alternative energy companies with a focus on biofuels. In addition, they collectively comprise a formidable pool of expertise covering key areas of the alternative energy, energy and environmental industries, with experience in sourcing, negotiating, due diligence and structuring transactions in the areas in which we will attempt to compete. Our directors and officers also have substantial experience in identifying, negotiating with and conducting due diligence on companies targeted for acquisition. In addition, we believe the experience of our directors and officers in private equity will be beneficial in structuring and consummating a business combination. We intend to leverage the industry experience of our executive officers, including their extensive contacts, relationships and access to acquisition opportunities, by focusing our efforts on identifying a prospective target business or businesses operating in or providing services to the alternative energy, energy or environmental industries and negotiating the terms of such transaction. Management’s contacts and sources include those in government, banks, private and public companies in India, the ASEAN Member Nations and Australia, private equity and venture capital funds, investment bankers, attorneys and accountants.

Nagarajan Balasubramanian, our chairman, has also served as a deputy managing director/chairman and managing director of the Small Industries Development Bank of India between 2003 and 2006. Between 1971 and 2003, Mr. Balasubramanian was a commercial banker with the Bank of Baroda, where he held positions of increasing responsibility, including general manager, and focused on corporate lending and international finance, recovery, resource management and treasury operations, asset liability management, agricultural lending and priority sector lending throughout India and certain countries that are ASEAN Member Nations. He is currently a director on the board of several companies including GTL Infrastructure Ltd., JP Morgan Mutual Fund Ltd., and ICICI Venture Fund Ltd. He is also a member of the working group for micro and small scale enterprises and agricultural and rural industries for the 11th five year plan (2007 – 2012) constituted by the Planning Commission in India, which is headed by India’s Prime Minister.

Arvind Bansal, our president and director, is the executive director of Mission, our sponsor. Since the commencement of its operations in 2006, Mr. Bansal has also served as the executive director of Mission Biofuels India Pvt Ltd., or Mission India, a subsidiary of Mission which focuses on the business of biofuels feedstock. As the executive director of Mission, Mr. Bansal has led new initiatives and acquisitions, directed fund raising, and developed the growth of Mission India. Mr. Bansal also owns SkyZen, an investment banking company he formed in 2001 to focus on financial institutional equity (venture capital and private) funding, strategic equity sourcing and merger and acquisition activities. Between 1994 and 2001, Mr. Bansal held several positions, and most recently that of director, with SSKI, where his experience includes closing investment transactions with private power plants, a private port, a television broadcasting business, pharmaceutical companies and technology companies. During his career, Mr. Bansal has closed transactions worth over U.S. $500 million for his clients (involving a total market capitalization exceeding U.S. $3 billion) with companies including the Carlyle Group, Capital International, Citicorp Venture Capital and Commonwealth Development Corporation.

Ashish Wadhwani, our chief executive officer, secretary and director, is a majority owner of Value Insights, a strategic and mergers and acquisitions advisory services firm he founded in 2006. Mr. Wadhwani has nearly 14 years of advisory experience across Asia (including ASEAN Member Nations), India and Europe. During his career, Mr. Wadhwani has held managerial positions of increasing responsibility with several advisory firms, including Monitor Group, BearingPoint, Deloitte Consulting Pte. Ltd. and Roland Berger Strategy Consultants Inc., and has consulted for over 25 companies, including Singapore Power, Power Seraya, SembCorp Cogen, Energy Market Authority and Tenaga Nasional (Malaysia), in market and business strategy, mergers and acquisitions and performance improvement. He has also worked with Tata Industries Ltd. in developing business plans for the Tata Group, including ventures in power, steel, coke and co-generation. His primary focus has been in the energy, commodities and utility sectors.

Robert Lees, a member of our board of directors, is a senior executive with approximately 30 years of global experience working with decision makers at the most senior levels of business and government across the Asia-Pacific region, and has developed strong relationships across these communities. Mr. Lees is experienced in implementing growth opportunities for American and other organizations seeking to penetrate the Chinese and Asia-Pacific markets. Between 2006 and 2007, Mr. Lees served as the chief executive officer of the Pacific Basin Economic Council, or PBEC, the oldest and largest organization of senior business executives in the Asia Pacific region. During his tenure, membership in the PBEC grew from 30 to 1,000 members, and member nations grew from 12 to 21. Mr. Lees has also served as an executive with BearingPoint, Pacific Intertrade Corporation and Security Pacific Trade Corporation. Mr. Lees is also currently on the board of directors of Global Sources Ltd. (NASDAQ:GSOL), a publicly traded company focusing on business-to-business services and procurement.

Tyler Tibbetts, a member of our board of directors, has nearly 35 years of experience in the utility industry, including approximately 15 years of experience focused primarily on Southeast Asia (including certain countries that are ASEAN Member Nations. Since 2003, Mr. Tibbetts has been an independent consultant in the energy industry, and has participated in consulting projects with AES Corporation, or AES (USA), SP Services Ltd. (Singapore), Provincial Electricity Authority, or PEA, (Thailand), Economic Planning Unit, or EPU, (Malaysia) and the Bureau of Public Enterprises of Nigeria. Mr. Tibbetts has also held executive positions with each of Deloitte Consulting Malaysia Sdn Bhd., where, as managing director, he developed the energy consulting practice for the company’s East Asian region (including countries that are ASEAN Member Nations), Washington Utility Group and Ernst & Young.

We believe that, given our management’s prior experience, the energy, alternative energy and environmental industries in India and among the ASEAN Member Nations will provide us with the best opportunity to consummate a business combination. Our management team is experienced in sourcing, structuring, financing and consummating acquisitions, and has extensive contacts and sources of information with public and private companies, private equity and venture funds, investment banks, law firms and accounting firms from which to generate substantial acquisition opportunities. Our officers and directors are generally familiar with the legal and regulatory frameworks, business customs and practices of the alternative energy, energy and environmental industries within India and the countries comprising the ASEAN Member Nations. Subsequent to the consummation of a business combination, we believe that the strengths of our officers and directors, particularly their extensive operations experience in the alternative energy, energy and environmental industries, will be valuable with respect to operating any business we may acquire.

Opportunities in India and the ASEAN Member Nations

Increasing gross domestic product, or GDP, industrialization and growing per capita energy consumption in India and the countries comprising the ASEAN Member Nations, have resulted in a rising demand for energy and energy ancillaries, thereby driving increasing investment in the energy sector. India and many countries within the ASEAN Member Nations have a stated policy to extend electric service to significant portions of their rural populations that are not served through central station electric services. Distributed renewable generation can be used for such applications. Similarly, governments such as Thailand and Singapore have recognized the importance of energy conservation and load management in mitigating required investment in base load generating plants. Technologies for large energy consumers to achieve improved energy conservation and improved load management are also potential opportunities. Such investments span governments and both publicly listed and privately-held companies, which are significant users of environmental protection technologies, products and services.

India and the countries comprising the ASEAN Member Nations also have a variety of energy and alternative energy sources in use ranging from coal to petroleum based fuels, natural gas, biofuels, hydro electricity, wind power, solar energy, tidal power and geothermal power. India, Singapore, Thailand, Indonesia and Malaysia provide a range of incentives for the use of alternative energy. These measures include a one-time or continuing tax exemption and/or allowance, goals for the use of alternative energy as a proportion of overall energy usage, guaranteed pricing or purchase for alternative energy and capital subsidies. In addition, to attract investments, India and certain governments in countries comprising the ASEAN Member Nations provide energy and alternative energy industries with special tax regimes and lower costs of capital as part of the infrastructure sector. Regulatory regimes differ in each local market. However, these regimes generally favor investment in energy, alternative energy and environmental protection projects.

India and the countries comprising the ASEAN Member Nations benefit substantially from the carbon credit regime established by the Kyoto protocols. The Kyoto Protocol is a protocol to the international framework convention on climate change with the objective of reducing greenhouse gasses that cause climate change. As a result of the protocol, 36 developed countries (plus the European Union as a party) are required to reduce greenhouse gas emissions to the levels specified for each of them in the treaty. The Kyoto Protocol includes “flexible mechanisms” which allow companies in developed countries to meet their greenhouse gas emission limitation by purchasing carbon credits from companies in emerging economies. As a result, certain companies based in Europe purchase carbon credits from companies based in emerging markets, such as India and China, to meet their requirements at reduced costs. Our management believes that trends in favor of environmental protection, as well as the creation of a global market for carbon credits, are in the process of increasing investments in green fuels and in energy saving technologies. Driven by both the European industry’s spending to meet regulatory emissions guidelines and by its own domestic pollution, India has emerged as a major generator and seller of carbon credits through technology innovation and use of renewable energy resources. According to the United Nations Environment Programme, or UNEP, carbon funds in first quarter of 2007 accounted for $11.6 billion compared to $8.6 billion for the aggregate of 2004. India, after China is one of the largest beneficiaries of carbon credit trading. From September 2006 to 2007, China, India, Brazil and Mexico accounted for 78% of the projects registered for clean development mechanism benefits. India added 46 projects to the pipeline and was the fastest growing (11.2%) among these four countries.

Some of the countries in the ASEAN Member Nations are also producers of abundant raw materials used for the production of energy and alternative energy. As an example, Malaysia and Indonesia are large producers of petroleum and natural gas. These countries also produce more than 95% of the global production of palm oil, an important raw material for production of biodiesel. India and Indonesia are the third and the ninth largest producers of coal in the world. India and Thailand are the second and sixth largest producer of sugarcane in the world, and India is a large producer of ethanol in conjunction with its production of sugarcane. India, the Philippines, Indonesia, Thailand, Cambodia and Vietnam have taken important policy steps in the growth of Jatropha Curcas, an inedible oil seed produced on poor quality land and an important emerging raw material for the production of biodiesel. Other sources of biofuels, such as sweet sorghum and algae, are also emerging as major sources of biofuel feedstocks in these regions.

Because of the availability of multiple feedstocks and low operating costs, India and the ASEAN Member Nations have seen a number of biodiesel and bioethanol manufacturing projects. Our sponsor, Mission, operates a biodiesel refinery facility, located in Kuantan Port, which has the capacity to produce 100,000 tpa, using crude palm oil as its primary feedstock, and has the capacity to produce 4,000 tpa of palm fatty acid distillate and 10,000 tpa of 99.7% pure pharmaceutical grade glycerine. Mission is currently constructing its second biodiesel facility adjacent to its first facility at Kuantan Port, which is scheduled to be completed in September 2008. This facility is expected to produce 250,000 tpa of biodiesel, 10,000 tpa of palm fatty acid distillate and 25,000 tonnes of 98% pure industrial grade glycerine. Once the second facility is operative, Mission will be one of the largest biodiesel producers in the region. These projects are encouraged by both the availability of feedstock in the region and by the advancing favorable regime for biofuels in Europe, the U.S. and other regions of the world. Europe adopted targets for biofuel use in transportation in 2003 and different countries of the European Union have varying levels of support for biodiesel, ranging from tax exemptions, penalties for non-use of biofuels, minimum mandatory blend percentages of biofuels and annual quotas. The U.S. offers a $1 per gallon tax credit for biofuels, and President Bush signed a new energy bill in December 2007 requiring the use of 36 billion gallons per year of renewable fuels by 2017.

India and the ASEAN Member Nations are also home to large resources of hydroelectric power. In addition to large hydroelectric products, which pose high levels of risk and take many years to implement, many of these countries have “run-of-the-river” micro, mini and mid-sized hydroelectric projects. In 2006, according to UNEP, the total investment in sustainable energy technology throughout the world was $70.2 billion, compared to an investment of $27.5 billion in 2004. Wind (38%), biofuels (26%), solar (16%), biomass (10%) and other low carbon technologies (6%) were the main sources of investment.

Further, wind power is beginning to develop a presence in India. India had over 6200 megawatts of wind electricity capacity in operation as of December 2006 and is the fourth largest producer of electricity from wind globally. Potential for wind electricity in India is estimated at 45,000 megawatts of capacity.

Since the region comprised of India and the ASEAN Member Nations is a large producing and consuming center of energy and alternative energy, our management believes that it also has significant capacity addition plans. The need for regional energy capacity growth is expected to result in significant capital orders for ancillary industries including distribution companies and equipment companies, and is further expected to include companies providing equipment, transportation and services for power and energy generation, transmission, distribution and consumer equipment. In addition, our management believes that the trend toward carbon credits and environmentally friendly technologies is also expected to give a boost in sales to energy consumption equipment companies and other capital equipment companies which are used in alternative fuels or are otherwise considered to be “energy saving.”

To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination.

We cannot assure you that we will be able to locate a target business in these segments meeting the criteria described below or that we will be able to engage in a business combination with a target business on favorable terms. At the first meeting of the board of directors promptly following the date of this prospectus, we intend to establish policies and procedures for seeking and evaluating appropriate business acquisition candidates. As part of our intended processes, we may create a contact database indicating the materials received by any potential target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to move forward with any particular acquisition candidate.

Competitive Strengths

We believe that we have the following competitive advantages over other entities with business objectives similar to ours:

Choice of Regions and Sector

•	India and the ASEAN Member Nations are together one of the fastest growing energy consuming regions in the world and have significant unserved energy needs.
•	Alternative energy businesses may benefit from an increase in fossil fuel input prices, which may reduce dependence on fossil fuels, improve the balance of payments for the importation and exportation of fossil fuels, and promote energy independence.
•	Indian companies, after China, are collectively one of the largest beneficiaries of carbon-credit trading in the world.

•	India and the ASEAN Member Nations are emerging as a production hub for alternate energy businesses. For example, Indonesia and Malaysia are the world’s largest producers of palm oil, whereas India and Thailand are among the world’s largest producers and exporters of sugarcane. India is also one of the largest wind power generators in the world. There is also the potential to integrate energy resources across the region (e.g., palm oil plantations in Indonesia/Malaysia combined with a refinery; coal production in Indonesia combined with a coastal power plant in India).
•	We intend to focus on companies that are poised for high growth by tapping regional opportunities in the energy, alternative energy or environmental industries.

Our Corporate Sponsor

•	Mission, our sponsor, has domain knowledge in alternative energy and relationships across India and the ASEAN Member Nations. We intend to leverage Mission’s contacts in the industry and its expertise in the sector.
•	Mission’s interests in the energy, alternative energy and environmental businesses gives us the unique ability to explore potential synergistic opportunities with target businesses.

Our Management Team

•	Members of our management have strong regional networks and deep leadership experience in India and the ASEAN Member Nations.
•	Our management team comprises entrepreneurs, industry leaders, regional experts and professionals. All of them have hands-on and leadership experience in managing companies and/or advising on business combination transactions in the region.
•	Our management team has a track record in identifying targets, developing strategies, conducting due diligence and effecting business combination transactions in the region, a knowledge of the energy, alternative energy and environmental industries across the region, a working knowledge of the business environment and strong networks in the region and hands-on leadership experience in building and growing businesses.

For more information regarding our directors and officers, please refer to the more detailed disclosure set forth under the heading “Management” below.

Our Local Presence

•	Our local presence in India and the ASEAN Member Nations brings with it corporate relationships and a working knowledge of regulatory structures and business dynamics which will be critical for success in identifying and executing a business combination in the region.

Disciplined Acquisition Approach

We will use disciplined approaches in acquiring target businesses. Accordingly, we will seek to reduce the risks posed by the acquisition of a target business by:

•	focusing on companies with strong market positions and strong cash flow;
•	seeking business models which are relevant to the target markets and replicable across economies in ASEAN Member Nations and India;
•	engaging in extensive due diligence from the perspective of a long-term investor;
•	investing in companies at multiples favorable compared to peer group (e.g., low price to cash flow multiples);
•	using proven methodologies in valuing companies
•	seeking companies that are well positioned and need capital to leverage growth opportunities in these industries in the near future of the company;
•	identifying owner/management focused on “building” these businesses and their capabilities in delivering results; and

•	focusing on companies with an established, or a targeted effort to build, “franchise value” leading to sustainability of its business model. This may include one or more of brand(s), unique products, technology, strategic regional focus, significant cost advantage, predictable locked-in market, established systems and processes for scalability.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to potential target businesses. As an existing public company, we will offer a target business an alternative to the traditional initial public offering by engaging in a share capital exchange with, or engaging in a similar other business combination. In this situation, the owners of the target business would exchange their shares in the target business for our ordinary shares. We believe target businesses will find this path to be less expensive, and offer greater certainty of becoming a public company than the typical initial public offering process. In an initial public offering, there are typically expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once a proposed business combination is approved by our shareholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with shareholders’ interests than it would as a private company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

We believe operating as an independent publicly-traded company eliminates a number of potential conflicts of interest and competitive considerations that may cause an owner of a target candidate to prefer a business combination with us rather than other potential suitors. In addition, we believe that, with no current operations or strategic interests, we are well positioned to provide a high degree of flexibility in structuring a business combination that is aligned with the strategic interests of an owner of a target candidate. In particular, we believe we can provide certain strategic terms that companies with existing operations may not be able to offer a target candidate.

Strong Financial Position and Flexibility

With a trust account initially in the amount of $42,000,000 and a public market for our ordinary shares, we offer a target business a variety of options to facilitate a business combination and flexibility to fund the growth and expansion of business operations following a business combination. Because we are able to consummate a business combination using the cash proceeds of this offering and the private placement of the insider warrants, our capital shares, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if our business combination requires us to use substantially all of our cash to pay the purchase price, we may need to arrange third party financing to help fund our business combination. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Accordingly, our flexibility in structuring a business combination will be subject to these contingencies.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to currently evaluate the specific merits or risks of any one or more business combinations. A business combination may be with a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth.

While we intend to pursue a transaction in which our shareholders would continue to own a controlling interest of our company, our business combination may take the form of a joint venture wherein we acquire less than a 100% ownership interest in certain properties, assets or entities. For instance, we could pursue a transaction, such as a reverse merger or other similar transaction, in which we issue a substantial number of new shares and, as a result, our shareholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. In such case, the remaining ownership interest may be held by third parties who may or may not have been involved with the properties, assets or entities prior to our acquisition of such ownership interest. With a joint venture, we will face additional risks, including the additional costs and time required to investigate and otherwise conduct due diligence on potential joint venture partners and to negotiate joint venture agreements. Moreover, the subsequent management and control of a joint venture will entail risks associated with multiple owners and decision makers.

We Have Not Identified a Target Business

To date, we have not selected a specific target business on which to concentrate our search for a business combination. None of our officers, directors, promoters or other affiliates has had any preliminary contact or discussions on our behalf with representatives of any prospective target business regarding the possibility of a potential merger, share capital exchange, asset acquisition or other similar business combination with us. There has been no due diligence, investigation, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Sources of Target Businesses

We anticipate target business candidates will be brought to our attention from various unaffiliated sources, including executives, private equity funds, venture capital funds, investment bankers, attorneys and accountants and other members of the targeted industries and the financial community, primarily within India or any of the ASEAN Member Nations, who may present solicited or unsolicited proposals. We expect such sources to become aware we are seeking a business combination candidate by a variety of means, such as publicly available information relating to this offering, public relations and marketing efforts, articles that may be published in industry trade papers discussing our intent on making acquisitions, and/or direct contact by management to be commenced following the completion of this offering. Our existing shareholders, directors and officers as well as their affiliates may also bring to our attention target business candidates. While our directors and officers make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers, together with their direct inquiries of their contacts, will generate a number of potential target businesses that will warrant further investigation. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation. The terms of any such arrangements will be negotiated with such persons on an arm’s length basis and disclosed to our shareholders in the proxy materials we provide in connection with any proposed business combination. In no event, however, will we pay any of our existing officers, directors or shareholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors or existing shareholders will receive any finder’s fee, consulting fees or any similar fees or other compensation from any other person or entity in connection with any business combination other than any compensation or fees to be received for any services provided following such business combination.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with a target business with an aggregate fair market value that is at least 80% of the amount in our trust account (less the deferred underwriting compensation, taxes payable and amounts that may be released to us) at the time of our entry into a definitive agreement, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business with operations in India or any of the ASEAN Member Nations. For example, we could pursue a transaction, in which we issue a substantial number of new shares and cause our shareholders immediately prior to such transaction to own less than a majority of our outstanding shares once such transaction is consummated. In evaluating a prospective target business, our management will consider, among other factors, the following:

•	regulatory framework and license agreements, if any;
•	management team’s capacity and ability to deliver on business plans;
•	contractual agreements with third parties;
•	growth potential;
•	financial condition and results of operation;
•	capital requirements;
•	the value and extent of intellectual property;
•	competitive position;
•	stage of development of the products, processes or services;
•	degree of current or potential market acceptance of the products, processes or services;
•	proprietary features and degree of protection of the products, processes or services; and
•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Additionally, at the first meeting of the board of directors promptly following the closing of this offering, we intend to establish policies and procedures for seeking appropriate business acquisition candidates. As part of our intended processes, we may, following the closing, create a contact database indicating the materials received by any potential target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to proceed with any particular acquisition candidate. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all owners of any prospective target business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective business or owner refused to execute such agreement, it is unlikely we would continue negotiations with such business or owner.

In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our shareholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe that, following an initial transaction, we could learn of, identify and analyze acquisition targets in the same way after an initial transaction as we will before an initial transaction. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating shareholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our securityholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood the transaction will close.

In seeking a business combination, we intend to utilize cash derived from the proceeds of this offering and the private placement, as well as our capital stock or debt, or a combination of cash, capital stock and debt, and there is no limit on the issuance of capital stock or incurrence of debt we may undertake in effecting a business combination. In the event a business combination is consummated, all sums remaining in the trust account, less the deferred underwriting discount, will be released to us immediately thereafter, and there will be no restriction on our use of such funds.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. While we may pay fees or compensation to third parties for their efforts in introducing us to a potential target business, in no event, however, will we pay any of our existing officers, directors or shareholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination, other than the $7,500 payable monthly in the aggregate to Value Insights, an affiliate of Ashish Wadhwani, our chief executive officer, secretary and director, for certain general and administrative services, including but not limited to receptionist, secretarial and general office services. In addition, none of our officers, directors or existing shareholders will receive any finder’s fee, consulting fees or any similar fees from any other person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Fair Market Value of Target Business

The initial target business we acquire must have a fair market value equal to at least 80% of our net assets held in the trust account (net of taxes and amounts that may be disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ compensation) at the time of our entry into a definitive agreement, subject to the redemption rights described below, although we may acquire a target business whose fair market value significantly exceeds 80% of such net assets. To accomplish this, we may seek to raise additional funds through credit facilities or other secured financings or a private offering of debt or equity securities if such funds are required to consummate such a business combination, although we have not entered into any such fund raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the business combination. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with an aggregate fair market value in an amount greater than 80% of the amount in our trust account (less the deferred underwriting compensation, taxes payable and amounts that may be released to us) at the time of our entry into a definitive agreement. We have not had any preliminary discussions, or made any agreements or arrangements, with respect to financing arrangements with any third party.

We have agreed not to enter into our initial business combination with any of our officers, directors, existing shareholders, including our sponsor, or any of their affiliates. Further, none of our officers, directors, existing shareholders, including our sponsor, or any of their affiliates are currently aware of any potential business opportunities or target businesses relating to any affiliated companies that we may consider after our offering. We expect, from time to time, after the offering is completed, that the contacts of our management and directors will advise either our management team or directors of the existence of one or more potential acquisition candidates or that potential acquisition candidates will become known to our management team or directors through their other business activities. Our management will evaluate these leads and determine whether to pursue discussions with any of these candidates.

Prior to entering into an agreement for a target business, the fair market value of such target business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm, stating whether the fair market value meets the 80% of net assets held in the trust account threshold. If such an opinion is obtained, we anticipate distributing copies, or making a copy of such opinion available, to our shareholders. We will not be required to obtain an opinion from a third party as to the fair market value if our board of directors independently determines the target business complies with the 80% threshold unless there is a conflict of interest with respect to the transaction. Our directors and officers have experience evaluating target businesses based upon generally accepted financial standards and have performed such evaluations for transactions valued in the range contemplated by this offering. Whether assets or shares of a target business are acquired, such assets or shares would be evaluated based upon generally accepted financial standards in order to determine if the fair market value of such target business equals at least 80% of our net assets held in the trust account excluding taxes, amounts disbursed for working capital and the deferred portion of the underwriters’ compensation.

Probable Lack of Business Diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses which satisfy the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable we will have the ability to effect only a single business combination, although this may entail the simultaneous acquisition of several compatible operating businesses or assets. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a limited number of entities, our lack of diversification may:

•	leave us solely dependent upon the performance of a single business; and
•	result in our dependency upon the development or market acceptance of a single or limited number of products or services.

Additionally, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or closely related businesses is contingent upon the simultaneous closings of the other acquisitions.

Limited Ability to Evaluate the Target Business’s Management

Although we intend to closely scrutinize the management of prospective target businesses when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you new members joining our management following a business combination will have the necessary skills, qualifications or abilities to help manage a public company. Furthermore, the future role of our directors and officers, in any, in the target businesses cannot presently be stated with any certainty. While it is possible that one or more of our directors and officers will remain associated with us in some capacity following a business combination, it is unlikely that any of them will devote their full-time efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our directors and officers will have significant experience or knowledge relating to the operations of the particular target business acquired. Additionally, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our directors and officers will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management, if any.

Opportunity for Shareholder Approval of Business Combination

Prior to the completion of a business combination, we will submit the transaction to our shareholders for approval, even if the nature of the acquisition is such as would not ordinarily require shareholder approval under Cayman Islands law. In connection with seeking shareholder approval of a business combination, we will furnish our shareholders with proxy solicitation materials prepared in accordance with Cayman Islands law and the rules of the SEC pertaining to “foreign private issuers.” As a foreign private issuer, we are exempt from the proxy rules promulgated under the Exchange Act, which prescribe the form and content of proxy statements. Because of this exemption, at the time we seek approval from our shareholders of the extended period or our initial business combination, we will not be required to file with the SEC preliminary proxy solicitation materials regarding our business combination, but will rather prepare and mail proxy solicitation materials in accordance with Cayman Islands law and, as required, file such materials with the SEC after mailing. Notwithstanding the foregoing, we have agreed with the underwriters to include such information and materials in our proxy statement as would be required if we were subject to the SEC proxy rules. Investors are cautioned that such materials will not have been reviewed by the SEC, and as a result will not have the benefit of any potential clarifications to the content of our proxy statement which such review may provide.

In connection with the vote required for any business combination, all of our existing shareholders, including all of our directors and officers, have agreed to vote the respective ordinary shares owned by them prior to this offering in accordance with the majority of the ordinary shares voted by the public shareholders. For example, if the majority of public shareholders voting at the meeting, regardless of percent, vote to approve the business combination, our existing shareholders will vote all shares owned by them prior to this offering in favor of the business combination. Similarly, if the majority of public shareholders voting at the meeting, regardless of percent, vote against the business combination, our existing shareholders will vote all shares owned by them prior to this offering against the business combination. Although we are not aware of their current intent to do so, our existing shareholders (excluding South Ferry #2, LP and Platinum Partners Value Arbitrage Fund LP) have also agreed that if they acquire ordinary shares in or following completion of this offering, they will vote all such acquired ordinary shares in favor of a business combination.

We will proceed with the business combination only if a majority of the ordinary shares cast at the meeting are voted in favor of the business combination, and public shareholders, if any, exercising their redemption rights constitute less than 40% of the ordinary shares sold in this offering on a cumulative basis, as described in this prospectus.

Redemption Rights

At the time we seek shareholder approval of the extended period or of the initial business combination, we will offer each public shareholder the right to have such shareholder’s ordinary shares redeemed for cash if the shareholder votes against the extended period or business combination, as the case may be, and such extended period or business combination is approved and completed, as the case may be. The actual per-share redemption price will be equal to $8.00 (plus the interest earned on the trust account net of (i) all taxes and (ii) up to $1,400,000, plus an additional $400,000 if our extended period is approved, of interest income released to us to fund our working capital). An eligible shareholder may request redemption at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to the proposed extended period or a proposed business combination at a meeting held for that purpose, as applicable, but the request will not be granted unless the shareholder votes against the extended period or business combination and elects redemption of its ordinary shares and the proposed extended period is approved, or the business combination is approved and completed. A shareholder who requests redemption of his or her shares must hold these shares from the record date through the date that our extended period is approved, or the closing date of the business combination, as applicable. We will not charge redeeming shareholders any fees in connection with the tender of shares for redemption. If a shareholder votes against the extended period or business combination but fails to properly exercise his or her redemption rights, such shareholder will not have his or her ordinary shares redeemed for his or her pro rata distribution of the trust account. Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting.

Notwithstanding the foregoing, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights in connection with the extended period and proposed business combination on a cumulative basis with respect to more than an aggregate of 10% of the ordinary shares sold in this offering unless our directors resolve, in their discretion, to permit redemptions up to 19.99% of the ordinary shares sold in this offering. Such a public shareholder would still be entitled to vote against the extended period or a proposed business combination with respect to all shares owned by such holder or such holder’s affiliates. We believe this restriction will discourage shareholders from accumulating large blocks of shares before the vote held to approve the extended period or a proposed business combination, as the case may be, and subsequent attempts by such holders to use their redemption right as a means to force us or our management to purchase their shares at a significant premium to the then current market price or on other undesirable terms. Absent this provision, a public shareholder or group holding more than 10% (or 19.99% if such threshold is increased by our directors, in their discretion) of the shares sold in this offering could threaten to vote against the extended period or a proposed business combination, as the case may be, and seek redemption, regardless of the merits of the transaction, if such holder’s ordinary shares are not purchased by us or our management at a premium to the then current market price or on other undesirable terms. By limiting a shareholder’s or group’s ability to cause us to redeem only up to an aggregate 10% (or 19.99% if such threshold is increased by our directors, in their discretion) of the shares sold in this offering in connection with the extended period and proposed business combination on a cumulative basis, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders. However, nothing in our amended and restated memorandum and articles of association or otherwise restricts the ability of any public shareholder from voting all of their shares against the extended period or a proposed business combination.

The actual per-share redemption price will be equal to the amount in the trust account, which shall include $1,970,000 from the purchase of the insider warrants by Mission, our sponsor, Value Insights, an affiliate of Mr. Wadhwani, our chief executive officer, Chardan Capital Markets, LLC, the representative of the underwriters and two of our existing shareholders, South Ferry #2, LP and Platinum Partners Value Arbitrage Fund LP, inclusive of any interest (net of any taxes due on such interest, which taxes will be paid from the trust account, and amounts disbursed for working capital purposes, and calculated as of two business days prior to approval of the extended period or the consummation of the proposed business combination), divided by the number of ordinary shares sold in this offering. Without taking into account any interest earned on the trust account or taxes payable on such interest, the initial per-share redemption price would be approximately $8.00 (or $7.97 if the underwriters’ over-allotment option is exercised in full). Because the initial per share redemption price is $8.00 per share (plus any interest, net of taxes payable and amounts disbursed for working capital purposes), which may be lower than the market price of the ordinary shares on the date of the redemption, there may be a disincentive on the part of public shareholders to exercise their redemption rights.

It is anticipated the funds to be distributed to shareholders entitled to redeem their shares who elect redemption will be distributed promptly after approval of our extended period or upon completion of our initial business combination, as the case may be. Public shareholders who redeem their ordinary shares into their portion of the trust account still have the right to exercise the warrants they received as part of the units. We will not complete any proposal to approve an extended period or business combination if public shareholders owning 40% or more of the shares sold in this offering exercise their redemption rights on a cumulative basis. Our existing shareholders are not entitled to redeem any ordinary shares held by them prior to this offering. Our existing shareholders (other than South Ferry #2, LP and Platinum Partners Value Arbitrage Fund LP) are not entitled to redeem any ordinary shares purchased by them in or after this offering as a result of the requirement that they must vote such shares in favor of any business combination presented to the shareholders for approval. Even if the cumulative exercise by the public shareholders of their redemption rights constitutes less than 40% of the ordinary shares sold in this offering, we may be unable to consummate a business combination if such redemption leaves us with funds less than the cash amount that is required for our initial business combination. In such event, we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or dissolve, liquidate and wind up. Alternatively, to compensate for the potential shortfall in cash, we may be required to structure the business combination, in whole or in part, using the issuance of our ordinary shares as consideration. Accordingly, this increase in the customary redemption threshold may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure. Voting against the business combination alone will not result in redemption of a shareholder’s shares into a pro rata share of the trust account. Such shareholder must have also exercised its redemption rights.

An eligible shareholder may request redemption at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to approval of a proposed extended period or a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the shareholder votes against the extended period and such extended period is approved, or votes against the business combination and the business combination is approved and completed. Additionally, we may require public shareholders, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option.

The proxy solicitation materials we intend to furnish to shareholders in connection with the vote for any proposal to approve the extended period or proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements, and will include the name and address to which requests for redemption should be sent. Such proxy materials will also prominently include the calendar date by which we anticipate that materials will need to be posted by the U.S. mail, courier service or other means. Accordingly, a shareholder would have from the time we send out our proxy statement through the vote on the proposal to approve the extended period or business combination to tender his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours (because the transfer is made electronically once final instruction is given to Depository Trust Company) by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated.

Additionally, if the ordinary shares cannot be transferred through the DWAC system, the process may take such number of days required to complete the proper paperwork, obtain the necessary authorizations and consents and to locate and deliver physical share certificates, if any. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the extended period or business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. This fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to the meeting. The need to deliver shares is a requirement of redemption regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to shareholders, however, in the event a shareholder elects redemption of his ordinary shares but the proposed extended period or business combination is not approved, a shareholder will have paid $35 to elect redemption but would not actually have his ordinary shares redeemed. Further, it is possible this tendering process will be cost-prohibitive for shareholders in the event their aggregate holdings of our ordinary shares do not exceed $35.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus, or if we entered into a definitive agreement with a target business and our shareholders approved our extended period, we will have 36 months from the date of this prospectus to complete a business combination with that target business. We intend to give approximately 30 days’ prior written notice of any meeting at which a vote will be taken to approve the extended period or our initial business combination. If the extended period is not approved or the initial business combination is not approved or completed for any reason, then public shareholders voting against the extended period or our initial business combination who exercised their redemption rights would not be entitled to redeem their ordinary shares into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public shareholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public shareholder. Public shareholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event the extended period or initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation. If a shareholder redeems his ordinary shares, he will still have the right to exercise the warrants received as part of the units purchased in the offering in accordance with the terms hereof. If the extended period is not approved or the proposed business combination is not consummated, then a shareholder’s shares will not be redeemed for cash, even if such shareholder elected to redeem.

Liquidation if No Business Combination

We have until 24 months from the date of this prospectus to consummate a business combination. If we are unable to consummate a business combination within 24 months from the date of this prospectus but have entered into a definitive agreement with respect to a business combination within that timeframe, we may seek shareholder approval to extend the period of time to consummate a business combination by an additional twelve months. In order to extend the period of time to 36 months, (i) a majority of the ordinary shares voted by the public shareholders must approve the extension of our corporate life to 36 months from the date of this prospectus and (ii) public shareholders owning no more than one share less than 40.0% of the ordinary shares sold in this offering may vote against approval of the extended period and exercise their redemption rights, as described in this prospectus. If we fail to consummate a business combination within 24 months (or 36 months in the event our shareholders approve an extension), we will voluntarily liquidate and we will realize and distribute the proceeds held in the trust account to our public shareholders. In such a situation under the Companies Law, a liquidator must notify known creditors (if any) who have not submitted claims, place a public advertisement in the Cayman Islands Official Gazette inviting creditors to submit their claims for payment and take any other steps he considers appropriate, including advertising for creditors in any other jurisdiction in which the company may have incurred liabilities. A liquidator has been named in our amended and restated memorandum and articles of association to avoid the necessity of a shareholders’ meeting to appoint a liquidator as required under the Companies Law, in the event of our liquidation. Typically, a liquidator will give 21 days’ notice to creditors of the liquidator’s intention to make a distribution, but may give longer if he considers it warranted in all the circumstances. However, the Companies Law does not prescribe deadlines for this process, and the timing will depend upon how long the liquidator requires to become comfortable that he has taken all appropriate steps to identify and pay the company’s creditors. Moreover, if valid creditor claims are made after the deadline set by the liquidator (but before distribution to our public shareholders), it is likely that these claims will still be considered and paid by the liquidator before any such distributions are made. We cannot provide investors with assurances of a specific timeframe for our liquidation. As a result, the proceeds of the trust account will not be distributed immediately after the expiration of the 24 or 36 month period we have to complete our initial business combination and may not be available for several months after the expiration of the 24 or 36 month period. As soon as the affairs of the company are fully wound-up, the liquidator must submit his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must file a notice with the Registrar confirming the date on which the meeting was held, and three months after the date of such filing the company is dissolved. The consequence of the voluntary winding up and appointment of the liquidator pursuant to our amended and restated Memorandum and Articles of Association is that all the powers of the directors cease, except insofar as the company, by resolution of the shareholders or the liquidator, may sanction the continuance of such powers.

Additionally, in any liquidation of the company under Cayman Islands’ law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. In addition, under certain limited circumstances distributions received by shareholders could be viewed by applicable laws (including insolvency laws and certain equitable and/or restitution principles) as either fraudulent transfers or mistaken or otherwise wrongful payments. In those circumstances, a Cayman Islands court could order that amount received by our shareholders be repaid to us. Additionally, we may not properly assess all claims that may be potentially brought against us, and distributions (or part of them) could potentially be delayed while the liquidator identifies and assesses alleged creditor claims, or in the event the liquidation becomes subject to supervision of the Cayman Islands court.

We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all creditors, vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. In the event we go into voluntary liquidation and we liquidate the trust account, where it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received a return of funds from the liquidation of our trust account could be liable for such amounts to creditors.

As stated above, if there are insufficient funds held outside the trust account, or otherwise released to us, for such purpose, our sponsor has agreed it will be liable to ensure the proceeds in the trust account are not reduced by the claims of target businesses, vendors or service providers, but only to the extent we have not obtained waivers from such parties. Although we will use our commercially reasonable efforts to have all vendors, service providers and prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee they will execute such agreements or, even if they execute such agreements, that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interests of our shareholders even if such third party refused to waive such claims. We may elect to forego obtaining waivers only if we receive the approval of each of our Chief Executive Officer and President and the approving vote or written consent of at least a majority of our board of directors. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In order to protect the amounts held in the trust account, Mission, our sponsor, has agreed to indemnify us for claims of creditors, vendors, service providers and prospective target businesses that we enter into agreements with that do not execute a waiver of their right to seek payment of amounts due to them out of the trust account. Our sponsor will, prior to any funds being paid out of the trust account for the payment of such claims, pay to us an amount equal to such claims.

Our existing shareholders have waived their rights to participate in any liquidation of our trust account or other assets with respect to ordinary shares owned by them prior to this offering. In addition, the underwriters have agreed to waive their rights to the $1,470,000 ($1,690,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting compensation deposited in the trust account for their benefit. There will be no distribution from the trust account or otherwise in connection with dissolution with respect to our warrants, which will expire worthless. We estimate our total costs and expenses for implementing and completing our liquidation and dissolution will be between $25,000 and $40,000. This amount includes all costs and expenses relating to filing our dissolution in the Cayman Islands and the winding up of our company. We believe there should be sufficient funds available, outside of the trust account as well as from the interest earned on the trust account and released to us as working capital, to fund the $25,000 to $40,000 in costs and expenses.

Pursuant to the terms of the trust agreement between us and Continental Stock Transfer & Trust Company, if we do not complete a business combination within 24 months from the date of this prospectus, or 36 months if the extension criteria described above have been satisfied, we will voluntarily liquidate and as promptly as practicable distribute the proceeds of the trust account to our public shareholders, in accordance with the applicable provisions of Cayman Islands law. The Companies Law does not prescribe deadlines for this process, and the timing will depend upon how long the liquidator requires to become comfortable that he has taken all appropriate steps to identify and pay the company’s creditors. Moreover, if valid creditor claims are made after the deadline set by the liquidator (but before distribution to our public shareholders), it is likely that these claims will still be considered and paid by the liquidator before any such distributions are made. As a result, the proceeds of the trust account will not be distributed immediately after the expiration of the 24 or 36 month period we have to complete our initial business combination and may not be available for distribution for several months after the expiration of the 24 or 36 month period. The liquidating distribution to public shareholders will consist of an aggregate sum equal to the amount in the trust fund, inclusive of any interest not previously released to us, less the amount of taxes paid or payable, if any, and all deferred underwriting compensation, plus any remaining net assets, and will be made in proportion to our public shareholders’ respective equity interests.

Our public shareholders will be entitled to receive funds from the trust account only in the event of our voluntary liquidation and subsequent distribution of proceeds of the trust account, or if the shareholders seek to redeem their respective ordinary shares into cash upon approval of an extended period or a business combination which the shareholder voted against and which is actually completed by us. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Voting against the extended period or business combination alone will not result in redemption of a shareholder’s ordinary shares into a pro rata share of the trust account. Such shareholder also must have exercised its redemption rights described above.

If we are forced to declare insolvency or a petition to wind up the company is filed against us and a winding up order is subsequently granted, under certain limited circumstances distributions received by shareholders could be viewed by applicable laws (including insolvency laws and certain equitable and/or restitution principles) as either fraudulent transfers or mistaken or otherwise wrongful payments. In those circumstances, a Cayman Islands court could order that amounts received by our shareholders be repaid to us.

Competition for Target Businesses

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Currently, there are approximately 70 blank check companies with more than $13.1 billion in trust that are seeking to carry out a business plan similar to our business plan and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from other companies looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses we could acquire with the net proceeds of this offering and the private placement, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•	our obligation to seek shareholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to shareholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to redeem for cash ordinary shares held by our public shareholders in certain instances may reduce the resources available to us for a business combination;
•	our outstanding warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and
•	the requirement to acquire assets or one or more operating businesses that have an aggregate fair market value equal to at least 80% of the amount in our trust account (less the deferred underwriting compensation, taxes payable and amounts that may be released to us) at the time of our entry into a definitive agreement may require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in negotiating a business combination. Our management believes, however, our status as a public entity and potential access to the U.S. public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as we do in acquiring a target business with significant growth potential on favorable terms.

If we effect a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain executive offices at Level 30-31, Six Battery Road, Raffles Place, Singapore 049909 and our telephone number at that address is 65 6320 8360. The cost for this space is included in the $7,500 per month fee Value Insights, an affiliate of Ashish Wadhwani, our chief executive officer, secretary and director, charges us for general and administrative services, including but not limited to receptionist, secretarial and general office services, pursuant to a letter agreement. This agreement commences on the date of this prospectus and will continue until the earliest to occur of (i) consummation of a business combination, (ii) 24 or 36 months, as applicable, from the date of this prospectus, and (iii) the date on which we cease our corporate existence in accordance with our amended and restated memorandum and articles of association. We believe, based on fees for similar services in Singapore, that the fee charged by Value Insights is at least as favorable as we could have obtained from an unaffiliated person.

We consider our current office space adequate for our current operations.

Employees

We have two executive officers, both of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect such individuals to devote an average of approximately ten hours per week to our business. We do not intend to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We will register our units, ordinary shares and warrants under the Exchange Act, and intend to file reports on Form 6-K and quarterly and annual reports conforming with Exchange Act requirements applicable to domestic companies. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire an operating business if audited financial statements based on U.S. GAAP or IFRS cannot be obtained for such target business. Alternatively, we will not acquire assets if the financial information called for by applicable law cannot be obtained for such assets. Additionally, our management will provide shareholders with the foregoing financial information as part of the proxy solicitation materials sent to shareholders to assist them in assessing any specific target business or assets we seek to acquire. Our management believes that the requirement of having available financial information for the target business or assets may limit the pool of potential target businesses or assets available for acquisition.

Legal Proceedings

To the knowledge of our management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$42,000,000 of the net offering proceeds and private placement proceeds (including up to $1,470,000 of deferred underwriting compensation payable to the underwriters upon consummation of a business combination) will be deposited into a trust account at , maintained by Continental Stock Transfer & Trust Company.	Approximately $35,154,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $42,000,000 of net offering proceeds and the private placement proceeds held in trust will only be invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or money market funds meeting certain criteria.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the U.S.
Limitation on fair value or net assets of target business	The initial target business or businesses that we acquire must have an aggregate fair market value equal to at least 80% of the amount in our trust account (less the deferred underwriting compensation, taxes payable and amounts that may be released to us) at the time of our entry into a definitive agreement.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants will trade separately on the 10th day following the earlier of the over-allotment option’s (i) expiration, (ii) exercise in part (if subsequently terminated) or (iii) exercise in full. In no event will separate trading of the ordinary shares and warrants occur until (i) we file our report on Form 6-K, including an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the private placement, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised on the date of this prospectus, and (ii) we issue a press release announcing when such separate trading will begin. If the over-allotment option is exercised following the date of this prospectus, an additional Form 6-K will be filed to disclose the exercise and closing of the over-allotment option.	No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will give our shareholders the opportunity to vote on the business combination. In connection with seeking shareholder approval, we have agreed with the underwriters to provide our shareholders at the time we seek their approval for our initial business combination with a proxy statement that substantially reflects the form and content required by the U.S. proxy rules. Investors are cautioned that such materials will not have been reviewed by the SEC, and as a result will not have the benefit of any potential clarifications to the content of our proxy statement which such review may provide. A shareholder following the procedures described in this prospectus is given the right to redeem his or her shares for $8.00 per share (plus a portion of the interest earned on the trust account, but net of (i) all taxes and (ii) up to $1,400,000, plus up to an additional $400,000 if our extended period is approved, of interest income released to us to fund our working capital). However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds. Interest will be payable to public shareholders redeeming in connection with a business combination pro rata, net of amounts previously released to us and taxes payable.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	A business combination must occur within 24 months from the date of this prospectus, or we may seek shareholder approval to extend the period of time to consummate a business combination by an additional 12 months if we have entered into a definitive agreement for a business combination within such 24-month period. If a business combination does not occur in such timeframe, we will automatically go into voluntary liquidation and, under the supervision of the liquidator, the trustee will commence liquidating the amounts in trust to our public shareholders.	If a business combination has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or upon our failure to complete a business combination within the allotted time except that to the extent the trust account earns interest we are permitted from time to time to receive disbursements of that interest for the purposes of (i) paying taxes and (ii) funding working capital up to $1,400,000 (plus up to an additional $400,000 if our proposal for an extended period is approved by our public shareholders).	The proceeds held in the trust account, including all of the interest earned thereon (after taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See “Risk Factors — Risks associated with our business — You will not be entitled to protections normally afforded to investors of blank check companies.” In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.
Interest earned on funds in trust	Up to $1,400,000 (plus up to an additional $400,000 if our proposal for an extended period is approved by our pubic shareholders) of the interest earned on the trust account may be released to us to fund our working capital requirements. In addition, interest earned may be disbursed for the purpose of paying taxes.	The interest earned on proceeds held in trust (after taxes payable) would be held for the sole benefit of investors, and we would be unable to access such interest for working capital purposes.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are listed below. None of such persons are, or have been, involved with any other blank check companies.

Name	Age	Position
Nagarajan Balasubramanian	62	Chairman
Arvind Bansal	38	Director and President
Ashish Wadhwani	39	Director, Chief Executive Officer and Secretary
Robert Lees	59	Director
Tyler Tibbetts	57	Director

Nagarajan Balasubramanian has been our Chairman since inception. Mr. Balasubramanian has also served as a Deputy Managing Director/Chairman and Managing Director of the Small Industries Development Bank of India between 2003 and 2006. Between 1971 and 2003, Mr. Balasubramanian was a commercial banker with Bank of Baroda, where he focused on corporate lending and international finance, recovery operations, resource management, treasury operations, asset liability management, agricultural lending and priority sector lending throughout India and certain ASEAN member nations. He is currently a director on the boards of several companies including GTL infrastructure, JP Morgan Mutual Fund, and ICICI Venture Fund. He is also a member in the working group of micro and small scale enterprises and agricultural and rural industries for the 11th five year plan (2007 – 2012) constituted by the Planning Commission in India, which is headed by India’s Prime Minister. He has also held several other director and advisory positions including advisor to Standard Chartered Bank from October 2006 to September 2007, Chairman of IFCI from May to August of 2007, Director of IDBI Bank in 2003 and Director of Small Venture Capital Limited from December 2004 to September 2006. Mr. Balasubramanian completed his Master of Science in Agriculture in 1969 and received a post graduate diploma in management (the equivalent of a master of business administration) from the Indian Institute of Management, Ahmedabad in 1971.

Arvind Bansal has been our president and director since inception. Mr. Bansal is the executive director of Mission, our sponsor. During his career, Mr. Bansal has closed transactions worth over U.S. $500 million for his clients (involving a total market capitalization exceeding U.S. $3 billion) with companies including the Carlyle Group, Capital International, Citicorp Venture Capital and Commonwealth Development Corporation. Mr. Bansal has been on Mission’s board of directors since January 2006. Since the commencement of operations in 2006, Mr. Bansal has also served as the executive director of Mission Biofuels India Pvt Ltd., or Mission India, a subsidiary of Mission. As the executive director of Mission, Mr. Bansal has led new initiatives and acquisitions, directed fund raising and developed the growth of Mission India. Mr. Bansal also owns SkyZen Capital Advisors Pvt. Ltd., or SkyZen, an investment banking company he formed in 2001 to focus on financial institutional equity (venture capital and private) funding, strategic equity sourcing and mergers and acquisitions activities. Between October 1994 and October 2001, Mr. Bansal was associated with SSKI. Between August 1993 and September 1994, Mr. Bansal was associated with Feedback Ventures & Collaborations Pvt Ltd. Mr. Bansal’s experience includes the closing of investment transactions with independent power producers, or IPPs, in India, a private port, a television broadcasting business, pharmaceutical companies and technology companies. Mr. Bansal is currently also a director of Milestone Capital Advisors Pvt Ltd., Skyzen, SkyZen Infrabuild Pvt Ltd. and Chitvan Consultants Sdn Bhd. Mr. Bansal received a post graduate diploma in management from the Indian Institute of Management, Ahmadabad in 1993 and from the Indian Institute of Technology, New Delhi in 1991.

Ashish Wadhwani has been our chief executive officer, secretary and director since inception. Mr. Wadhwani is a majority owner of Value Insights, LLP, a strategic and mergers and acquisitions advisory services firm he founded in 2006. Mr. Wadhwani has nearly 14 years of advisory experience across Asia (including ASEAN Member Nations), India and Europe. During his career, Mr. Wadhwani has consulted for over 25 companies in market and business strategy, mergers and acquisitions and performance improvement. His primary focus has been in the energy, commodities and utility sectors. In 2005, Mr. Wadhwani was a senior consultant with the Monitor Group in India, where he was part of the leadership team and directed several projects and business development efforts. Between 2004 and 2005, Mr. Wadhwani was the senior manager for BearingPoint in Singapore, where he performed several roles, including acting as head of the strategy practice in 2005. Between 2000 and 2004, Mr. Wadhwani was a manager with Deloitte Consulting Pte. Ltd. in Singapore. Between 2000 and 2005, he advised energy and utility companies on market deregulation, valuation, risk management and strategy, including Singapore Power Ltd., SP Services Ltd., Power Seraya Ltd., SembCorp Cogen Ltd., Energy Market Authority, Singapore Power Ltd. and Tenaga Nasional (Malaysia) Sdn Bhd. Between 1997 and 2000, Mr. Wadhwani held positions of increasing responsibility with Roland Berger Strategy Consultants in New Delhi, India, including senior consultant, and most recently, head of Delhi’s project office. Between 1994 and 1997, Mr. Wadhwani was a consultant for Tata Industries Ltd., where he performed internal consulting roles for companies controlled or managed by the Tata Group. He worked extensively with Tata Power Ltd. on growth plans, project feasibilities and investment priorities in the Indian power sector. During this period Mr. Wadhwani also advised the Kalyani Group on growth plans in power, alternative power and infrastructure, including the feasibility of a coke and co-generation project. Mr. Wadhawani also currently serves on the advisory council to Taurus Capital Management Pte. Ltd., a boutique firm focused on providing wealth management services. Mr. Wadhwani holds a post-graduate diploma in management from the Indian Institute of Management, Ahmadabad, and a bachelor of technology degree from the Institute of Technology in New Delhi, India.

Robert Lees has been a member of our board of directors since inception. Mr. Lees has been a strategic advisor for the University of Cincinnati since January 2008. Between 2006 and 2007, Mr. Lees was the chief executive officer of the Pacific Basin Economic Council, or PBEC, the oldest and largest organization of senior business executives in the Asia Pacific region. During his tenure, membership in the PBEC grew from 30 to 1,000 members and member nations increased from 12 to 21. Between 2002 and 2005, Mr. Lees was an executive advisor and director of key accounts, Asia Pacific, for BearingPoint, where he also participated in the acquisition and integration of Arthur Andersen & Company in the Asia Pacific region. Between 1992 and 2001, Mr. Lees was the secretary general and president of PBEC. Between 1989 and 1992, Mr. Lees was the president of Pacific Intertrade Corporation, a subsidiary of Security Pacific Corporation. Between 1983 and 1989, Mr. Lees served as the vice president of business development for Security Pacific Trade Corporation, an export trading and trade finance subsidiary of Security Pacific Financial Corporation (now Bank of America). Mr. Lees also held positions of increasing responsibility in the areas of marketing, sales and international business development for Corning, Inc., between 1978 and 1983. Mr. Lees is currently on the board of directors of Global Sources Ltd. (NASDAQ: GSOL), a publicly-traded company focusing on business-to-business services and procurement. He also serves on the board of the Greater Cincinnati Chinese Chamber of Commerce, The Pacific and Asia Affairs Council Honolulu and the Dr. Sun Yat Sen Foundation Hawaii. In the past Mr. Lees has been a director of Hawaii National Bank, Bank of Hawaii International Corporation, Hawaii State Chamber of Commerce, Dr. Sun Yat Sen Foundation (Founding Director), Honolulu Committee on Foreign Relations, Pacific & Asian Affairs Council and several other government and private organizations. Mr. Lees holds a master of business administration from Thunderbird School of Global Management and bachelor of international economics and international relations from the University of Cincinnati.

Tyler Tibbetts has been a member of our board of directors since inception. Mr. Tibbetts has nearly 35 years of experience in the utility industry, including approximately 15 years of experience focused primarily on Southeast Asia (including certain countries that are ASEAN Member Nations). Since 2003, Mr. Tibbetts has been an independent consultant in the energy industry, and has participated in consulting projects with AES, SP Services Ltd. (a member of the Singapore Power Group), Provincial Electricity Authority (Thailand), Economic Planning Unit (Malaysia) and the Bureau of Public Enterprises of Nigeria. Beginning in 1996 and through his retirement from the company in 2003, Mr. Tibbetts was a managing director with Deloitte Consulting Malaysia Sdn Bhd. in Southeast Asia where he directed and developed the energy consulting practice for the company’s East Asian region (including certain countries that are ASEAN Member Nations). During his tenure with Deloitte Consulting, Mr. Tibbetts was responsible for engagements with utility clients and governments that addressed all aspects of energy policy, electric industry reform, wholesale and retail competition and transitional regulation. He was also responsible for forming the Deloitte Consulting office in Malaysia and its growth from 15 to 150 professionals. Prior to Deloitte Consulting, Mr. Tibbetts served as the president of the Washington Utility Group between 1993 and 1996 and held positions of increasing responsibility with Ernst & Young between 1980 and 1993, culminating with the title of partner, served as the director of accounting for Great River Gas Company between 1977 and 1980. He began his career with

Arthur Anderson & Company, where he was a staff accountant between 1973 and 1977. Mr. Tibbetts holds a bachelor of arts degree from Augustana College, where he majored in accounting and economics.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts and their transaction expertise with public and private companies should enable them to identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

In addition, for a period of no less than two years after the date of the prospectus, we have granted Chardan Capital Markets, LLC, the right to have an observer present at all meetings of our board of directors until we consummate a business combination. The observer will be entitled to attend meetings of the board and receive all notices and other correspondence and communications sent by us to members of our board of directors. In addition, such observer will be entitled to receive, as his/her sole compensation, reimbursement for all costs incurred in attending such meetings.

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The term of office of the first class of directors, consisting of Messrs. Tibbetts and Lees, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Messrs. Bansal, Balasubramanian and Wadhwani, will expire at the second annual meeting.

Board Committees

Our board of directors has formed an audit committee and a corporate governance and nominating committee. Each committee will be composed of three directors.

Audit Committee

On completion of this offering, our audit committee will consist of Messrs. Balasubramanian, Tibbetts and Lees. As required by the rules of NASDAQ, each of the members of our audit committee is financially literate. We have determined that Mr. Tibbetts qualifies as an “audit committee financial expert” and “financially sophisticated” as defined under SEC and NASDAQ Capital Market rules, respectively.

The responsibilities of our audit committee will include:

•	meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;
•	appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;
•	overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;
•	meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;
•	reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;
•	establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement;
•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and
•	reviewing and approving all payments made to our officers, directors and affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee consists of Messrs. Balasubramanian, Tibbetts and Lees.

The functions of our governance and nominating committee include:

•	recommending qualified candidates for election to our board of directors;
•	evaluating and reviewing the performance of existing directors;
•	making recommendations to our board of directors regarding governance matters, including our memorandum and articles of association and charters of our committees; and
•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

Code of Business Conduct and Ethics and Committee Charters

We adopted a code of business conduct and ethics that applies to our officers, directors and employees. We have filed copies of our code of business conduct and ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Form 6-K.

Executive Compensation

No director or officer has received any cash compensation for services rendered. Other than the office services agreement described elsewhere in this prospectus, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing shareholders, including our directors and officers, or any of their respective affiliates, for services rendered prior to or in connection with a business combination and there are currently no agreements or understandings of any kind, whether written or oral, regarding the compensation of our directors and officers for past, present or future periods. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If all of our directors are not deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Various actual or potential conflicts of interest may arise from certain other business activities in the alternative energy, energy, or environmental industries of our sponsor, officers, directors and affiliates. In the course of their other business activities, our officers, directors, sponsor and their affiliates may have conflicting fiduciary duties or contractual obligations in determining to which entity time should be allocated or a particular business opportunity should be presented. We cannot assure you that these potential conflicts will be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to our officers, directors, sponsor and their affiliates.

•	None of our directors and officers is required to commit his or her full time to our affairs and, accordingly, each will have conflicts of interest in allocating management time among their various business activities, including those related to our sponsor.
•	Our directors and officers may in the future become affiliated with entities, excluding other blank check companies from the date of this prospectus until the consummation of our initial business combination or liquidation, engaged in business activities similar to those intended to be conducted by us.
•	Since our directors and officers own ordinary shares which will be released from escrow only if a business combination is successfully completed and warrants which will expire worthless if a business combination is not consummated, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The financial interests of Mission may influence the motivation of our common officer and director in identifying and selecting a target business, timely completing a business combination and securing the release of our directors’ securities.
•	Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own accounts in business activities of the types conducted by us. Accordingly, such parties may have interests in certain transactions in which we are involved, and may also compete with us.
•	If we were to make a deposit, down payment or fund a “no shop” provision in connection with a potential business combination, we may have insufficient funds available outside of the trust account to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, the existing shareholders may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such existing shareholders may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.
•	If our management negotiates to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.
•	None of our directors or officers has any obligation to present us with any opportunity for a potential business combination of which he or she become aware prior to his or her presentation of such opportunity to an entity to which he or she has have a fiduciary duty or pre-existing contractual relationship, unless such opportunity is presented (i) by Mr. Wadhwani, our chief executive officer, and such opportunity satisfies our 80% threshold test and is within the alternative energy, energy or environmental industries, (ii) by Mr. Bansal, our president and director, who, as an executive director of Mission, is subject to a right of first refusal regarding all business opportunities meeting or exceeding our 80% threshold in the alternative energy, energy or environmental industries, including any business operating in the biodiesel sector, with the exception of biodiesel feedstocks, biodiesel plantations and biodiesel refining plants and (iii) by one of our independent directors, only if such opportunity was initially presented to him or her solely in his or her capacity as our independent director.

As a result of their multiple business affiliations, our directors and officers may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you any of the above-mentioned conflicts will be resolved in our favor.

Below is a table summarizing the companies (other than (i) Mission and its affiliates, (ii) other companies wholly owned or controlled by our sponsor, directors or officers which do not conflict with our business or (iii) are otherwise subject to rights of first refusal or review, as described in this prospectus) to which our officers and directors owe fiduciary obligations that could conflict with their fiduciary obligations to us, all of which would have to (i) be presented appropriate potential target businesses by our officers and directors, and (ii) reject the opportunity to acquire such potential target business, prior to their presentation of such target business to us:

Individual	Entity	Affiliation
Nagarajan Balasubramanian	GTL Industries Ltd.	Director
	Management Development Institute	Director
	JP Morgan Mutual Funds Pvt. Ltd.	Director
	ICICI Venture Fund Ltd.	Director
	Stock Holding Corporation of India Ltd.	Director
	JBF Industries Ltd.	Director
Arvind Bansal	Chitvan Consultants Sdn Bhd, Malaysia	Director
	Milestone Capital Advisors Pvt Ltd., India	Non-Executive Director
	Claris Lifesciences Limited, India	Non-Executive Director
Robert Lees	Global Sources Ltd.	Director

Our sponsor, directors and officers have agreed, for the period commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our liquidation, that it will not form, invest in or become affiliated with a blank check company operating in or intended to acquire a business in the energy, alternative energy or environmental industries in India or any of the ASEAN Member Nations. Further, none of our sponsor, directors or officers, or their affiliated entities, currently has an interest in any other blank check company.

We have also adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent. At the first meeting of the board of directors promptly following the closing of this offering, we intend to establish policies and procedures for seeking appropriate business acquisition candidates. As part of our intended processes, we may, following the closing, create a contact database indicating the materials received by any potential target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to move forward with any particular acquisition candidate.

Mission

We were established, in part, by Mission because it perceives our company as an attractive investment opportunity for Mission and its shareholders by (i) allowing Mission, as a shareholder of ours, to explore a larger number of opportunities in the alternative energy, energy or environmental industries than may otherwise be available to Mission in a manner that would not entail substantial changes to Mission’s capital structure; and (ii) potentially permitting Mission, as a company operating primarily in the biodiesel sector of the alternative energy industry, to diversify into other sectors of the alternative energy, energy or environmental industries through its investment in our company.

Because of the overlap between Mission and us in terms of possible acquisitions, and in order to minimize potential conflicts, commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our dissolution and liquidation, we have entered into an agreement with Mission whereby we will have the right of first refusal with regard to all business opportunities meeting or exceeding our 80% threshold in the alternative energy, energy or environmental industries, including any business operating in the biodiesel sector, with the exception of biodiesel feedstocks, biodiesel plantations and biodiesel refining plants.

We have agreed not to enter into our initial business combination with either Mission or any of its affiliates. In addition, Mission has advised us that it is not part of its business strategy or its current intention to acquire us. However, Mission could propose to do so in the future, at any time after we consummate a business combination. If Mission does propose to acquire us, the independent members of our board of directors not affiliated with Mission would be asked to consider and respond to such proposal, negotiate with Mission on our behalf and take such other steps in connection with any such proposal as they deem advisable, including retaining independent advisors.

In the event we consummate our initial business combination in the biodiesel sector of the alternative energy industry, we may use Mission’s refinery services, management services or feedstock, or engage in other activities with Mission, as we would with others in the biodiesel community. However, until Mission has had an opportunity to evaluate and perform due diligence investigations with respect to such potential business combination, Mission will not be able to determine whether it will provide us with a commitment for refinery, other production services, or use of upstream and downstream facilities and expertise, or on what terms. This, however, will not be a dispositive factor in determining the target business with which we may consummate a business combination.

Mr. Bansal, our president and director, is also an officer and director of Mission, our sponsor. Thus, he has fiduciary duties to us as well as to Mission. These fiduciary duties include the duty of loyalty, which requires that an officer or director must exercise his or her powers in good faith in the best interests of the corporation he or she serves and not in the director’s or officer’s own interests or in the interests of another person or an organization with which the officer or director is associated. Thus, except for the significant, indirect influence as it may derive from the overlap in our managements, being a principal shareholder of our company, Mission is not entitled to any input or influence with respect to the target business we decide to pursue. Further, Mission will not be conducting a search for a potential target business for us, and has not established any criteria to be used by us in connection with such search.

Although we do not expect this to be a significant factor in determining which target business is selected, you should be aware that the ability to provide refinery services, management services or feedstock could generally benefit Mission economically by increasing the revenues it derives generally from the provision of such refinery services, management services or feedstock. We are permitted to, and will, consider suitable opportunities both within and outside the energy, alternative energy or environmental industries, including acquiring a business focused in the biodiesel sector. Although we have entered into the business opportunity right of first refusal agreement, we have done so primarily to (i) provide greater certainty to the process by which we manage any potential conflicts of interest, and (ii) provide each of our and Mission’s managements with guidelines to permit each to fully and properly discharge their respective duties to each of us and Mission, where implicated. Mission has significant capital at risk if we do not consummate a business combination.

While Mr. Bansal is a common officer to us and Mission, each of the boards of directors has a majority membership of independent directors who govern the affairs of each respective company, without any overlap. Any choice of a target business would be approved by a vote of our board of directors, which would necessarily include the vote of our independent directors who have no affiliation with Mission.

Further, all ongoing and future transactions between us and any of our directors and officers or their respective affiliates, including Mission, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties, and such transactions will require prior approval, in each instance, by a majority vote of our disinterested “independent” directors or the members of our board who do not have an interest in the transaction. Moreover, it is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from unaffiliated third parties. We will not enter into a transaction with an affiliated party unless the terms of such transaction are no less favorable to us than would exist between us and an unaffiliated third party in an arm’s length transaction. In particular, we will not retain Mission to provide us with refinery services, management services or feedstock unless we first obtain at least two bona fide bids from unaffiliated entities to provide such services and Mission provides such services on terms at least as favorable to us as those offered by the unaffiliated entities.

Directors and Officers

Mr. Wadhwani, our chief executive officer, is also the managing member of Value Insights. Value Insights provides its clients with business advisory and merger and acquisitions services. In order to minimize potential conflicts of interest that may arise from this affiliation, Mr. Wadhwani has agreed to grant us a right of first review until the earliest of our initial business combination, our dissolution, or such time as he ceases to be our officer. Pursuant to such right of first review, Mr. Wadhwani will present to our company for consideration, prior to presentation to any other entity, any business opportunity in the alternative energy, energy or environmental industry which meets our 80% threshold before presenting these opportunities to other entities.

Subject to the right of first refusal and right of first review described in this prospectus, none of our directors or officers has any obligation to present us with any opportunity for a potential business combination of which he or she becomes aware. Each of our directors or officers may choose or be obligated to present potential business combinations to entities to which he or she owes fiduciary duties or has pre-existing contractual duties before presenting such opportunities to us. As a result, our directors and officers may identify opportunities for potential business combinations suitable for us, but first present them to third parties. If any such third party rejects or is unable to pursue the potential business combination, it may then be presented to us.

If we acquire an operating business, there is some likelihood that some or all of the management of such business might join our management after the business combination; however, there can be no assurance as to who the management team would be or as to their qualifications.

In connection with the vote required for any business combination, all of our existing shareholders have agreed to vote their respective ordinary shares which were owned prior to this offering with the vote of the public shareholders owning a majority of the ordinary shares sold in this offering. In addition, our existing shareholders (other than South Ferry #2, LP and Platinum Partners Value Arbitrage Fund LP) have agreed to vote any shares they acquire in the offering or in the aftermarket in favor of any business combination we negotiate and present to the shareholders. In addition, our existing shareholders have agreed to waive their rights to participate in any liquidation occurring upon our failure to consummate a business combination (except with respect to ordinary shares acquired by them in connection with this offering or in the aftermarket).

Under Cayman Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated memorandum and articles of association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

PRINCIPAL SHAREHOLDERS

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of our ordinary shares (i) before the offering and (ii) after the offering, to reflect the sale of warrants sold in the private placement and the units offered by this prospectus for:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;
•	each of our directors and officers; and
•	all our directors and officers as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

	Ordinary Shares
	Before the Offering		As Adjusted for the Offering(3)
Name and Address of Beneficial Owners(1)(2)	Number of Shares	Percentage of Ownership	Number of Shares	Percentage of Ownership
Mission NewEnergy Limited(4)	1,034,391	68.5%	889,688	13.6%
Value Insights, LLP(5)	344,797	22.8%	296,560	4.5%
Nagarajan Balasubramanian	12,075	*	10,500	*
Arvind Bansal(4)	0	—	0	—
Ashish Wadhwani(5)	0	—	0	—
Robert Lees	9,056	*	7,876	*
Tyler Tibbetts	9,056	*	7,876	*
All Directors and Officers as a Group (5 persons)	1,409,375	93.3%	1,212,500	18.5%

*	Indicates less than one percent ownership.
(1)	Unless otherwise indicated, the business address of each of the individuals is located at Level 30-31, Six Battery Road, Raffles Place, Singapore 049909 and the telephone number at that address is 65 6320 8360.
(2)	Unless otherwise indicated, all ownership is direct beneficial ownership.
(3)	Assumes the sale of 5,250,000 units in this offering but not the exercise of the 5,250,000 warrants to purchase ordinary shares included in such units. Assumes the underwriters’ over-allotment option has not been exercised, and as a consequence, the forfeiture of 196,875 ordinary shares by certain of our existing shareholders.
(4)	The business address for such shareholder is 8th Floor, 50 St. Georges Terrace, Perth, Western Australia. Arvind Bansal is an Executive Director of Mission and disclaims beneficial ownership of all shares owned by Mission.
(5)	Ashish Wadhwani is a majority owner of Value Insights, which he owns with his wife.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a share dividend in such amount to maintain the existing shareholders’ collective ownership at 20% of our issued and outstanding ordinary shares upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our ordinary shares in such amount to maintain the existing shareholders’ allocated ownership at 20% of our issued and outstanding ordinary shares upon the consummation of this offering.

If the underwriters do not exercise all or a portion of the over-allotment option, certain of our existing shareholders will be required to forfeit up to an aggregate of 196,875 ordinary shares. Such existing shareholders will be required to forfeit only a number of shares necessary to maintain our existing shareholders’ collective 20% ownership interest in our ordinary shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

Subject to the possible forfeiture of shares described above, all of the ordinary shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	two years following the date of this prospectus (but in no event prior to the consummation of a business combination);
•	one year following consummation of a business combination; or
•	the consummation of a liquidation, share capital exchange, share reconstruction or amalgamation or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except in limited circumstances, but will retain all other rights as our shareholders including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing shareholders, will receive any portion of the liquidation proceeds with respect to ordinary shares owned by them prior to the date of this prospectus or purchased in the private placement, respectively.

All of the insider warrants will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until completion of our business combination. During the escrow period, the holders of these warrants will not be able to sell or transfer their securities except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow).

If we are forced to liquidate, all of the existing securityholders’ shares and warrants will be cancelled, and all of the insider warrants will expire worthless.

Each of Mission, Arvind Bansal and Ashish Wadhwani will be deemed to be our “parents” and “promoters” as these terms are defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 25, 2008, we issued 1,581,250 ordinary shares (up to 206,250 of which were subject to forfeiture by certain of our shareholders if the underwriters’ over-allotment option was not exercised in full), to our then existing shareholders, for an aggregate amount of $25,000 in cash, at an average purchase price of $0.0158 per share. In June 2008, our then existing shareholders contributed back to our capital, at no cost to us, an aggregate of 71,875 ordinary shares. After giving effect to this contribution, the average purchase price of these ordinary shares is approximately $0.0166 per share. In September 2008, Mission and Value Insights sold an aggregate of 100,000 ordinary shares (composed of 75,000 ordinary shares from Mission, and 25,000 ordinary shares from Value Insights), to two of our existing shareholders, South Ferry # 2, LP and Platinum Partners Value Arbitrage Fund LP, each of whom purchased 50,000 ordinary shares at $0.0166 per share. Our existing shareholders currently own 1,509,375 ordinary shares (196,875 of which are subject to forfeiture by certain of our shareholders if the underwriters’ over-allotment option is not exercised in full), as follows:

Name	Number of Shares	Relationship to Us(1)
Mission NewEnergy Limited	1,034,391	Sponsor; affiliate of our President and Director
Value Insights, LLP	344,797	Affiliate of our CEO and Director
South Ferry # 2, LP	50,000	Existing Shareholder
Platinum Partners Value Arbitrage Fund LP	50,000	Existing Shareholder
Nagarajan Balasubramanian	12,075	Chairman
Robert Lees	9,056	Director
Tyler Tibbetts	9,056	Director

As set forth above, Mission and Value Insights sold, in the aggregate, 50,000 ordinary shares to each of South Ferry # 2, LP and Platinum Partners Value Arbitrage Fund LP. Each of South Ferry # 2, LP and Platinum Partners Value Arbitrage Fund LP have indicated their interest to purchase up to 19.99% of the units offered in this offering. This expression of interest does not constitute a commitment by such entities to purchase such units in this offering, or at all, and there are no written agreements memorializing these expressions of interest. Other than their ownership position in us, neither we nor any of our officers, directors or sponsor are affiliated with either of South Ferry #2, LP or Platinum Partners Value Arbitrage Fund LP. Mark Nordlicht, managing member of Platinum Partners Value Arbitrage Fund LP, has the sole voting and investment power over the securities beneficially owned or that may be purchased by Platinum Partners Value Arbitrage Fund LP. Abraham Wolfson and Aaron Wolfson, the general partners of South Ferry #2, LP, have assigned to Morris Wolfson, the portfolio manager of South Ferry #2, LP, the sole voting and investment power over the securities beneficially owned or that may be purchased by South Ferry #2, LP. Each of Aaron, Abraham and Morris Wolfson disclaim beneficial ownership over the shares held by South Ferry #2, LP except to the extent of their pecuniary interest.

Immediately after this offering (whether or not the over-allotment option is exercised), our existing shareholders will beneficially own 20.0% of our then issued and outstanding ordinary shares. Because of this ownership block, these shareholders may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

If the underwriters do not exercise all or a portion of their over-allotment option, certain of our existing shareholders have agreed to forfeit up to an aggregate of 196,875 of their ordinary shares in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we would record the aggregate fair value of the shares forfeited and reacquired to treasury shares and a corresponding credit to additional paid-in capital based on the forfeited shares (which would be an aggregate total of approximately $3,268 for all 196,875 shares). Upon receipt, such forfeited shares would then be immediately cancelled which would result in the retirement of the treasury shares and a corresponding charge to additional paid-in capital.

The holders of the majority of these 1,509,375 ordinary shares (up to 196,875 of which are subject to forfeiture by certain of our shareholders if the underwriters’ over-allotment option is not exercised in full) will be entitled to require us, on up to two occasions, to register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these ordinary shares are released from escrow, which, except in limited circumstances, is not before the consummation of a business combination. In addition, these shareholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these ordinary shares are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Mission, our sponsor, Value Insights, an affiliate of Mr. Wadhwani, our chief executive officer, Chardan Capital Markets, LLC, the representative of the underwriters and two of our existing shareholders, South Ferry # 2, LP and Platinum Partners Value Arbitrage Fund LP, have agreed to purchase 1,999,881, 25,000, 250,000, 93,809 and 93,810 insider warrants, respectively, for an aggregate of 2,462,500 warrants from us at a purchase price of $0.80 per warrant in a private placement pursuant to Regulation S and Regulation D of the Securities Act, as applicable, that will occur immediately prior to the date of this prospectus. We have granted the holders of such warrants demand and “piggy-back” registration rights with respect to the warrants and ordinary shares underlying such warrants at any time commencing on the date we announce we have entered into a letter of intent with respect to a proposed business combination, provided, however, any such registration will not become effective prior to completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. The insider warrants will not be subject to redemption and may be exercised on a “cashless” basis if held by the initial holders thereof or their permitted assigns.

In order to protect the amounts held in the trust account, Mission, our sponsor, has agreed to indemnify us for claims of creditors, vendors, service providers and prospective target businesses that we enter into agreements with that do not execute a waiver of their right to seek payment of amounts due to them out of the trust account. Our sponsor will, prior to any funds being paid out of the trust account for the payment of such claims, pay to us an amount equal to such claims. We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all creditors, vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

As of the date of this prospectus, our sponsor, Mission, has loaned us $274,975 (and has agreed to loan us up to an aggregate of $350,000) at an interest rate of 7% per annum, which was used to pay a portion of the expenses of this offering, such as SEC registration fees, FINRA registration fees, NASDAQ registration fees and certain legal and accounting fees and expenses. This loan will be payable with interest on the consummation of this offering. The loan will be repaid out of the net proceeds of this offering not being placed in trust.

We maintain executive offices at Level 30-31, Six Battery Road, Raffles Place, Singapore 049909 and the telephone number at that address is 65 6320 8360. The cost of this space is included in the $7,500 per month fee Value Insights, an affiliate of Ashish Wadhwani, our chief executive officer, secretary and director, charges us for general and administrative services, including but not limited to receptionist, secretarial and general office services, pursuant to a letter agreement. This agreement commences on the date of this prospectus and will continue until the earliest to occur of (i) consummation of a business combination, (ii) 24 months after the completion of this offering if no business combination has been consummated and (iii) the date on which we cease our corporate existence in accordance with our amended and restated memorandum and articles of association. We believe, based on fees for similar services in Singapore, that the fee charged by Value Insights is at least as favorable as we could have obtained from an unaffiliated person.

We will reimburse our directors and officers for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the reimbursable out-of-pocket expenses payable to our directors and officers, no compensation or fees of any kind, including finder’s and consulting fees, will be paid to any of our existing shareholders, officers or directors who owned our ordinary shares prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

Our directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount in the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in our shareholders’ best interests.

After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, we anticipate that our directors and officers may enter into employment or consulting agreements, the terms of which will be negotiated and which we expect to be comparable to employment or consulting agreements with other similarly-situated companies in the industry in which we consummate a business combination. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the industry in which we consummate a business combination.

All ongoing and future transactions between us and any of our directors and officers or their respective affiliates, including loans by our directors and officers, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval. Approval, in each instance, will be by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, who will have, in either case, access, at our expense, to our attorneys or independent legal counsel.

DESCRIPTION OF SECURITIES

General

We are a Cayman Islands company and our affairs are governed by our amended and restated memorandum and articles of association and the Companies Law and the common law of the Cayman Islands. The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares. We have filed copies of our amended and restated memorandum and articles of association as exhibits to our registration statement on Form F-1.

Our amended and restated memorandum and articles of association authorizes the issuance of up to 20,000,000 ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share. Prior to the effective date of the registration statement, 1,509,375 ordinary shares will be outstanding (up to 196,875 of which will be subject to forfeiture by certain of our existing shareholders based pro-rata in proportion to the percentage of the underwriters’ over-allotment not exercised), held by our existing shareholders. No preferred shares are currently outstanding. Except with respect to our officers, directors and holders of ordinary shares prior to this offering as described in this prospectus, there are no limitations under our amended and restated memorandum and articles of association and the Companies Law or under Cayman Islands law that restrict the right to hold or vote any of our securities.

Units

The units will begin trading on or promptly after the date of this prospectus. Each of the ordinary shares and warrants will trade separately on the 10th day following the earlier of the over-allotment option’s (i) expiration, (ii) exercise in part (if subsequently terminated) or (iii) exercise in full. In no event will separate trading of the ordinary shares and warrants occur until (i) we file our report on Form 6-K, including an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the private placement, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised on the date of this prospectus, and (ii) we issue a press release announcing when such separate trading will begin. If the over-allotment option is exercised following the date of this prospectus, an additional Form 6-K will be filed to disclose the exercise and closing of the over-allotment option.

Ordinary Shares

Our shareholders are entitled to one vote for each share held of record on all matters to be voted on by shareholders. In connection with the vote required for any proposed extended period or business combination, all of our existing shareholders have agreed to vote the ordinary shares owned by them immediately prior to this offering in accordance with the vote of the public shareholders owning a majority of our ordinary shares cast at the meeting. Our existing shareholders (except South Ferry #2, LP and Platinum Partners Value Arbitrage Fund LP) have agreed to vote all of their ordinary shares acquired in this offering or in the aftermarket in favor of any extended period or transaction our officers negotiate and present for approval to our shareholders. Our existing shareholders have also agreed to waive their rights to participate in any liquidation occurring upon our failure to consummate a business combination, but only with respect to those ordinary shares acquired by them prior to this offering. Our existing shareholders, directors and officers will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our shareholders.

We will proceed with a proposed extended period or business combination only if a majority of the ordinary shares cast at the meeting are voted in favor of the extended period or business combination, and public shareholders, if any, exercising their redemption rights constitute less than 40% of the ordinary shares sold in this offering on a cumulative basis, as discussed below. Voting against the extended period or business combination alone will not result in redemption of a shareholder’s shares into a pro rata share of the trust account. Such shareholder also must have exercised his or her redemption rights described below. Our threshold for redemption has been established at 40% on a cumulative basis in order for our offering to be competitive with other blank check company offerings. We have selected a higher threshold than certain other blank check companies to reduce the risk of a small group of shareholders exercising undue influence on the shareholder approval process. For purposes of seeking approval of the majority of the ordinary shares voted by the public shareholders, non-votes will have no effect on the approval of the extended period or a business combination, as the case may be, once a quorum is obtained. We intend to give approximately 30 days’ prior written notice of any meeting at which a vote will be taken to approve a business combination.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate our trust account, our public shareholders are entitled to share ratably in the trust account, inclusive of any interest not previously paid to us, and after our payment of taxes, if any. The term public shareholders means the holders of ordinary shares sold as part of the units in this offering or acquired in the open market, but excludes our sponsor, directors and officers or their nominees or designees with respect to the shares owned by them prior to this offering since they have waived their redemption and right to liquidation distributions from our trust account in connection with our voluntary liquidation with respect to these shares.

Our existing shareholders have also agreed to waive their respective rights to participate in any liquidation of the trust account with respect to the shares owned by them prior to this offering in connection with our voluntary liquidation occurring upon our failure to consummate a business combination. They will, however, participate in any liquidation distribution with respect to any ordinary shares acquired in connection with or following this offering.

Our shareholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their ordinary shares redeemed for cash equal to their pro rata shares of the trust account if they vote against the extended period, and such extended period is approved, or against the business combination and the business combination is approved and completed. Public shareholders who redeem their ordinary shares into their shares of the trust account still have the right to exercise the warrants that they received as part of the units.

Due to the fact that we currently have 20,000,000 ordinary shares authorized, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination.

Preferred Shares

Our amended and restated memorandum and articles of association authorizes the issuance of 1,000,000 shares of blank check preferred shares with such designation, rights and preferences as may be determined from time to time by our board of directors. No preferred shares are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which vote as a class with the ordinary shares on a business combination. We may issue some or all of the preferred shares to effect a business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant included in the units sold in this offering and the private placement entitles the registered holder to purchase one ordinary share at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or
•	one year from the date of this prospectus.

However, the public warrants will be exercisable only if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is effective and current. The warrants will expire on 5:00 p.m., New York City time, four years from the date of this prospectus.

The warrants will trade separately on the 10th day following the earlier of the over-allotment option’s (i) expiration, (ii) exercise in part (if subsequently terminated) or (iii) exercise in full. In no event will separate trading of the ordinary shares and warrants occur until (i) we file our report on Form 6-K, including an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the private placement, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised on the date of this prospectus, and (ii) we issue a press release announcing when such separate trading will begin. If the over-allotment option is exercised following the date of this prospectus, an additional Form 6-K will be filed to disclose the exercise and closing of the over-allotment option.

The warrants comprising part of the units (including any warrants issued to the underwriters as part of their unit purchase option) may be redeemed without the consent of the representative or any other third party:

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	at any time while the warrants are exercisable;
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•	if, and only if, the last closing sales price of our ordinary shares equals or exceeds $10.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrants prior to the date scheduled for redemption, however, there can be no assurance that the price of the ordinary shares will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The material provisions of the warrants are set forth herein and a copy of the warrant agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares, including any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable and we will not be obligated to issue ordinary shares thereunder unless, at the time a holder seeks to exercise such warrant, a registration statement relating to ordinary shares issuable upon exercise of the warrants is effective and current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants or if the ordinary shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, and therefore are unable to deliver registered shares, holders of warrants will not be able to exercise their warrants, the market for the warrants may be limited, and the warrants may expire worthless. In no event will the holder of a warrant be entitled to receive a net-cash settlement, shares or other consideration in lieu of physical settlement in ordinary shares.

Because the warrants sold in the private placement were originally issued pursuant to exemptions from the registration requirements under federal securities laws, the holders of the warrants purchased in the private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the ordinary shares issuable upon exercise of such warrants is not current. As described above, holders of the warrants purchased in this offering will not be able to exercise their warrants unless we have a current registration statement covering the shares issuable upon their exercise.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Unit Purchase Option

We have agreed to issue to the underwriters as additional compensation, an option to purchase up to 5% of the number of units sold in the offering, up to a maximum of 262,500 units at an exercise price of $10.00 per unit. The units are identical to those offered by this prospectus. For a more complete description of the purchase option, see the section entitled “Underwriting — Purchase Option and Insider Warrants.”

Dividends

We have not paid any dividends on our ordinary shares to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Certain Reporting Obligations

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements. Because of this exemption, at the time we seek approval from our shareholders of an extended period or our initial business combination, we will not be required to file with the SEC preliminary proxy solicitation materials regarding our business combination, but, as required, will file such materials with the SEC after mailing. However, we have agreed with the underwriters to include such information and materials in our proxy statement as would be required if we were subject to the SEC proxy rules. Investors are cautioned that such materials will not have been reviewed by the SEC, and as a result will not have the benefit of any potential clarifications to the content of our proxy statement which such review may provide. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We intend to register the securities sold under this prospectus under the Exchange Act as of the effective date of this prospectus and intend to file reports on Form 6-K and quarterly and annual reports in conformity with Exchange Act requirements applicable to domestic companies.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Shares Eligible for Future Sale

Immediately after this offering, we will have 7,546,875 ordinary shares outstanding (up to 196,875 of which are subject to forfeiture by certain of our existing shareholders if the over-allotment option is not exercised in full). Of these shares, the 5,250,000 shares sold in this offering, or 6,037,500 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the

Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,509,375 shares (up to 196,875 of which are subject to forfeiture by certain of our existing shareholders if the over-allotment option is not exercised in full ) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and will not be eligible for sale under Rule 144. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable until the earlier of (i) two years after the date of this prospectus (but in no event prior to the consummation of a business combination) or (ii) one year following consummation of a business combination, and will only be released prior to that date subject to certain limited exceptions such as our liquidation prior to a business combination (in which case the certificate representing such shares will be destroyed), and the consummation of a liquidation, share capital exchange, share reconstruction or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our consummating a business combination with a target business.

Rule 144

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and will apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of ordinary shares then outstanding, which will equal 75,469 ordinary shares immediately after this offering (assuming exercise of the underwriters’ over-allotment option in full) (or 65,625 if the 196,875 ordinary shares are forfeited by certain of our existing shareholders as a result of the over-allotment not being exercised in full); or
•	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions, notice requirements and the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the existing shareholders and the holders of the insider warrants will be able to sell the initial shares and insider warrants pursuant to Rule 144 without registration one year after we have completed our initial business combination.

As of the date of this prospectus, such restricted shares would include the 1,509,375 ordinary shares (1,312,500 if the 196,875 shares are forfeited by certain of our existing shareholders as a result of the underwriters’ over-allotment option not being exercised) purchased at inception by our existing shareholders and the 2,462,500 shares underlying the insider warrants.

Registration Rights

The holders of a majority of the 1,509,375 ordinary shares (1,312,500 if the 196,875 shares are forfeited by certain of our existing shareholders as a result of the underwriters’ over-allotment option not being exercised) owned or held by the existing shareholders will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to require us, on up to two occasions, to register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these ordinary shares are released from escrow. In addition, these shareholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these ordinary shares are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Mission, our sponsor, Value Insights, an affiliate of Mr. Wadhwani, our chief executive officer, Chardan Capital Markets, LLC, the representative of the underwriters and two of our existing shareholders, South Ferry # 2, LP and Platinum Partners Value Arbitrage Fund LP, have agreed to purchase an aggregate of 2,462,500 warrants from us at a purchase price of $0.80 per warrant in a private placement that will occur immediately prior to the date of this prospectus. We have granted the holders of such warrants demand and “piggy-back” registration rights with respect to the 2,462,500 warrants and ordinary shares underlying the warrants at any time commencing on the date we announce that we have entered into a letter of intent with respect to a proposed business combination, provided, however, any such registration will not become effective until our business combination has been completed. We will bear the expenses incurred in connection with the filing of any such registration statements. The insider warrants will not be subject to redemption and may be exercised on a “cashless” basis if held by the initial holders thereof or their permitted assigns.

Listing of Securities

Our units, ordinary shares and warrants have been approved for listing on the NASDAQ under the symbols IGACU, IGAC and IGACW, respectively. Our units will be listed on the NASDAQ on or promptly after the effective date of the registration statement. Following the date the ordinary shares and warrants are eligible to trade separately, the ordinary shares and warrants will be listed separately and as a unit on the NASDAQ.

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association became effective under the laws of the Cayman Islands on September 5, 2008. As set forth in the preamble to the amended and restated memorandum and articles of association, the objects for which we are established are unrestricted and we shall have full power and authority to carry out any object not prohibited by the Companies Law or as the same may be revised from time to time, or any other law of the Cayman Islands.

Under our amended and restated memorandum and articles of association, we will hold our annual meetings at such time and place as determined by our directors, and if not so determined, the annual meeting shall be held on the second Wednesday in December of each year. Notice of such meeting must be sent to all shareholders. The majority of directors, the chief executive officer or the chairman of the board also may call special meetings, and in any event, must call special meetings upon the request of ten percent of our shareholders.

Our amended and restated memorandum and articles of association contains provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination, including:

•	a requirement that all proposed business combinations be presented to shareholders for approval regardless of whether or not the Cayman Islands requires such a vote;
•	a prohibition against completing a business combination if 40.0% or more of our shareholders exercise their redemption rights on a cumulative basis in lieu of approving a business combination;
•	the right of shareholders voting against a business combination to surrender their shares for a pro rata portion of the trust account in lieu of participating in a proposed business combination;
•	a requirement that in the event we do not consummate a business combination within 24 months after the date of this prospectus (or 36 months if we have entered into a definitive agreement with a target company during the 24 month period and the extended period is approved), it will trigger our automatic liquidation and we will distribute to our public shareholders the amount in our trust account (inclusive of interest) plus any remaining assets as part of our liquidation process; and
•	a limitation on shareholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon liquidation of our trust account to our public shareholders as part of our plan of dissolution and liquidation or upon the exercise of their redemption rights.

Our amended and restated memorandum and articles of association requires that these provisions may only be amended by a consent of 66.66% of our shareholders at a quorate meeting (a meeting at which the holders of at least 50% of our ordinary shares are present in person or by proxy). Neither we nor our board of directors will propose an amendment to these provisions, or support, endorse or recommend any proposal that shareholders amend any of these provisions at any time prior to the consummation of our business combination (subject to any fiduciary obligations our directors and officers may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 40% of the shares sold in this offering (minus one share) have the ability to be redeemed for cash by public shareholders exercising their shareholder redemption rights and the business combination will still go forward. We believe these provisions to be obligations of our company to our shareholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions.

CAYMAN ISLANDS EXEMPTED COMPANY CONSIDERATIONS

Our corporate affairs are governed by our amended and restated memorandum and articles of association and by the Companies Law (2007 Revision), as amended from time to time, of the Cayman Islands. The Companies Law of the Cayman Islands differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the U.S. and their shareholders.

We cannot predict whether Cayman Islands courts would reach the same conclusions as U.S. courts with respect to actions by the management, directors or controlling shareholders of a corporation incorporated in a U.S. jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the Companies Law and the Delaware General Corporation Law relating to shareholders’ rights and fiduciary duties of directors.

Cayman Islands	Delaware
Shareholder Meetings
• A copy of the notice of any meeting shall be given personally or sent by mail as designated in the memorandum and articles of association, as amended.	• Written notice shall be given not less than 10 nor more than 60 days before the meeting.
Shareholders’ Voting Rights
• Quorum is as designated in the memorandum and articles of association, as amended.

•

For stock corporations, certificate of incorporation or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

Fiduciary Duties
In summary, directors and officers owe the following fiduciary duties:	• Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation.
• Duty to act in good faith in what the directors believe to be in the best interests of the company as a whole;	• Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.
• Duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•

Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the “business judgment rule.”

• Duty not to improperly fetter the exercise of future discretion;
• Duty to exercise powers fairly as between different sections of shareholders;
• Duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and
• Duty to exercise independent judgment.

Cayman Islands	Delaware
• In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as “a reasonably diligent person having both”:
• the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company; and
• “the general knowledge, skill and experience that that director has.”

  •

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Shareholders’ Derivative Actions

•

Generally speaking, the company is the proper plaintiff in any action. Derivative actions brought by one or more of the registered shareholders may only be brought with the leave of the Grand Court where the following circumstances apply:

•

In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

• Those who control the company have refused a request by the shareholders to move the company to bring the action;	• Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.

  •

Those who control the company have refused to do so for improper reasons such that they are perpetrating a “fraud on the minority” (this is a legal concept and is different from “fraud” in the sense of dishonesty);

• Such action shall not be dismissed or compromised without the approval of the Chancery Court.
• The company is acting or proposing to act illegally or beyond the scope of its authority;

•

A shareholder who redeems his, her or its common stock, or whose common stock was canceled in connection with a dissolution, would not be able to bring a derivative action against the corporation after the common stock had been redeemed or canceled.

Cayman Islands	Delaware
• The act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; or
• The individual rights of the plaintiff shareholder have been infringed or are about to be infringed.

  •

Once a shareholder has relinquished his, her or its shares (whether by redemption or otherwise), it is generally the case that such shareholder could no longer bring a derivative action as such shareholder would no longer be a registered shareholder.

Mergers and Similar Arrangements

Cayman Islands law does not provide for mergers as that expression is understood under U.S. corporate law. Cayman Islands law allows for exempted companies incorporated and registered with limited liability and a share capital to deregister from the Cayman Islands by way of continuation as a corporation under the laws of another jurisdiction. Accordingly, in the event that a proposed business combination which has been approved by our public shareholders is to be structured by way of merger, we will seek to continue to a merger friendly jurisdiction in order to effect the business combination.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers of our ordinary shares to provide evidence to verify their identities. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber to produce any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to his or her attention in the course of his or her business, the person will be required to report such belief or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Criminal Conduct Law (2007 Revision) of the Cayman Islands if the disclosure relates to money laundering, or (ii) to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

TAXATION

The following summary of the material Cayman Islands and U.S. federal income tax consequences of an investment in ordinary shares and warrants issued pursuant to this offering is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The Cayman Islands are not party to any double taxation treaties.

No Cayman Islands stamp duty will be payable by you in respect of the issue or transfer of ordinary shares or warrants. However, an instrument transferring title to an ordinary share or warrant, if brought to or executed in the Cayman Islands, would be subject to Cayman Islands stamp duty.

We have received an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from February 12, 2008, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the company.

United States Federal Income Taxation

General

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our ordinary shares and warrants issued pursuant to this offering. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply if you are a beneficial owner of ordinary shares or warrants and you are for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the U.S., any state thereof or the District of Columbia;
•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are not described as a U.S. Holder and are not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, you will be considered a “Non-U.S. Holder” for purposes of this discussion. The U.S. federal income tax consequences applicable to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a person’s decision to purchase our units, ordinary shares and/or warrants. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances, and this discussion addresses only persons that acquire our ordinary shares and warrants issued as part of units upon their original issuance pursuant to this offering. Each of our ordinary shares and warrants may trade separately. In particular, this discussion considers only holders that will own our ordinary shares and warrants as capital assets. This discussion does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or “financial services entities;”
•	broker-dealers;
•	taxpayers who have elected mark-to-market accounting;
•	tax-exempt entities;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	certain expatriates or former long-term residents of the U.S.;
•	persons that actually or constructively own 10.0% or more of our ordinary shares;
•	persons that hold our units, ordinary shares or warrants as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or
•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our ordinary shares and warrants through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our ordinary shares and warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR INVESTOR MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH ITS TAX ADVISOR REGARDING ITS OWN PARTICULAR CIRCUMSTANCES WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS, ORDINARY SHARES AND WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS.

Allocation of Purchase Price and Characterization of Units

We believe that each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one ordinary share and a warrant to acquire one ordinary share. For U.S. federal income tax purposes, each holder of a unit generally must allocate the purchase price of a unit between the ordinary share and warrant that comprise the unit based on the relative fair market values of each at the time of issuance. Of the purchase price for a unit offered hereunder, we intend to allocate US[$ ] to each ordinary share and US$[  ] to each warrant comprising part of such unit. The price allocated to each ordinary share and each warrant generally will be the holder’s initial tax basis in such share or warrant, as the case may be. We believe there is no authority directly on point describing the required allocation in the case of an instrument similar to a unit. The IRS may disagree with our characterization of the units and, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that our allocation of the purchase price will be binding on a holder of a unit, unless the holder explicitly discloses in a statement attached to the holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the holder’s allocation of the purchase price between the ordinary share and the warrant that comprise the unit is different than our allocation.

The foregoing tax treatment of a unit and purchase price allocation are not binding on the IRS or the courts. Accordingly, each holder is urged to consult its own tax advisor regarding the U.S. federal income tax consequences of an investment in a unit (including alternative characterizations of a unit). Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are accepted for U.S. federal income tax purposes.

U.S. Holders

Tax Reporting

Certain U.S. Holders will be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of cash or other property to us. A U.S. Holder that transfers cash to a foreign corporation must report the transfer on Form 926 if (i) immediately after the transfer such person holds directly or indirectly at least 10% of the total voting power or the total value of the foreign corporation; or (ii) the amount of cash transferred by such person to the foreign corporation during the 12-month period ending on the date of the transfer exceeds $100,000. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Whether a U.S. Holder is required to file IRS Form 926 depends on whether either of the tests set forth above is satisfied. Each U.S. Holder is urged to consult with its own tax advisor regarding its own particular circumstances regarding this reporting obligation.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder will be required to include in gross income as ordinary income the amount of any dividend paid on our ordinary shares. A distribution on our ordinary shares will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Such dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of such earnings and profits will be applied against and reduce the U.S. Holder’s basis in its ordinary shares and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders for taxable years beginning before January 1, 2011, dividends may be taxed at the lower applicable long-term capital gains rate (see “— Taxation on the Disposition of Ordinary Shares and Warrants” below) provided that (i) our ordinary shares are readily tradable on an established securities market in the U.S., (ii) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (iii) certain holding period requirements are met. It is not entirely clear, however, whether a U.S. Holder’s holding period for our ordinary shares would be suspended for purposes of clause (iii) above for the period that such holder had a right to have such ordinary shares redeemed by us. In addition, under recently published IRS authority, ordinary shares are considered, for purposes of clause (i) above to be readily tradable on an established securities market in the U.S. only if they are listed on certain exchanges, which presently include NASDAQ. While our ordinary shares will be initially listed and traded on NASDAQ, U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

Taxation on the Disposition of Ordinary Shares and Warrants

Upon a sale or other taxable disposition of our ordinary shares or warrants (which, in general, would include a redemption of ordinary shares or warrants), and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares or warrants. See “— Exercise or Lapse of a Warrant” below for a discussion regarding a U.S. Holder’s basis in the ordinary shares acquired pursuant to the exercise of a warrant.

Capital gains recognized by U.S. Holders generally are subject to U.S. federal income tax at the same rate as ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum rate of 15% for taxable years beginning before January 1, 2011 (and 20% thereafter). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the units, ordinary shares or warrants exceeds one year. The deductibility of capital losses is subject to various limitations.

Exercise or Lapse of a Warrant

Subject to the discussion of the PFIC rules below, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant. Ordinary shares acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such ordinary shares generally would begin on the day after the date of exercise of the warrant. If the terms of a warrant provide for any adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant, such adjustment may, under certain circumstances, result in constructive distributions that could be taxable, as a dividend to the U.S. Holder of the warrants. Conversely, the absence of an appropriate adjustment similarly may result in a constructive distribution that could be taxable as a dividend to the U.S. Holders of the ordinary shares. See “— Taxation of Distributions Paid on Ordinary Shares,” above. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

Passive Foreign Investment Company Rules

A foreign corporation such as ours will be a passive foreign investment company, or PFIC, if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any company in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any company in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents, royalties, and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for the current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (i) no predecessor of the corporation was a PFIC; (ii) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (iii) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain since such test is measured up to two years after the start-up year. Our actual PFIC status for any taxable year will not be determinable until after the end of the taxable year, and accordingly there can be no assurance that we will not be considered a PFIC for the current taxable year or any future taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder held our ordinary shares or warrants, and the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election or a mark-to-market election for the first taxable year of its holding period for our ordinary shares, as described below, such holder will be subject to special rules with respect to:

•	any gain recognized or (deemed recognized) by the U.S. Holder on the sale or other taxable disposition of its ordinary shares or warrants; and
•	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;
•	the amount allocated to the taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to any taxable year prior to the first taxable year in which we are a PFIC, will be taxed as ordinary income;
•	the amount allocated to other taxable years, will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year.

In addition, if we are a PFIC, a distribution to a U.S. Holder that is characterized as a dividend and is not an excess distribution would not be eligible for the reduced rate of tax applicable to certain dividends paid before 2011 to non-corporate U.S. Holders, as discussed above. Furthermore, if we are a PFIC, a U.S. Holder who acquires our ordinary shares or warrants from a deceased U.S. Holder who dies before January 1, 2010 generally will be denied the step-up of U.S. federal income tax basis in such shares or warrants to their fair market value at the date of the deceased holder’s death. Instead, such U.S. Holder would have a tax basis in such securities equal to the deceased holder’s tax basis, if lower.

In general, a U.S. Holder may avoid the PFIC tax consequences described above in respect of our ordinary shares acquired as part of a unit in this offering by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election or, as described below, a mark-to-market election with respect to its warrants. As a result, if a U.S. Holder sells or otherwise disposes of a warrant (other than upon exercise of a warrant), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, as adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for the purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by reason of the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching an appropriately completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Upon request from a U.S. Holder, we will endeavor to provide to the U.S. Holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has elected the application of the QEF rules to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for the first tax year of the U.S. Holder’s holding period for our ordinary shares or a purge of the PFIC taint pursuant to a purging election), any gain recognized on the appreciation of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, a U.S. Holder that has made a QEF election is currently taxed on its pro rata share of our earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally will not be taxable as a dividend. The tax basis of a U.S. Holder’s shares will be increased by amounts that are included in income pursuant to the QEF election, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a PFIC with respect to which a QEF election was made.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC generally will apply for subsequent years to a U.S. Holder who held ordinary shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first tax year in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, however, will not be subject to the PFIC tax and interest charge rules (or the denial of basis step-up at death) discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for the tax years in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our tax years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder owns ordinary shares in a PFIC that is treated as marketable stock, the U.S. Holder may make a mark-to-market election. If the U.S. Holder makes a mark-to-market election for the first tax year in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission or on NASDAQ, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. While our ordinary shares will be initially listed and traded on NASDAQ, U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

If a U.S. Holder owns (or is deemed to own) shares during any year in a PFIC, such holder may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made).

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to their acquisition, ownership and disposition of our ordinary shares and warrants under their particular circumstances.

Non-U.S. Holders

Dividends paid to a Non-U.S. Holder in respect to its ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the U.S.).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the U.S.) or the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from U.S. sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the U.S.) generally will be subject to tax in the same manner as for a U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes will apply to distributions made on our ordinary shares within the U.S. to a non-corporate U.S. Holder and to the proceeds from sales and other dispositions of our ordinary shares or warrants to or through a U.S. office of a broker by a non-corporate U.S. Holder. Payments made (and sales and other dispositions effected at an office) outside the U.S. will be subject to information reporting in limited circumstances.

In addition, backup withholding of U.S. federal income tax, currently at a rate of 28%, generally will apply to dividends paid on our ordinary shares to a non-corporate U.S. Holder and the proceeds from sales and other dispositions of shares or warrants by a non-corporate U.S. Holder, in each case who:

•	fails to provide an accurate taxpayer identification number;
•	is notified by the IRS that backup withholding is required; or
•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

NOTE ON ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated as a Cayman Islands exempted company with limited liability and our executive offices are located outside of the U.S. in Singapore. A majority of our directors and officers named in this prospectus reside outside the U.S. The proceeds we receive from this offering and the private placement will be held in U.S. Dollars and deposited in a trust account held outside of the U.S. at , and maintained by Continental Stock Transfer & Trust Company, as trustee, located in New York, New York. The trust account will be governed by an Investment Management Trust Agreement between us and Continental Stock Transfer & Trust Company, as trustee, which will be governed and construed and enforced in accordance with the laws of the State of New York. As a result, you may have difficulty serving legal process within the U.S. upon us or any of our directors and officers. You may also have difficulty enforcing, both in and outside the U.S., judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

We are incorporated in the Cayman Islands because of the following benefits found there:

•	political and economic stability;
•	an effective judicial system;
•	a favorable tax system;
•	the absence of exchange control or currency restrictions; and
•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. For instance, Cayman Islands has a less developed body of securities laws as compared to the U.S. and provides significantly less protection to investors. In addition, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the U.S., the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands, provided such judgment:

•	is given by a competent foreign court;
•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
•	is final;
•	is not in respect of taxes, a fine or a penalty; and
•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Chardan Capital Markets, LLC is acting as representative, co-manager (along with Macquarie Capital (USA) Inc.) and sole book runner, has agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Chardan Capital Markets, LLC
Macquarie Capital (USA) Inc.
Total	5,250,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The underwriters may deliver the prospectus via email, both as a PDF document and by a link to the SEC’s website and websites hosted by the underwriters and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representative to the underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

The address for Chardan Capital Markets, LLC is 17 State Street, Suite 1600, New York, NY 10004. The address for Macquarie Capital (USA) Inc. is 125 West 55th Street, New York, NY 10019.

Over-Allotment Option

We have also granted to the underwriters an option, exercisable during the 30-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 787,500 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above.

Compensation

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us.

	Per Unit	Without Over- allotment Option	With Over- allotment Option
Public offering price	$8.00	$42,000,000	$48,300,000
Discount and commissions(1)	0.20	$1,050,000	1,207,500
Deferred compensation(2)	0.28	$1,470,000	1,690,500
Underwriting non-accountable expense allowance(3)	0.08	420,000	420,000
Proceeds before expenses(4)	$7.44	$39,060,000	$44,982,000

(1)	Represents the underwriters’ compensation of 2.5% per unit. Does not include an additional 3.5% of the gross proceeds representing the deferred compensation below.
(2)	Represents the underwriters’ deferred compensation of 3.5% of the gross proceeds paid to underwriters only upon consummation of a business combination. The underwriters have agreed to forfeit their deferred underwriting compensation with respect to those units as to which the underlying shares are redeemed into cash by those shareholders who voted against the extended period and/or business combination, as the case may be, and exercised their redemption rights upon consummation of a business combination.

(3)	The 1.0% non-accountable expense allowance ($50,000 of which was been previously advanced) payable to the underwriters is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.
(4)	The offering expenses are estimated at $475,000.

The underwriters will initially offer the units to be sold in this offering directly to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $   per unit. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $   per unit on sales to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms, provided, however, upon execution of the underwriting agreement, there will be no changes to the price and terms of the sale between the underwriters and us. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.

Purchase Option and Insider Warrants

We have agreed to sell to the underwriters, for $100, an option to purchase up to a total of 262,500 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable for cash or on a cashless basis at $10.00 per unit commencing on the sixth month anniversary date of the date of this prospectus and expiring five years from the date of this prospectus. The option and the 262,500 units, the 262,500 ordinary shares and the 262,500 warrants underlying such units, and the 262,500 ordinary shares underlying such warrants, have been deemed to be underwriting compensation by the FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the FINRA Conduct Rules. The underwriters will neither sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 180 days from the effective date of this prospectus.

Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated during such 180-day period following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization or consolidation. However, the option exercise price or underlying units will not be adjusted for issuances of ordinary shares at a price below the option exercise price. The option may become worthless if there is not an effective registration statement at the time of exercise. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of 1933 of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than broker commissions which will be paid for by the holders themselves.

In addition, Chardan Capital Markets, LLC has agreed to purchase, in a private placement that will occur simultaneously with the consummation of this offering, 250,000 insider warrants at a purchase price of $0.80 per insider warrant. In the absence of an active trading market for our securities, the $0.80 purchase price for the insider warrants was determined jointly by the underwriters and us, after reviewing and discussing comparable transactions. No other financial or quantitative analyses were used in determining the purchase price. The insider warrants will be identical to the warrants offered in this offering, except as described in this prospectus. The purchase price of these insider warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. The purchase of insider warrants by the representative will result in an aggregate of $200,000 in net proceeds to us and will be deposited in the trust account.

The insider warrants and the ordinary shares underlying the insider warrants that the representative is purchasing have been deemed to be underwriting compensation by FINRA and are therefore subject to a 180 day lock-up pursuant to Rule 2710(g)(1) of the FINRA Conduct Rules. Chardan Capital Markets, LLC may not sell, transfer, assign, pledge, or hypothecate the insider warrants or the securities underlying the insider warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the insider warrants or the underlying securities for a period of 180 days from the effective date of this prospectus.

Additionally, the insider warrants purchased by the representative may not be (i) sold, transferred, assigned, pledged or hypothecated during such 180 day period following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, or (ii) subject to limited exceptions, sold or transferred until the consummation of our initial business combination.

We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $929,436, using an expected life of five years, volatility of 54.34%, and a risk-free rate of 3.44%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate calculated is a reasonable benchmark to use in estimating the expected volatility of our units. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we liquidate or dissolve and subsequently liquidate our trust account, the option will become worthless.

Regulatory Restrictions on Purchase of Securities

Pursuant to Regulation M promulgated under the Exchange Act, the distribution will end and this offering will be completed when all of the units, including any over-allotted units, have been distributed. Accordingly, the distribution of the units in this offering will be completed once all the units have been sold, there are no more selling efforts, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. Rules of the SEC may limit the ability of the underwriters to bid for or purchase units before the distribution of the units is completed. Because the underwriters have agreed that they may only exercise the over-allotment option to cover any short position that the underwriters may have, the exercise of the over-allotment option by the underwriters will not affect the completion of the distribution.

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

Stabilizing Transactions.  The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

Over-Allotments and Syndicate Coverage Transactions.  In connection with the offering, the underwriters may make short sales of the issuer’s shares and may purchase the issuer’s shares on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriters’ overallotment option to purchase additional shares in the offering. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. “Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our stock or preventing or retarding a decline in the market price of our stock. As a result, the price of our stock may be higher than the price that might otherwise exist in the open market.

Penalty Bids.  The representatives may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

These transactions may occur on the Over-the-Counter Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

For a period of no less than two years after the date of the prospectus, we have granted Chardan Capital Markets, LLC the right to have an observer present at all meetings of our board of directors until we consummate a business combination. The observer shall be entitled to attend meetings of the board (whether in person or via telephone, as applicable), receive all notices and other correspondence and communications sent by us to members of our board of directors, but will not have voting rights. In addition, in the event the company’s board meets in person and such observer attends such board meetings in person, such observer shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings. Chardan Capital Markets, LLC has not named its observer as of the date of this prospectus.

Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and any potential targets. We are not under any contractual obligation (oral or written) and have no agreement or understanding to engage any of the underwriters to provide any services for us after this offering, but if we do engage any of them in the future, we may pay one of the underwriters a finder’s fee or advisory fee for services that would be determined at that time in an arm’s length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid within 90 days following the date of this prospectus.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants issuable upon exercise of the units, include:

•	history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at an attractive value;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Foreign Regulatory Restrictions on Purchase of the Units

We have not taken any action to permit a public offering of the units outside the U.S. or to permit the possession or distribution of this prospectus outside the U.S. Persons outside the U.S. who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of units and the distribution of the prospectus outside the U.S.

Cayman Islands.  No offer or invitation to subscribe for units in this offering may be made to the public in the Cayman Islands.

European Economic Area.  In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer of our units described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to our units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our units may be made to the public in that Relevant Member State at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or
•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a Relevant Member State will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

Italy.  This offering of the units has not been cleared by Consob, the Italian Stock Exchanges regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no units may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the units be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the units or distribution of copies of this prospectus or any other document relating to the units in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Germany.  The offering of the units is not a public offering in the Federal Republic of Germany. The units may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaufspropsektgestz), as amended, and any other applicable German law. No application has been made under German law to publicly market the units in or out of the Federal Republic of Germany. The units are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The units will only be available to persons who, by profession, trade or business, buy or sell shares for their own or a third party’s account.

France.  The units offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorité des Marchés Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the units offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monétaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the shares offered by this prospectus may be effected only in compliance with the above mentioned regulations.

“Les actions offertes par ce document d’information ne peuvent pas être, directement ou indirectement, offertes ou vendues au public en France. Ce document d’information n’a pas été ou ne sera pas soumis au visa de l’Autorité des Marchés Financiers et ne peut être diffusé ou distribué au public en France. Les investisseurs en France ne peuvent acheter les actions offertes par ce document d’information que pour leur compte propre et conformément aux articles L. 411-1, L. 441-2 et L. 412-1 du Code Monétaire et Financier et du décret no. 98-880 du 1 octobre 1998, sous réserve qu’ils soient des investisseurs qualifiés au sens du décret susvisé. Chaque investisseur doit déclarer par écrit qu’il est un investisseur qualifié au sens du décret susvisé. Toute revente, directe ou indirecte, des actions offertes par ce document d’information au public ne peut être effectuée que conformément à la réglementation susmentionnée.”

Switzerland.  This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The units are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a public offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom.  In the United Kingdom, the units offered by this prospectus are directed to and will only be available for purchase to a person who is an exempt person as referred to at paragraph (c) below and who warrants, represents and agrees that: (a) it has not offered or sold, and will not offer or sell, any units offered by this prospectus to any person in the United Kingdom except in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of section 85 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”); and (b) it has complied and will comply with all applicable provisions of FSMA and the regulations made thereunder in respect of anything done by it in relation to the units offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it is a person who falls within the exemptions to Section 21 of the FSMA as set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“the Order”), being either an investment professional as described under Article 19 or any body corporate (which itself has or a group undertaking has a called up share capital or net assets of not less than £500,000 (if more than 20 members) or otherwise £5 million) or an unincorporated association or partnership (with net assets of not less than £5 million) or is a trustee of a high value trust or any person acting in the capacity of director, officer or employee of such entities as defined under Article 49(2)(a) to (d) of the Order, or a person to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated. The investment activity to which this document relates will only be available to and engaged in only with exempt persons referred to above. Persons who are not investment professionals and do not have professional experience in matters relating to investments or are not an exempt person as described above, should not review nor rely or act upon this document and should return this document immediately. It should be noted that this document is not a prospectus in the United Kingdom as defined in the Prospectus Regulations 2005 and has not been approved by the Financial Services Authority or any competent authority in the United Kingdom.

Israel.  The units offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The units may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the units or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the units being offered. Any resale, directly or indirectly, to the public of the units offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Sweden.  Neither this prospectus nor the units offered hereunder have been registered with or approved by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act (1991:980) (as amended), nor will such registration or approval be sought. Accordingly, this prospectus may not be made available nor may the units offered hereunder be marketed or offered for sale in Sweden other than in circumstances which are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act. This prospectus may not be distributed to the public in Sweden and a Swedish recipient of the prospectus may not in any way forward the prospectus to the public in Sweden.

Norway.  This prospectus has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 1997, as amended. This prospectus has not been approved or disapproved by, or registered with, either the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises. This prospectus may not, either directly or indirectly be distributed to Norwegian potential investors.

Denmark.  This prospectus has not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act No. 171 of 17 March 2005, as amended from time to time, or any Executive Orders issued on the basis thereof and has not been and will not be filed with or approved by the Danish Financial Supervisory Authority or any other public authority in Denmark. The offering of units will only be made to persons pursuant to one or more of the exemptions set out in Executive Order No. 306 of 28 April 2005 on Prospectuses for Securities Admitted for Listing or Trade on a Regulated Market and on the First Public Offer of Securities exceeding EUR 2,500,000 or Executive Order No. 307 of 28 April 2005 on Prospectuses for the First Public Offer of Certain Securities between EUR 100,000 and EUR 2,500,000, as applicable.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Maples and Calder. Grand Cayman, Cayman Islands. Ellenoff Grossman & Schole LLP, New York, New York, is acting as special U.S. securities counsel to us. Loeb & Loeb LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements as of February 4, 2008 and for the period then ended included in this prospectus and in the registration statement have been so included in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, (the report on the financial statements contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere herein and in the registration statement given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, as amended, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form F-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

INDAS GREEN ACQUISITION CORPORATION
(A Corporation in the Development Stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
IndAS Green Acquisition Corporation
Central, Singapore

We have audited the accompanying balance sheet of IndAS Green Acquisition Corporation, a corporation in the development stage (the “Company”) as of February 4, 2008, and the related statements of operations, shareholders’ equity and cash flows for the period from January 16, 2008 (inception) to February 4, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IndAS Green Acquisition Corporation as of February 4, 2008, and the results of its operations and its cash flows for the period from January 16, 2008 (inception) to February 4, 2008 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent upon obtaining adequate financial resources through a proposed public offering. As discussed in Note 2, this condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding this matter are described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP
New York, NY
February 28, 2008, except as to Notes 1, 3, 6 and 8 as to which the date is September 12, 2008

INDAS GREEN ACQUISITION CORPORATION
(A Corporation in the Development Stage)

BALANCE SHEET
February 4, 2008

ASSETS
Current assets:
Cash and cash equivalents	$135,699
Total current assets	135,699
Deferred offering costs (Note 4)	97,500
Total assets	$233,199
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$22,500
Accrued offering costs	35,000
Note payable to shareholder (Note 5)	174,975
Total current liabilities	232,475
Commitments (Note 6)
Shareholders’ equity (Note 7):
Preferred shares, par value $0.0001 per share, authorized 1,000,000 shares, none issued and outstanding	—
Ordinary shares, par value $0.0001 per share, authorized 20,000,000 shares, issued and outstanding 1,509,375 shares	151
Additional paid-in capital	24,849
Deficit accumulated during the development stage	(24,276)
Total shareholders’ equity	724
Total liabilities and shareholders’ equity	$233,199

See notes to financial statements.

INDAS GREEN ACQUISITION CORPORATION
(A Corporation in the Development Stage)

STATEMENT OF OPERATIONS
For the Period from January 16, 2008 (Inception) to February 4, 2008

Formation and operating costs	$24,280
Loss from operations	(24,280)
Interest income	4
Net loss	$(24,276)
Weighted average number of shares outstanding – basic and diluted	1,509,375
Net loss per share – basic and diluted	$(0.02)

See notes to financial statements.

INDAS GREEN ACQUISITION CORPORATION
(A Corporation in the Development Stage)

STATEMENT OF SHAREHOLDERS’ EQUITY
For the Period from January 16, 2008 (Inception) to February 4, 2008

	Ordinary Shares		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total Shareholders’ Equity
	Shares	Amount
Issuance of ordinary shares to existing shareholders	1,509,375	$151	$24,849	$—	$25,000
Net loss for the period	—	—	—	(24,276)	(24,276)
Balance at February 4, 2008	1,509,375	$151	$24,849	$(24,276)	$724

See notes to financial statements.

INDAS GREEN ACQUISITION CORPORATION
(A Corporation in the Development Stage)

STATEMENT OF CASH FLOWS
For the Period from January 16, 2008 (Inception) to February 4, 2008

Cash Flows from Operating Activities
Net loss	$(24,276)
Adjustments to reconcile net loss to net cash used in operating activities:
Accrued expenses	22,500
Net cash used in operating activities	(1,776)
Cash Flows from Financing Activities
Proceeds from issuance of ordinary shares to existing shareholders	25,000
Proceeds from note payable to shareholder	174,975
Payments of deferred offering costs	(62,500)
Net cash provided by financing activities	137,475
Net Increase in Cash and Cash Equivalents	135,699
Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$135,699
Supplementary disclosure of non-cash financing activities:
Accrued offering costs	$35,000

See notes to financial statements.

INDAS GREEN ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

IndAS Green Acquisition Corporation (the “Company”) is a blank check company incorporated under the laws of the Cayman Islands as an exempted company with limited liability on January 16, 2008 for the purpose of acquiring, engaging in a share capital exchange, share reconstruction or amalgamation with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with or which results in one or more operating businesses (a “Target Business”). The Company’s efforts in identifying a prospective target business will not be limited to a particular industry or to any geographic location, although the Company intends to focus its efforts initially on target businesses in the alternative energy, energy or environmental industries with operations in the Republic of India (“India”), or members of the Association of Southeast Asian Nations (“ASEAN Member Nations”).

At February 4, 2008, the Company had not yet commenced any operations. All activity through February 4, 2008 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 5,250,000 units (“Units”) which is discussed in Note 3 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with or which results in one or more operating businesses (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that $8.00 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its initial Business Combination or (ii) liquidation of the Company.

The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers and prospective target businesses execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements, nor is there any guarantee that, even if such entities execute such agreements, they will not seek recourse against the Trust Account or that a court would not conclude that such agreements are not legally enforceable. In order to protect the amounts held in the Trust Account, the Company’s sponsor has agreed to indemnify the Company for claims of any vendors, service providers, prospective target businesses or creditors that have not executed a waiver of amounts due to them. However, there can be no assurance that they will be able to satisfy those obligations. Furthermore, they will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective target business). The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $1,400,000 (plus up to an additional $400,000 if the Company’s proposal for an extended period is approved by the public shareholders) of interest earned on the Trust Account balance (after taxes payable) may be released to the Company to fund working capital requirements and additional amounts may be released to the Company as necessary to satisfy tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for shareholder approval. In the event that shareholders owning 40.0% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their redemption rights described below, the Business Combination will not be consummated. If the Company has entered into a definitive agreement before a date which is 24 months from the date of the Proposed Offering, but anticipates that it will not be able to consummate a Business Combination within 24 months from the date of the

INDAS GREEN ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations  – (continued)

Proposed Offering, the Company will seek shareholder approval to extend the period of time to consummate a Business Combination by an additional twelve months (the “Extended Period”). The Company’s shareholders prior to the Proposed Offering (“Existing Shareholders”), have agreed to vote their ordinary shares for the Extended Period and the Business Combination in accordance with a majority of all other shareholders of the Company (“Public Shareholders”). After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated or a vote on the Extended Period which is approved, any Public Shareholder who voted against the Business Combination or the Extended Period may demand that the Company redeem his, her or its shares. The per share redemption price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of ordinary shares held by Public Shareholders at the consummation of the Proposed Offering. Accordingly, Public Shareholders holding less than 40.0% of the aggregate number of shares sold in the Proposed Offering may seek redemption of their shares in the event of a consummated Business Combination or approval of the Extended Period. Such Public Shareholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares issued to the Existing Shareholders prior to the Proposed Offering.

The Company’s Memorandum and Articles of Association will be amended in connection with the Proposed Offering to provide that the Company will continue in existence only until 24 months or 36 months (if the Extended Period is approved) from the date of the Proposed Offering. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will voluntarily liquidate for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3).

Note 2 — Summary of Significant Accounting Policies and Going Concern Consideration

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars, the Company’s functional currency, and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Cash and Cash Equivalents

The Company considers all highly liquid investments having original maturities of three months or less to be cash and cash equivalents.

Concentration of Credit Risk

The Company maintains cash in a bank deposit account which, at times, may exceed federally insured (FDIC) limits. The Company has not experienced any losses on this account.

Income Taxes

The Company complies with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109 “Accounting for Income Taxes.” Deferred tax assets and liabilities, if any, are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

INDAS GREEN ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Going Concern Consideration  – (continued)

No income tax benefit has been made as Cayman Islands exempted-companies are currently not subject to income taxes within Cayman Islands.

Loss per Share

Basic earnings (loss) per share excludes dilution and is computed by dividing income (loss) available to ordinary shareholders by the weighted average ordinary shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares or resulted in the issuance of ordinary shares that then shared in the earnings of the entity. At February 4, 2008, there were no such potentially dilutive securities or other contracts. Therefore, basic and diluted loss per share were the same for the period from the date of inception (January 16, 2008) through February 4, 2008.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141(R)”). SFAS 141(R) retains the fundamental requirements of the original pronouncement requiring that the purchase method be used for all business combinations, but also provides revised guidance for recognizing and measuring identifiable assets and goodwill acquired and liabilities assumed arising from contingencies, the capitalization of in-process research and development at fair value, and the expensing of acquisition-related costs as incurred. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. In the event that the Company completes acquisitions subsequent to its adoption of SFAS 141 (R), the application of its provisions will likely have a material impact on the Company’s results of operations, although the Company is not currently able to estimate that impact.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 requires that ownership interests in subsidiaries held by parties other than the parent (previously referred to as minority interests), and the amount of consolidated net income, be clearly identified, labeled and presented in the consolidated financial statements. It also requires once a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. Sufficient disclosures are required to clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners as components of equity. It is effective for fiscal years beginning after December 15, 2008, and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements are applied prospectively. The Company does not expect the adoption of SFAS 160 to have a material impact on its financial condition or results of operations.

INDAS GREEN ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies and Going Concern Consideration  – (continued)

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Going Concern Consideration

As indicated in the accompanying financial statements, at February 4, 2008, the Company had a working capital deficit of $96,776. Furthermore, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing a Business Combination. Management’s plans to address this uncertainty through the Proposed Offering are discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Target Business combination acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue operations as a going concern.

Note 3 — Proposed Public Offering

The Company intends to offer for public sale up to 5,250,000 Units at a proposed offering price of $8.00 per Unit (plus up to an additional 787,500 Units solely to cover over-allotments, if any). Each Unit consists of one ordinary share and one Redeemable Ordinary Share Purchase Warrant (“Warrants”) to purchase one ordinary share. Each Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $5.00 commencing the later of the completion of a Business Combination and one year from the date of the prospectus of the Proposed Offering and expiring four years from the date of the prospectus. The Company may redeem the Warrants, at a price of $0.01 per Warrant upon 30 days’ notice while the Warrants are exercisable, only in the event that the last sale price of the ordinary shares is at least $10.00 per share for any 20 trading days within a 30 trading day period ending on three business days prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise.

Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the Proposed Offering underwriting discounts and commissions of $2,940,000 of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that $1,470,000 of the underwriting discounts and commissions will not be payable unless and until the Company completes a Business Combination and the underwriters have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination. The Company will also issue a unit purchase option, for $100, to the underwriters to purchase up to a total of 262,500 units at an exercise price $10.00 per unit. The units issuable upon exercise of this option are identical to the units offered in the Proposed Offering. The Company intends to account for the fair value of the unit purchase option, inclusive of the receipt of the $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to shareholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $929,436 ($3.54 per Unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriters is estimated as of the date of grant using the following assumptions: (1) expected volatility of 54.34%, (2) risk-free interest rate of 3.44% and (3) expected life of 5 years. The volatility calculation is based on the average volatility of comparable companies that have completed their public offerings in amounts ranging from $21,000,000 to $120,000,000, and have completed their initial business combination. Because the Company does not have a trading history, the Company needed to estimate the potential volatility of the unit price, which will depend upon a number of factors that cannot be

INDAS GREEN ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Proposed Public Offering  – (continued)

determined at this time. The Company used these comparable companies because it believes that the volatility of these companies is a reasonable benchmark in estimating the expected volatility for the units offered in the Proposed Offering. The option may not be sold, transferred, assigned, pledged or hypothecated during such 180 day period following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a share dividend, or the Company’s recapitalization, reorganization or consolidation. However, the option exercise price or underlying units will not be adjusted for issuances of ordinary shares at a price below the option exercise price. The options may become worthless if there is not an effective registration statement at the time of exercise.

No Warrants issued in connection with the Proposed Offering can be net-cash settled.

Note 4 — Deferred Offering Costs

Deferred offering costs consist of legal and other fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to shareholders’ equity upon the receipt of the capital raised or charged to operations if the Proposed Offering is not completed.

Note 5 — Note Payable to Shareholder

The Company issued one promissory note in a principal amount of $174,975 to its sponsor. The principal amount of the note may be increased up to $350,000 (in the aggregate) at the Company’s request. The note is unsecured, with annual interest equal to 7%, and is due on the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

Note 6 — Commitments

The Company presently utilizes office space provided by Value Insights, LLP, an affiliate of Ashish Wadhwani, its chief executive officer, secretary and director. The Company has agreed to pay Value Insights, LLP, a total of $7,500 per month for general and administrative services, including but not limited to receptionist, secretarial and general office services for a period commencing on the date of the Proposed Offering and shall continue until the earliest to occur of (i) the consummation of a Business Combination, (ii) 24 or 36 months, as applicable, from the date of the Proposed Offering and (iii) the date on which the Company ceases its corporate existence in accordance with its amended and restated memorandum and articles of association.

Pursuant to letter agreements which the Existing Shareholders entered into with the Company and the underwriters, the Existing Shareholders will waive their respective rights to participate in any liquidation as part of the Company’s plan of dissolution and liquidation with respect to those ordinary shares acquired by them prior to the Proposed Offering. They will participate in any liquidation distribution with respect to any ordinary shares acquired as part of the Proposed Offering or in the aftermarket.

Three of the Existing Shareholders, the Company’s sponsor and the representative of the underwriters have committed to purchase a total of 2,462,500 Warrants (“Insider Warrants”) at $0.80 per Warrant (for an aggregate purchase price of $1,970,000) privately from the Company. This purchase will take place immediately prior to the date of the Proposed Offering. All of the proceeds received from this purchase will be placed in the Trust Account. The Insider Warrants to be purchased by such purchasers will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that the Insider Warrants (i) will not be subject to redemption, (ii) may be exercised on a “cashless” basis, in each case if held by such holder or its permitted assigns and (iii) may not be sold, assigned or transferred until the consummation of a Business Combination. The holders of the Insider Warrants will not have any rights to any liquidation distributions with

INDAS GREEN ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 6 — Commitments  – (continued)

respect to the ordinary shares underlying such Insider Warrants in the event the Company fails to consummate a business combination, in which event the Insider Warrants will expire worthless.

The Company believes the purchase price of $0.80 per Insider Warrant will represent the fair value of such warrants on the date of purchase and, accordingly, no compensation expense will be recognized in respect to the issuance of Insider Warrants. The Company’s basis for concluding that the purchase price of the Insider Warrants approximates fair value is based on the trading prices of warrants issued in offerings of similarly-situated public companies. The Company reviewed the trading prices of seventeen structured blank check initial public offerings in which the issuer sold units similar to those being offered in the Proposed Offering. In each of these offerings, the units consisted of one share and one warrant at an offering price of $8.00 per unit, with an exercise price of $5.00 for the warrant. The Company believes that those issuers are comparable to the Company because they are structured blank check offerings seeking to complete a business combination, with the same offering structure, substantially similiar percentage held by management and placed in trust and approximately the same percentage of the unit purchase price held in the trust account. The Company believes that the warrants sold in its offering (and therefore the Insider Warrants) are comparable to the warrants sold in the initial public offerings of comparable issuers since they have the same exercise price, the units have the same offering price, the exercise price of the warrants as a percentage of the per unit amount in trust is approximately the same, the warrants are not exercisable at the time of issuance and the warrants will be worthless if the issuer does not complete a business combination. In addition, the Company notes that the median average trading prices of the warrants over a six month period, in the seventeen comparable offerings was $0.63. However, actual fair value and any compensation impact will be determined based on actual trading values of the Company’s warrants at the time they become separable. Consequently, actual results may deviate from the Company’s expectations.

The Existing Shareholders and the holders of the Insider Warrants (or underlying securities) will be entitled to registration rights with respect to their ordinary shares (or underlying securities) and Insider Warrants (or underlying securities) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The Existing Shareholders are entitled to demand that the Company register their ordinary shares at any time after the date on which these ordinary shares are released from escrow. The holders of the Insider Warrants (or underlying securities) are entitled to demand that the Company register these securities at any time after the date on which these Insider Warrants are released from escrow. In addition, the Existing Shareholders and holders of the Insider Warrants (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

The Company has also agreed to pay the fees to the underwriters in the Proposed Offering as described in Note 3 above.

Note 7 — Share Capital

Preferred Shares

The Company is authorized to issue 1,000,000 shares of preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. No shares of preferred shares were outstanding as of February 4, 2008.

Ordinary Shares

The Company is authorized to issue 20,000,000 shares of ordinary shares, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. In connection with the organization of the Company in January 2008, 1,581,250 ordinary shares were sold to the Existing Shareholders (see Note 8).

INDAS GREEN ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 8 — Subsequent Events

In June 2008, the Company’s then existing shareholders contributed to the Company, at no cost, an aggregate of 71,875 ordinary shares back to capital for cancellation. The existing shareholders currently hold an aggregate of 1,509,375 ordinary shares (up to 196,875 of which are subject to forfeiture by certain of our shareholders if the underwriters’ over-allotment option is not exercised in full). All references in the accompanying financial statements to the number of ordinary shares outstanding have been retroactively restated to reflect the June 2008 contribution of shares.

In September 2008, the Company's sponsor loaned an additional $100,000 to the Company under the promissory note described in footnote 5, thereby increasing the outstanding principal amount to $274,975.

Until [], 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$42,000,000

INDAS GREEN ACQUISITION CORPORATION

5,250,000 Units

PROSPECTUS

Chardan Capital Markets, LLC	Macquarie

, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our directors and officers for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following ordinary shares without registration under the Securities Act of 1933, as amended:

Name	Number of Shares	Relationship to Us
Mission NewEnergy Limited	1,162,219	Sponsor; affiliate of our President and a director
Value Insights, LLP	387,405	Affiliate of our CEO and a director
Nagarajan Balasubramanian	12,650	Chairman
Robert Lees	9,488	Director
Tyler Tibbetts	9,488	Director

Such ordinary shares were issued on January 25, 2008 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, as they were sold to “accredited investors” as defined in rule 501(a) of the Securities Act. The ordinary shares issued to the entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.0158 per share. No underwriting compensation was paid with respect to such sales. In June 2008, our then existing shareholders contributed back to our capital, at no cost to us, an aggregate of 71,875 ordinary shares, which were forfeited on a pro-rata basis by our then existing shareholders.

Mission, our sponsor, Value Insights, LLC, an affiliate of Mr. Wadhwani, our chief executive officer and Chardan Capital Markets, LLC, the representative of the underwriters and two of our existing shareholders, South Ferry # 2, LP and Platinum Value Arbitrage Fund, LP, have agreed to purchase an aggregate of 2,462,500 warrants from us at a purchase price of $0.80 per warrant in a private placement that will occur immediately prior to the date of this prospectus in a transaction pursuant to, and in accordance with, Regulation S and Regulation D under the Securities Act of 1933, as amended, respectively. The obligations to purchase the warrants were made pursuant to Subscription Agreements, dated as of September 2, 2008 (which are filed as Exhibits 10.6.1 and 10.6.2 to the Registration Statement on Form F-1). We have granted the holders of such warrants demand and “piggy-back” registration rights with respect to the 2,462,500 shares underlying the warrants at any time commencing on the date we announce that we have entered into a letter of intent with respect to a proposed business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, we may effect a stock dividend in such amount to maintain the existing shareholders’ collective ownership at 20% of our issued and outstanding ordinary shares upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our ordinary shares in such amount to maintain the existing shareholders allocated ownership at 20% of our issued and outstanding ordinary shares upon the consummation of this offering.

Item 8. Exhibits and Financial Statement Schedules.

See the Exhibit Index, which follows the signature page which is incorporated by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To incIude any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Memorandum and Articles of Association.*
3.2	Amended and Restated Memorandum and Articles of Association.
4.1	Specimen Unit Certificate.*
4.2	Specimen Ordinary Share Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
4.5	Form of Unit Option Purchase Agreement between the Registrant and the underwriters.*
5.1	Opinion of Maples and Calder.
5.2	Opinion of Ellenoff Grossman & Schole LLP.
10.1.1	Form of Letter Agreement among the Registrant, Chardan Capital Markets and Nagarajan Balasubramanian.*
10.1.2	Form of Letter Agreement among the Registrant, Chardan Capital Markets and Arvind Bansal.*
10.1.3	Form of Letter Agreement among the Registrant, Chardan Capital Markets and Ashish Wadhwani.*
10.1.4	Form of Letter Agreement among the Registrant, Chardan Capital Markets and Robert Lees.*
10.1.5	Form of Letter Agreement among the Registrant, Chardan Capital Markets and Tyler Tibbetts.*
10.1.6	Form of Letter Agreement among the Registrant, Chardan Capital Markets and Mission NewEnergy Limited.*
10.1.7	Form of Letter Agreement among the Registrant, Chardan Capital Markets and Value Insights, LLP.*
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.3	Form of Securities Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Securityholders.*
10.4	Form of Registration Rights Agreement among the Registrant and the Initial Securityholders.*
10.5	Lease/Office Services Agreement by and among the Registrant and Value Insight LLP.*
10.6.1	Amended and Restated Subscription Agreement between the Registrant, Mission NewEnergy Limited and Ashish Wadhwani.*
10.6.2	Subscription Agreement between the Registrant and Chardan Capital Markets LLC, South Ferry # 2, LP and Platinum Partners Value Artbitrage Fund, LP.*
10.7	Notes Payable Agreement in the amount of $350,000 dated January 30, 2008 issued in favor of Mission Biofuels Ltd.*
10.8	Right of First Refusal Agreement by and among Mission NewEnergy and the Registrant.*
23.1	Consent of BDO Seidman, LLP.
23.2	Consent of Maples and Calder (included in Exhibit 5.1).
23.3	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.2).
99.1	Business Conduct and Code of Ethics.*
99.2	Audit Committee Charter.*
99.3	Corporate Governance and Nominating Committee Charter.*

*	Previously filed

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the country of Singapore, on the 16th day of September, 2008.

INDAS GREEN ACQUISITION CORPORATION
By: /s/ Arvind Bansal Name: Arvind Bansal Title: President and Director (Principal Executive Officer)
By: /s/ Ashish Wadhwani Name: Ashish Wadhwani Title: Chief Executive Officer, Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
* Nagarajan Balasubramanian	Chairman	September 16, 2008
/s/ Arvind Bansal Arvind Bansal	President and Director [(Principal Executive Officer)]	September 16, 2008
/s/ Ashish Wadhwani Ashish Wadhwani	Chief Executive Officer, Secretary and Director [(Principal Financial and Accounting Officer)]	September 16, 2008
* Robert Lees	Director	September 16, 2008
* Tyler Tibbetts	Director	September 16, 2008
*By: /s/ Ashish Wadhwani Ashish Wadhwani As Attorney-in-fact